PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 18, 1997)

                                  PNC MORTGAGE
                                SECURITIES CORP.

                         DEPOSITOR AND MASTER SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-6
                                  $695,684,820
                                 (APPROXIMATE)
              PRINCIPAL AND/OR INTEREST PAYABLE ON THE 25TH DAY OF
                      EACH MONTH BEGINNING IN OCTOBER 1997
THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PNC MORTGAGE
     SECURITIES CORP. (THE "COMPANY"), PNC BANK, NATIONAL ASSOCIATION (THE
      "BANK") OR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING PNC BANK
         CORP. NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE
          LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF
                               THE UNITED STATES.

    The Mortgage Pass-Through Certificates, Series 1997-6 (the "CERTIFICATES"), will consist of the following four classes: (i) Class I-A and Class II-A (together, the "CLASS A CERTIFICATES" or the "OFFERED CERTIFICATES") and (ii) the Class I-R and Class II-R Certificates (the "RESIDUAL CERTIFICATES"). The Residual Certificates are not offered hereby. The approximate initial Class Principal Balances of the Class I-A and Class II-A Certificates will be $285,686,562 and $409,998,258, respectively. It is a condition to the issuance of the Certificates that the Offered Certificates each be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S"). See "Certificate Ratings" herein.

    On or before the date of the issuance of the Offered Certificates, there will be obtained from MBIA Insurance Corporation (the "CERTIFICATE INSURER") a certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY") which will, subject to its terms, guarantee payments due on the Offered Certificates to the extent described herein and will guarantee the Bank's obligation to pay the full purchase price to any holder of an Offered Certificate who exercises the Put Option or is subject to the Clean-Up Option. See "Credit Enhancements -- The Certificate Insurance Policy and the Certificate Insurer" herein.

                                     [LOGO]

                                                              PRICE TO             UNDERWRITING        PROCEEDS TO COMPANY
                                                             PUBLIC (1)            DISCOUNT (2)              (1)(3)
                                                        ---------------------  ---------------------  ---------------------
Class I-A Certificates................................        99.9875%                 0.25%                99.7375%
Class II-A Certificates...............................        99.9748%                 0.25%                99.7248%
Total.................................................      $695,545,790            $1,739,212            $693,806,578

----------
(1) Plus accrued interest at the Class I-A or Class II-A Remittance Rate, as applicable, from September 1, 1997.

(2) The Company has agreed to indemnify Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and PNC Capital Markets, Inc. (the "UNDERWRITERS") against certain liabilities, including liabilities under the Securities Act of 1933. Certain expenses of the Underwriters incurred in connection with this offering will be paid for by the Bank.

(3) Before deduction of expenses estimated to be $615,000.

    SEE "RISK FACTORS" IMMEDIATELY FOLLOWING "SUMMARY INFORMATION" HEREIN AND IMMEDIATELY FOLLOWING "SUMMARY OF PROSPECTUS" IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.
                                ---------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY
      SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

    The Offered Certificates are offered by the Underwriters, as specified herein, subject to receipt and acceptance by them, and subject to their right to reject any order in whole or in part and to certain other conditions. It is expected that delivery of the Offered Certificates will be made in New York, New York, through the facilities of The Depository Trust Company, on or about September 25, 1997. (Additional cover page information is contained on the following two pages.)

GOLDMAN, SACHS & CO.

                    DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION

                                        PNC CAPITAL MARKETS, INC.
                               ------------------

          The date of this Prospectus Supplement is September 18, 1997

(CONTINUED FROM PREVIOUS PAGE.)

    The approximate initial Class Principal Balances of the Class I-A and Class II-A Certificates will be $285,686,562 and $409,998,258, respectively. Interest and principal will be passed through on the 25th day of each month or, if such 25th day is not a business day, on the immediately succeeding business day (each, a "DISTRIBUTION DATE") commencing October 27, 1997. The Offered Certificates will accrue interest during the preceding calendar month at an annual rate (the "REMITTANCE RATE") for each Class of Offered Certificates on its respective Class Principal Balance. The Remittance Rate for each Class of Class A Certificates with respect to any Distribution Date will equal (i) on or prior to the applicable Put Date (as defined herein), the lesser of (x) the Target Rate for such Class of Certificates and (y) the sum of (a) the weighted average (by principal balance) of the Pass-Through Rates on the Mortgage Loans in the related Loan Group (as defined herein) for such Distribution Date, (b) twelve times the ratio, expressed as a percentage, of the Excess Interest (as defined herein), if any, received from the other Loan Group, divided by the Class Principal Balance of such Class of Certificates (such percentage deemed to be zero after the Distribution Date in July 2000) and (c) twelve times the ratio, expressed as a percentage, of the applicable Yield Supplement Amount (as defined herein), divided by the Class Principal Balance of such Class of Certificates; and (ii) after the applicable Put Date, the weighted average (by principal balance) of the Pass-Through Rates on the Mortgage Loans in the related Loan Group for such Distribution Date (which will equal the weighted average Mortgage Interest Rate of such Mortgage Loans less 1.750%). The "TARGET RATE" will be 6.490% for the Class I-A Certificates and 6.600% for the Class II-A Certificates. The "PASS-THROUGH RATE" of a Mortgage Loan for any Distribution Date will be the Mortgage Interest Rate thereon as of the first day of the month preceding the month of such Distribution Date less the sum of the related (a) Servicing Fee, (b) Master Servicing Fee, (c) Supplemental Fee which will be payable on any Distribution Date after the applicable Put Date and (d) Premium Payment Rate with respect to the Certificate Insurance Policy (each, as defined herein). As of the Cut-Off Date, the weighted average Pass-Through Rate of the Mortgage Loans in Group I will be approximately 7.028% per annum, and in Group II will be approximately 7.056% per annum.

    During the 30 day period ending on the second Distribution Date preceding the Distribution Date in July, 2000, with respect to Loan Group I, and in October, 2001, with respect to Loan Group II, (each, a "PUT DATE"), each Certificateholder of the related Class of Offered Certificates will have the option to require the Bank to purchase such Certificateholder's Certificates of the related Class (the "PUT OPTION"). If the Put Option is exercised with respect to more than 90% of the outstanding Class Principal Balance of a Class of Offered Certificates, the Bank will have the option to purchase on the same terms all of the outstanding Certificates of such Class, including Certificates with respect to which the applicable Certificateholder has not exercised the Put Option (the "CLEAN-UP OPTION"). The purchase price for any Certificate for which the related Certificateholder has exercised the Put Option or the Bank has exercised the Clean-Up Option will be the sum of the outstanding Certificate Principal Balance on the Put Date (after giving effect to distributions otherwise made on such date) plus accrued and unpaid interest thereon at the applicable Remittance Rate up to the Put Date. See "Description of the Certificates -- Put Option and Clean-Up Option" herein.

    The Certificates will evidence all the beneficial ownership interest in a trust (the "TRUST") established by the Company, the assets of which will consist of a pool (the "MORTGAGE POOL")of conventional, adjustable-rate one- to four-family residential mortgage loans with original terms to maturity of not more than 30 years and initial fixed-interest rate periods of five years (the "MORTGAGE LOANS") deposited and master serviced by the Company, two Reserve Funds (as defined herein), a Yield Supplement Account (as defined herein), a certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY") issued by MBIA Insurance Corporation (the "CERTIFICATE INSURER") which, subject to its terms, will insure the receipt of certain interest and principal distributions to be made with respect to the Certificates with respect to each Distribution Date, in each case to the extent not covered by the applicable Reserve Fund (subject to certain limitations as specified herein), and certain other assets, as described herein.

    As described herein, two separate REMIC elections will be made in connection with the Trust for federal income tax purposes. Each Class of Offered Certificates will represent ownership of REMIC "regular interests" in the related REMIC and each Class of Residual Certificates will represent ownership of the REMIC "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(CONTINUED FROM PREVIOUS PAGE.)

    The Mortgage Pool (as described herein) consists of two groups of Mortgage Loans ("LOAN GROUP I" and "LOAN GROUP II", and each a "LOAN GROUP"). The Mortgage Loans in Loan Group I are sometimes referred to as the "GROUP I LOANS" and the Mortgage Loans in Loan Group II are sometimes referred to as the "GROUP II LOANS". Distributions of interest and principal on the Class I-A Certificates and the Class II-A Certificates will be based on interest and principal received or advanced with respect to the Group I Loans and Group II Loans, respectively, any amounts received with respect to the Certificate Insurance Policy and amounts withdrawn from the related Reserve Funds (collectively, the "CREDIT ENHANCEMENTS"), Excess Interest from the unrelated Loan Group and amounts withdrawn from the Yield Supplement Account.

    The Certificates evidence interests only in the Trust and are payable solely from amounts received with respect thereto.

    The Company has the right to effect early retirement of the Certificates under certain circumstances. See "Description of the Certificates -- Optional Termination" herein.

    For a discussion of the potentially significant impact on the Remittance Rates upon the commencement of the adjustments to the Mortgage Interest Rates and the imposition of the Supplemental Fee, see "Risk Factors" and "Yield and Prepayment Considerations" herein.

    The yield to maturity on the Offered Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Loan Group. See "Risk Factors -- General" herein.

    The Offered Certificates are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof.

    There is at present no market for any Class of Offered Certificates and there can be no assurance that a secondary market for any Class of Offered Certificates will develop or, if it does develop, that it will provide Certificateholders of such Class with liquidity of investment or will continue for the life of such Class of Offered Certificates.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION".

    The Offered Certificates offered by this Supplement constitute a separate Series of Certificates being offered by the Company from time to time pursuant to the Prospectus dated September 18, 1997 of which this Supplement is a part and which accompanies this Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Supplement in full.

    UNTIL THE EXPIRATION OF 90 DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS SUPPLEMENT IS REQUIRED BY LAW TO BE DELIVERED, THIS SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
SUMMARY INFORMATION.......................................................................................        S-5

RISK FACTORS..............................................................................................       S-22
  General.................................................................................................       S-22
  Adjustments of the Mortgage Interest Rates on the Mortgage Loans........................................       S-23
  Supplemental Fee........................................................................................       S-23
  Put Option and Clean-Up Option..........................................................................       S-23
  Book-Entry System.......................................................................................       S-24

THE TRUST.................................................................................................       S-24

DESCRIPTION OF THE MORTGAGE POOL..........................................................................       S-25
  Loan Group I............................................................................................       S-26
  Loan Group II...........................................................................................       S-27
  Index...................................................................................................       S-28
  Additional Information..................................................................................       S-29

DESCRIPTION OF THE CERTIFICATES...........................................................................       S-29
  General.................................................................................................       S-29
  Book-Entry Registration.................................................................................       S-30
  Definitive Certificates.................................................................................       S-31
  Distributions of Interest...............................................................................       S-32
  Distributions of Principal..............................................................................       S-34
  The Residual Certificates...............................................................................       S-36
  Advances................................................................................................       S-36
  Available Distribution Amount...........................................................................       S-36
  Last Scheduled Distribution Date........................................................................       S-37
  Put Option and Clean-Up Option..........................................................................       S-38
  Optional Termination....................................................................................       S-39
  Servicing Compensation and Payment of Expenses..........................................................       S-39

YIELD AND PREPAYMENT CONSIDERATIONS.......................................................................       S-40
  General.................................................................................................       S-40
  Principal Prepayments and Compensating Interest.........................................................       S-41
  Rate of Payments........................................................................................       S-42
  Prepayment Assumption...................................................................................       S-42
  Additional Information..................................................................................       S-44

CREDIT ENHANCEMENTS.......................................................................................       S-44
  The Certificate Insurance Policy and the Certificate Insurer............................................       S-44
  Reserve Funds...........................................................................................       S-49

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................................       S-50

CERTAIN LEGAL INVESTMENT ASPECTS..........................................................................       S-52

ERISA CONSIDERATIONS......................................................................................       S-53
  Underwriter's PTE.......................................................................................       S-53
  Prohibited Transaction Class Exemption 83-1.............................................................       S-54

METHOD OF DISTRIBUTION....................................................................................       S-54

LEGAL MATTERS.............................................................................................       S-55

CERTIFICATE RATINGS.......................................................................................       S-55

EXPERTS...................................................................................................       S-55

Appendix A................................................................................................       S-56

                              SUMMARY INFORMATION

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS.

Title of Securities....................  Mortgage Pass-Through Certificates, Series 1997-6
                                         (the "CERTIFICATES")

Depositor and Master Servicer..........  PNC Mortgage Securities Corp.

Trustee................................  U.S. Bank National Association

Cut-Off Date...........................  September 1, 1997

Closing Date...........................  On or about September 25, 1997

Offered Certificates...................  The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of the
                                         Cut-Off Date, among the Depositor and Master
                                         Servicer, PNC Bank, National Association (the
                                         "BANK") and the Trustee (the "POOLING AGREEMENT").
                                         The approximate initial Class Principal Balance of
                                         the Class I-A and Class II-A Certificates will be
                                         $285,686,562 and $409,998,258, respectively.

Non-Offered Certificates...............  The Class I-R and Class II-R (the "RESIDUAL
                                         CERTIFICATES") will also be issued pursuant to the
                                         Pooling Agreement and each such Class will
                                         represent ownership of a "residual interest" in a
                                         REMIC. On each Distribution Date, each Class of
                                         Residual Certificates is entitled to receive
                                         payments in respect of Excess Interest (as defined
                                         herein) from the related Loan Group to the extent
                                         not required to be distributed as described in the
                                         fifth paragraph of "Description of the Certificates
                                         -- Distributions of Interest" herein. Payments in
                                         respect of the Excess Interest to the related Class
                                         of Residual Certificates and distributions of the
                                         Interest Distribution Amount (as defined herein) to
                                         the related Class A Certificates will be made on an
                                         equal priority, any shortfall to be allocated pro
                                         rata based on such amounts without giving effect to
                                         any shortfall.

The Mortgage Loans.....................  Each Mortgage Loan will be a conventional Mortgage
                                         Loan evidenced by a Mortgage Note. Each such
                                         Mortgage Note will have an original term to
                                         maturity of generally not more than 30 years, a
                                         fixed Mortgage Interest Rate (a "FIXED RATE")
                                         during the initial five years of the Mortgage Loan
                                         and a Monthly Payment which will amortize the
                                         principal balance of the Mortgage Loan over its
                                         term to maturity. Each Mortgage Note will provide
                                         for annual adjustments to the Mortgage Interest
                                         Rate thereon after the initial Fixed Rate period.

                                         The Mortgage Interest Rate on each Mortgage Loan
                                         will adjust annually commencing on the Due Date (as
                                         defined below) immediately prior to the fifth
                                         anniversary of the first Due Date and thereafter on
                                         each anniversary of the Due Date on which such
                                         adjustment occurred (each, an "ADJUSTMENT DATE").
                                         On each Adjustment Date, the Mortgage Interest Rate
                                         will adjust to the sum of the Index (as defined
                                         herein) and the fixed percentage specified in the
                                         applicable Mortgage Note (the "GROSS MARGIN"),
                                         rounded to the nearest one-eighth of one percent,
                                         subject to the limitation that with respect to each
                                         Adjustment Date after the initial Adjustment Date,
                                         the Mortgage Interest Rate after such adjustment
                                         may not vary from the Mortgage Interest Rate in
                                         effect prior to such adjustment by more than two
                                         percentage points (the "PERIODIC CAP"). In
                                         addition, adjustments to the Mortgage Interest Rate
                                         for each Mortgage Loan are subject to a lifetime
                                         maximum interest rate (a "RATE CEILING"). None of
                                         the Mortgage Loans specify a lifetime minimum
                                         interest rate (a "RATE FLOOR"). Consequently, the
                                         minimum Mortgage Interest Rate for each Mortgage
                                         Loan will be the Gross Margin for such Mortgage
                                         Loan. Each Mortgage Loan is not assumable during
                                         the five-year fixed rate period; however, each
                                         Mortgage Loan is assumable after its initial
                                         Adjustment Date. On the first Due Date following
                                         each Adjustment Date, the Monthly Payment for the
                                         Mortgage Loan will be adjusted, if necessary, to an
                                         amount that will fully amortize such Mortgage Loan
                                         at the adjusted Mortgage Interest Rate over its
                                         remaining scheduled term to maturity. All of the
                                         Mortgage Loans were purchased by the Company from
                                         the Bank.

Index..................................  The weekly average yield on United States Treasury
                                         Securities adjusted to a constant maturity of one
                                         year, as made available by the Federal Reserve
                                         Board, published in the Federal Reserve Statistical
                                         Release H.15(519), most recently available as of
                                         the date 45 days before each Adjustment Date.

The Mortgage Pool......................  The Mortgage Pool consists of two groups of
                                         Mortgage Loans ("LOAN GROUP I" and "LOAN GROUP II",
                                         and each, a "LOAN GROUP").

                                         GROUP I LOANS.  The Group I Loans consist of
                                         approximately 1062 Mortgage Loans with an aggregate
                                         principal balance as of the Cut-Off Date of
                                         approximately $285,686,562. The Group I Loans had
                                         individual principal balances at origination of at
                                         least $20,050 but not more than $988,000, with an
                                         average principal balance at origination of
                                         approximately $275,502. The Group I Loans have
                                         terms to maturity of not more than 30 years, with a

                                         weighted average remaining term to maturity of
                                         approximately 343 months as of the Cut-Off Date.
                                         The initial Adjustment Dates for the Group I Loans
                                         are on various dates beginning July 1, 2000.

                                         GROUP II LOANS.  The Group II Loans consist of
                                         approximately 1321 Mortgage Loans with an aggregate
                                         principal balance as of the Cut-off Date of
                                         approximately $409,998,258. The Group II Loans had
                                         individual principal balances at origination of at
                                         least $37,900 but not more than $985,000, with an
                                         average principal balance at origination of
                                         approximately $313,783. The Group II Loans have
                                         terms to maturity of not more than 30 years, with a
                                         weighted average remaining term to maturity of
                                         approximately 352 months as of the Cut-Off Date.
                                         The initial Adjustment Dates for the Group II Loans
                                         are on various dates beginning October 1, 2001.

                                         For a further description of the Mortgage Loans,
                                         see "Description of the Mortgage Pool" herein.

Group Adjustment Date..................  The Group I Adjustment Date will be July 1, 2000 and the Group II Adjustment Date will be October 1,
                                         2001. Such dates reflect the first date on which a
                                         Mortgage Loan in such Loan Group (as of the Cut-Off
                                         Date) is scheduled to have its Mortgage Interest
                                         Rate adjusted and is referred to herein as the
                                         "GROUP ADJUSTMENT DATE".

Supplemental Fee.......................  On each Distribution Date following each Put Date
                                         (as defined herein), a Supplemental Fee will be
                                         imposed with respect to each Mortgage Loan in the
                                         related Loan Group. This Supplemental Fee will
                                         equal 1.335% on each Mortgage Loan in Loan Group I
                                         and 1.345% on each Mortgage Loan in Loan Group II
                                         and will be in addition to the Servicing Fee,
                                         Master Servicing Fee and Premium Payment Rate. The
                                         imposition of the Supplemental Fee on the Mortgage
                                         Loans in a Loan Group following the applicable Put
                                         Date will significantly lower the Remittance Rate
                                         on the related Class of Offered Certificates. The
                                         Supplemental Fee will be payable to the Bank.

Initial Aggregate Certificate Principal
  Balance of the Offered
  Certificates.........................  $695,684,820 (approximate, subject to an upward or downward variance of no more than 5%).

Mortgage Pool Initial Pass-Through
  Rate.................................  7.044% (approximate).

Loan Group I Initial Pass-Through
  Rate.................................  7.028% (approximate).

Loan Group II Initial Pass-Through
  Rate.................................  7.056% (approximate).

The Trust..............................  The assets of the Trust will consist of a pool (the
                                         "MORTGAGE POOL") of Mortgage Loans with original
                                         terms to maturity of not more than 30 years, with
                                         an aggregate outstanding principal balance as of
                                         the Cut-Off Date of

                                         approximately $695,684,820. The Trust will also
                                         contain (i) certain insurance policies related to
                                         the Mortgage Loans, (ii) any property which secured
                                         a Mortgage Loan and which is acquired by
                                         foreclosure, by deed in lieu of foreclosure or
                                         otherwise after the Cut-Off Date, (iii) amounts
                                         held in the Certificate Account, (iv) the
                                         Certificate Insurance Policy, (v) the Reserve
                                         Funds, (vi) the Yield Supplement Account and (vii)
                                         certain other assets. See "The Trust" herein.

Book-Entry Registration................  Except in certain limited circumstances as described herein, the Offered Certificates
                                         generally will be available only in book-entry form
                                         through the facilities of The Depository Trust
                                         Company ("DTC"). See "Description of the
                                         Certificates -- Book-Entry Registration" herein.

Interest...............................  With respect to each Class of Offered Certificates, interest will be passed through monthly on each
                                         Distribution Date, commencing in October 1997. With
                                         respect to each Distribution Date, an amount of
                                         interest will accrue on each Class of Offered
                                         Certificates generally equal to 1/12th of the
                                         applicable Remittance Rate for such Class
                                         multiplied by the related Class Principal Balance.
                                         Interest to be distributed on a Class of Offered
                                         Certificates on any Distribution Date (the
                                         "INTEREST DISTRIBUTION AMOUNT") will consist of
                                         interest accrued during the preceding calendar
                                         month, as described above, and the portion of the
                                         Interest Distribution Amount remaining unpaid from
                                         the preceding Distribution Date less the sum, with
                                         respect to any Mortgage Loan in the related Loan
                                         Group, of (i) the portion allocated to such Class
                                         of any shortfalls in interest collections resulting
                                         from the timing of Curtailments and Payoffs not
                                         otherwise covered by Compensating Interest, (ii)
                                         the portion allocated to such Class of any interest
                                         shortfalls related to the Soldiers' and Sailors'
                                         Civil Relief Act of 1940, as amended (the "RELIEF
                                         ACT") and (iii) the portion allocated to such Class
                                         of the amounts which would otherwise be
                                         Compensating Interest but for the Master Servicer's
                                         failure to remit such amounts to the Certificate
                                         Account. The Interest Distribution Amount for a
                                         Class of Offered Certificates will be paid from the
                                         Available Distribution Amount (as defined herein)
                                         for the related Loan Group, together with Excess
                                         Interest from the other Loan Group and the Yield
                                         Supplement Amount applicable to such Loan Group.
                                         Except as described below, to the extent that such
                                         amounts are insufficient to pay the amount of the
                                         Interest Distribution Amount to which such Class of
                                         Offered Certificates is entitled, such
                                         insufficiency will (i) first, be withdrawn from the
                                         applicable Reserve Fund and distributed to such
                                         Class of Offered Certificates until the amount on
                                         deposit in such Reserve Fund has been reduced to
                                         zero and (ii) second, subject to

                                         the terms of the Certificate Insurance Policy, be
                                         covered by payments under the Certificate Insurance
                                         Policy. Any failure of the Master Servicer to remit
                                         Compensating Interest and shortfalls in interest
                                         collections resulting from the timing of
                                         Curtailments and Payoffs and due to the Relief Act
                                         will not be covered by the Reserve Funds or the
                                         Certificate Insurance Policy. See "Credit
                                         Enhancements" herein.

                                         The Remittance Rate for each Class of Class A
                                         Certificates with respect to any Distribution Date
                                         will equal (i) on or prior to the applicable Put
                                         Date, the lesser of (x) the Target Rate for such
                                         Class of Certificates and (y) the sum of (a) the
                                         weighted average (by principal balance) of the
                                         Pass-Through Rates on the Mortgage Loans in the
                                         related Loan Group for such Distribution Date, (b)
                                         twelve times the ratio, expressed as a percentage,
                                         of the Excess Interest, if any, received from the
                                         other Loan Group, divided by the Class Principal
                                         Balance of such Class of Certificates (such
                                         percentage deemed to be zero after the Distribution
                                         Date in July 2000) and (c) twelve times the ratio,
                                         expressed as a percentage, of the applicable Yield
                                         Supplement Amount, divided by the Class Principal
                                         Balance of such Class of Certificates; and (ii)
                                         after the applicable Put Date, the weighted average
                                         (by principal balance) of the Pass-Through Rates on
                                         the Mortgage Loans in the related Loan Group for
                                         such Distribution Date (which will equal the
                                         weighted average Mortgage Interest Rate of such
                                         Mortgage Loans less 1.750%). The "TARGET RATE" will
                                         be 6.490% for the Class I-A Certificates and 6.600%
                                         for the Class II-A Certificates. The "PASS-THROUGH
                                         RATE" of a Mortgage Loan for any Distribution Date
                                         will be the Mortgage Interest Rate thereon as of
                                         the first day of the month preceding the month of
                                         such Distribution Date less the sum of the related
                                         (a) Servicing Fee, (b) Master Servicing Fee, (c)
                                         Supplemental Fee which will be payable on any
                                         Distribution Date after the applicable Put Date and
                                         (d) Premium Payment Rate (collectively, the "GROSS
                                         FEES"). The Gross Fees with respect to each
                                         Mortgage Loan in Loan Group I will equal 0.415% for
                                         any Distribution Date on or prior to the applicable
                                         Put Date, and 1.750% thereafter. The Gross Fees
                                         with respect to each Mortgage Loan in Loan Group II
                                         will equal 0.405% for any Distribution Date on or
                                         prior to the applicable Put Date, and 1.750%
                                         thereafter. The "EXCESS INTEREST" for each Loan
                                         Group will equal on any Distribution Date the
                                         excess, if any, of the interest due in respect of
                                         the Mortgage Loans in the related Loan Group on the
                                         Due Date in the month of such Distribution Date
                                         (net of the sum of the Gross Fees and the related
                                         Residual Allocable

                                         Share (as defined below) of (i) any shortfalls in
                                         interest collections resulting from the timing of
                                         Curtailments and Payoffs not otherwise covered by
                                         Compensating Interest, (ii) any interest shortfalls
                                         related to the Relief Act and (iii) any failure of
                                         the Master Servicer to remit amounts which would
                                         otherwise constitute Compensating Interest) over
                                         the interest payable on the related Class A
                                         Certificates at the applicable Target Rate on such
                                         Distribution Date. The "RESIDUAL ALLOCABLE SHARE"
                                         for each Class of Residual Certificates on any
                                         Distribution Date will equal a fraction, the
                                         numerator of which is the excess, if any, of (i)
                                         the weighted average Pass-Through Rate of the
                                         Mortgage Loans in the related Loan Group for such
                                         Distribution Date over (ii) the Target Rate for
                                         such Loan Group, and the denominator of which is
                                         the weighted average Pass-Through Rate of the
                                         Mortgage Loans in such Loan Group for such
                                         Distribution Date. The "INTEREST SHORTFALL" for
                                         each Loan Group will equal on any Distribution Date
                                         the excess, if any, of interest payable on the
                                         related Class A Certificates at the applicable
                                         Target Rate on such Distribution Date over the
                                         interest due in respect of the Mortgage Loans in
                                         the related Loan Group on the Due Date in the month
                                         of such Distribution Date (net of Gross Fees). The
                                         Excess Interest, the Residual Allocable Share, the
                                         Yield Supplement Amount and the Interest Shortfall
                                         for a Loan Group will each be deemed to be zero for
                                         any Distribution Date after the applicable Put
                                         Date. The "YIELD SUPPLEMENT AMOUNT" for each Loan
                                         Group will equal on any Distribution Date the
                                         following: (i) if there is no Interest Shortfall
                                         for that Loan Group, zero; (ii) if there is an
                                         Interest Shortfall only for that Loan Group, the
                                         lesser of (a) the amount of such Interest Shortfall
                                         less the Excess Interest received from the other
                                         Loan Group and (b) the amount on deposit in the
                                         Yield Supplement Account; and (iii) if there are
                                         Interest Shortfalls for both Loan Groups, the
                                         amount of the Interest Shortfall with respect to
                                         such Loan Group up to such Loan Group's pro rata
                                         share (by amount of Interest Shortfall) of the
                                         amount in the Yield Supplement Account.

                                         On each Distribution Date, the Excess Interest for
                                         a Loan Group will be distributed (i) first, to the
                                         Class A Certificates related to the other Loan
                                         Group up to the amount of the Interest Shortfall
                                         for such other Loan Group; (ii) second, to the
                                         Yield Supplement Account until it reaches the
                                         Required Account Level; and (iii) third, to the
                                         applicable Class of Residual Certificates;
                                         PROVIDED, however, that if there is Excess Interest
                                         for both Loan Groups, then Excess Interest from
                                         each Loan Group will be contributed pro rata (by
                                         the amount of Excess Interest)

                                         to the Yield Supplement Account until the Required
                                         Account Level is reached, with any remaining
                                         amounts of Excess Interest distributed to the
                                         applicable Class of Residual Certificates. The
                                         "REQUIRED ACCOUNT LEVEL" on each Distribution Date
                                         will be $50,000.

                                         The Class I-A and Class II-A Certificates will have
                                         the benefit of a single Yield Supplement Account
                                         maintained by the Trustee in order to compensate
                                         for Interest Shortfalls. On any Distribution Date,
                                         (i) if there is Excess Interest for both Loan
                                         Groups, then such Excess Interest will be deposited
                                         pro rata (by amount of Excess Interest) into the
                                         Yield Supplement Account until the amount on
                                         deposit reaches the Required Account Level and (ii)
                                         if there is Excess Interest in one Loan Group which
                                         is greater than the Interest Shortfall for the
                                         other Loan Group, then such excess will be
                                         deposited into the Yield Supplement Account until
                                         the amount on deposit reaches the Required Account
                                         Level. On any Distribution Date, the Yield
                                         Supplement Amount for each Loan Group, if any, will
                                         be withdrawn from the Yield Supplement Account and
                                         distributed to the related Class A Certificates as
                                         described above. On the Distribution Date following
                                         the Group II Adjustment Date, the remaining funds
                                         in the Yield Supplement Account will be distributed
                                         to the holders of the Class I-R and Class II-R
                                         Certificates, and no further amounts will be
                                         deposited therein.

                                         See "Description of the Certificates --
                                         Distributions of Interest" herein.

Compensating Interest..................  Subject to the limitations described in this
                                         Prospectus Supplement under "Yield and Prepayment
                                         Considerations", the Master Servicer is obligated
                                         to remit to the Certificate Account for each Loan
                                         Group on each Distribution Date an amount equal to
                                         the lesser of (a) any shortfall for the related
                                         month in interest collections resulting from the
                                         timing of Payoffs made from the 15th day of the
                                         calendar month preceding such Distribution Date to
                                         the last day of such month on the Mortgage Loans in
                                         such Loan Group and (b) the aggregate monthly
                                         Master Servicing Fee for such Loan Group, any
                                         reinvestment income realized by the Master Servicer
                                         relating to Payoffs made from the 15th day of the
                                         calendar month preceding such Distribution Date to
                                         the 14th day of the month of such Distribution Date
                                         and interest payments on Payoffs received during
                                         the period of the second day through the 14th day
                                         of the month of such Distribution Date, in each
                                         case on the Mortgage Loans in such Loan Group. The
                                         amount so passed through will hereinafter be
                                         referred to as "COMPENSATING INTEREST". In
                                         addition, for each Loan Group, if the amount
                                         calculated

                                         in clause (a) is less than the amount calculated in
                                         clause (b), then the excess of clause (b) over
                                         clause (a) for such Loan Group will be available as
                                         Compensating Interest for the other Loan Group. On
                                         each Distribution Date, Compensating Interest for a
                                         Loan Group will be distributed to the related Class
                                         of Offered Certificates and allocated to the
                                         payment of the related Excess Interest, and any
                                         remaining shortfall in interest collections
                                         resulting from the timing of Payoffs and all
                                         shortfalls resulting from the timing of
                                         Curtailments will be allocated in each case, (i) to
                                         the related Class of Offered Certificates in the
                                         proportion that the applicable Target Rate bears to
                                         the weighted average Pass-Through Rate of the
                                         related Loan Group for such Distribution Date and
                                         (ii) to the related Excess Interest, the remainder
                                         thereof; provided, however, that on all
                                         Distribution Dates after the related Put Date and
                                         on all Distribution Dates on which the applicable
                                         Target Rate exceeds the applicable weighted average
                                         Pass-Through Rate, all Compensating Interest for a
                                         Loan Group will be distributed, and all remaining
                                         interest shortfalls will be allocated, to the
                                         related Class of Offered Certificates. Any failure
                                         of the Master Servicer to remit Compensating
                                         Interest and shortfalls in interest collections
                                         resulting from the timing of Curtailments and
                                         Payoffs will not be covered by the Reserve Funds or
                                         the Certificate Insurance Policy.

                                         See "Description of the Certificates --
                                         Distributions of Interest -- COMPENSATING INTEREST"
                                         herein.

Principal (including Principal
  Prepayments).........................  On each Distribution Date, holders of each Class of
                                         Offered Certificates will be entitled to receive
                                         principal distributions from the Available
                                         Distribution Amount for the related Loan Group to
                                         the extent thereof after giving effect to
                                         distributions of interest to such Class of
                                         Certificates on such Distribution Date and payments
                                         in respect of the Excess Interest for the related
                                         Loan Group on such Distribution Date, to the extent
                                         described herein. Distributions of principal to the
                                         Offered Certificates will be based on principal
                                         payments received with respect to the Mortgage
                                         Loans in the related Loan Group, together with
                                         payments received with respect to the Credit
                                         Enhancements, as described herein.

                                         The Class I-A and Class II-A Certificates will each
                                         be entitled to receive on each Distribution Date as
                                         payments of principal the sum of (i) the Principal
                                         Payment Amount (as defined in "Description of the
                                         Certificates -- Distributions of Principal" herein)
                                         for the related Loan Group, (ii) the Principal
                                         Prepayment Amount (as defined in "Description of
                                         the Certificates -- Distributions of

                                         Principal" herein) for the related Loan Group and
                                         (iii) the principal balance of any Mortgage Loan in
                                         the related Loan Group which became a Liquidated
                                         Mortgage Loan (as defined in "Description of the
                                         Certificates -- Distributions of Principal" herein)
                                         during the calendar month preceding the month of
                                         the Distribution Date. On each Last Scheduled
                                         Distribution Date (as defined herein), the related
                                         Class of Offered Certificates will be entitled to
                                         receive the remaining Class Principal Balance of
                                         such Class.

                                         On each Distribution Date, principal distributions
                                         to holders of Offered Certificates representing the
                                         portion of the balance of a Liquidated Mortgage
                                         Loan which constitutes a realized loss will be made
                                         from the Credit Enhancements as follows: (i) first,
                                         except for Special Hazard Losses, Fraud Losses and
                                         Bankruptcy Losses in excess of the designated
                                         amounts of Special Hazard Coverage, Fraud Coverage
                                         and Bankruptcy Coverage (each, as defined herein),
                                         such amount will be withdrawn from the applicable
                                         Reserve Fund until the amount on deposit in such
                                         Reserve Fund has been reduced to zero and (ii)
                                         second, subject to the terms of the Certificate
                                         Insurance Policy, such amount will be covered by
                                         payments under the Certificate Insurance Policy.
                                         During the continuance of a default under the
                                         Certificate Insurance Policy, any remaining portion
                                         of such loss will be allocated to the related Class
                                         of Offered Certificates in reduction of its Class
                                         Principal Balance.

                                         Shortfalls in amounts available to pay other
                                         principal distributions may also be withdrawn from
                                         the respective Reserve Fund.

                                         See "Description of the Certificates --
                                         Distributions of Principal" herein.

Credit Enhancements....................  RESERVE FUNDS.  The Class I-A and Class II-A
                                         Certificates will each have the benefit of a
                                         reserve fund (the "CLASS I-A RESERVE FUND" and
                                         "CLASS II-A RESERVE FUND", respectively, and
                                         collectively, the "RESERVE FUNDS") maintained by
                                         the Trustee into which $5,713,731 and $8,199,965,
                                         respectively, will be deposited by the Bank on the
                                         Closing Date. On each Distribution Date, amounts on
                                         deposit in each Reserve Fund will be available for
                                         distributions on the related Class of Certificates
                                         to cover certain shortfalls and losses in respect
                                         of interest and principal (including shortfalls
                                         with respect to amounts available to pay the Excess
                                         Interest Amount (as defined herein)).

                                         On each Distribution Date, amounts on deposit in a
                                         Reserve Fund will, subject to certain restrictions
                                         as

                                         described under "Credit Enhancements -- Reserve
                                         Funds" herein, be released to the Bank in an amount
                                         equal to the sum of (i) the related Reserve Fund
                                         Percentage (as defined below) of the related
                                         Principal Payment Amount distributed on such
                                         Distribution Date, (ii) the related Reserve Fund
                                         Prepayment Percentage (as defined below) of the
                                         related Principal Prepayment Amount distributed on
                                         such Distribution Date and (iii) the related
                                         Reserve Fund Liquidation Amount (as defined in
                                         "Credit Enhancements -- Reserve Funds" herein) for
                                         such Distribution Date. The "RESERVE FUND
                                         PERCENTAGE" for each Class of Offered Certificates
                                         will equal on any Distribution Date the amount in
                                         the respective Reserve Fund, before giving effect
                                         to any withdrawals therefrom on such Distribution
                                         Date, divided by the related Class Principal
                                         Balance of such Class of Offered Certificates,
                                         before giving effect to distributions on such
                                         Distribution Date. The "RESERVE FUND PREPAYMENT
                                         PERCENTAGE" for each Class of Offered Certificates
                                         on any Distribution Date will, subject to certain
                                         conditions described under "Credit Enhancements --
                                         Reserve Funds" herein, equal zero percent until the
                                         tenth anniversary of the first Distribution Date
                                         and gradually increase thereafter until it equals
                                         the Reserve Fund Percentage for that Distribution
                                         Date. Earnings on the amounts deposited in the
                                         Reserve Funds will be distributed to the Bank
                                         monthly. See "Credit Enhancements -- Reserve Funds"
                                         herein.

                                         CERTIFICATE INSURANCE POLICY.  Subject to the terms
                                         of the Certificate Insurance Policy, the Offered
                                         Certificates will be insured as to the timely
                                         payment of interest and principal by MBIA Insurance
                                         Corporation under the Certificate Insurance Policy
                                         issued by the Certificate Insurer to the Trustee
                                         for the benefit of the holders of the Offered
                                         Certificates. With limited exceptions, the
                                         Certificate Insurance Policy will, subject to its
                                         terms, require the Certificate Insurer to make
                                         payments for the benefit of the holders of the
                                         Offered Certificates in respect of shortfalls in
                                         collections of the Interest Distribution Amount and
                                         principal distribution amounts on the Mortgage
                                         Loans not covered by either Reserve Fund and
                                         certain mortgage loan payments to the holders of
                                         the Offered Certificates avoided in bankruptcy as
                                         preferential transfers. On each Last Scheduled
                                         Distribution Date, the Certificate Insurance Policy
                                         will, subject to its terms, cover the remaining
                                         Class Principal Balance of the related Class of
                                         Offered Certificates, after giving effect to
                                         distributions to be made on such date. In addition,
                                         the Certificate Insurance Policy will, subject to
                                         its terms, guaranty to the holders of the Offered
                                         Certificates the obligation of the Bank to pay the
                                         exercise price for the Put Option and

                                         Clean-Up Option (as described below). The
                                         Certificate Insurance Policy does not cover any
                                         shortfalls related to the Relief Act, any
                                         prepayment interest shortfalls allocable to the
                                         Insured Certificates or any failure of the Master
                                         Servicer to pay Compensating Interest. See "Credit
                                         Enhancements -- Certificate Insurance Policy"
                                         herein.

Advances...............................  The Master Servicer is required to make Advances in respect of certain delinquent payments of principal
                                         and interest on any Mortgage Loan, to the extent
                                         the Master Servicer determines that such Advances
                                         will be recoverable from future amounts to be
                                         received with respect to such Mortgage Loan, and
                                         subject to the limitations described herein. See
                                         "Description of the Certificates -- Advances"
                                         herein and in the Prospectus.

Put Option and Clean-Up Option.........  During the 30 day period ending on the second
                                         Distribution Date preceding the Distribution Date
                                         in July, 2000, with respect to Loan Group I, and in
                                         October, 2001, with respect to Loan Group II,
                                         (each, a "PUT DATE"), each Certificateholder of the
                                         related Class of Offered Certificates will have the
                                         option to require the Bank to purchase such
                                         Certificateholder's Certificates of the related
                                         Class (the "PUT OPTION"). If the Put Option is
                                         exercised with respect to more than 90% of the
                                         outstanding Class Principal Balance of a Class of
                                         Offered Certificates, the Bank will have the option
                                         to purchase on the same terms all of the
                                         outstanding Offered Certificates of such Class,
                                         including Certificates with respect to which the
                                         applicable Certificateholder has not exercised the
                                         Put Option (the "CLEAN-UP OPTION"). Subject to its
                                         terms, the Certificate Insurance Policy will insure
                                         the obligation of the Bank to pay the purchase
                                         price to any holder of an Offered Certificate who
                                         exercises the Put Option and, if the Bank exercises
                                         the Clean-Up Option, the purchase price for all of
                                         the Certificates of such Class. If the Bank fails
                                         to pay the purchase price with respect to any
                                         Certificate for which the holder thereof has
                                         exercised the Put Option, resulting in a claim upon
                                         the Certificate Insurance Policy, the Certificate
                                         Insurer will have the right to purchase all of the
                                         Certificates of the related Class without regard to
                                         whether Certificateholders of such Class
                                         representing 90% or more of the outstanding Class
                                         Principal Balance have exercised the Put Option
                                         (the "CERTIFICATE INSURER CLEAN-UP OPTION"). The
                                         purchase price for any Certificate for which the
                                         related Certificateholder has exercised the Put
                                         Option, the Bank has exercised the Clean-Up Option
                                         or the Certificate Insurer has exercised the
                                         Certificate Insurer Clean-Up Option will be the sum
                                         of the outstanding Certificate Principal Balance of
                                         such Certificate on the Put Date (after

                                         giving effect to distributions otherwise made on
                                         such date) plus accrued and unpaid interest thereon
                                         at the applicable Remittance Rate up to the Put
                                         Date.

                                         Certificateholders will be notified of their right
                                         to exercise the Put Option on or before the third
                                         Distribution Date preceding the Put Date for the
                                         related Loan Group, and will be required to give
                                         written notice to the Master Servicer of their
                                         intention to exercise the Put Option during the 30
                                         day period ending on the second Distribution Date
                                         preceding such Put Date. Notice of exercise of the
                                         Put Option delivered to the Master Servicer by a
                                         Certificateholder will be irrevocable. Receipt by
                                         the Master Servicer of notices from
                                         Certificateholders holding more than 90% of the
                                         Class Principal Balance of the applicable Class
                                         will permit the Bank to exercise the Clean-Up
                                         Option. If the Bank intends to exercise the
                                         Clean-Up Option, the Bank will cause the Master
                                         Servicer to provide notice to the applicable Class
                                         of Certificateholders by the Distribution Date
                                         prior to the Put Date.

Optional Termination...................  On any Distribution Date after the first date on which the aggregate outstanding principal balance
                                         of the Mortgage Loans in a Loan Group is less than
                                         10% of the aggregate principal balance of such
                                         Mortgage Loans as of the Cut-Off Date, the Company
                                         may repurchase such Mortgage Loans and all property
                                         acquired in respect of such Mortgage Loans
                                         remaining in the Trust, and thereby effect the
                                         termination of the related REMIC and the retirement
                                         of the related Certificates. In connection with any
                                         such repurchase, Certificateholders will receive an
                                         amount not less than the aggregate Certificate
                                         Principal Balance of the related Offered
                                         Certificates plus accrued interest thereon through
                                         the last day of the preceding calendar month. The
                                         proceeds of such repurchase will be treated as a
                                         prepayment of the Mortgage Loans for purposes of
                                         distributions to Certificateholders. Accordingly,
                                         an optional termination of a REMIC will cause the
                                         outstanding principal balance of the related
                                         Offered Certificates to be paid in full through the
                                         distribution of such proceeds. In no event will the
                                         Trust continue beyond the expiration of 21 years
                                         from the death of the survivor of certain persons
                                         identified in the Pooling Agreement. See
                                         "Description of Certificates -- Termination" in the
                                         Prospectus.

Yield and Prepayment Considerations....  The effective yield to maturity of each Class of
                                         Offered Certificates will depend upon, among other
                                         things, the price at which such Certificates are
                                         purchased, the applicable Remittance Rate, the
                                         actual characteristics of the Mortgage Loans in the
                                         related Loan Group, the rate of

                                         principal payments (including Principal
                                         Prepayments) on the Mortgage Loans in the related
                                         Loan Group and the rate of liquidations on the
                                         Mortgage Loans in the related Loan Group. A higher
                                         than anticipated rate of principal payments
                                         (including Principal Prepayments) and liquidations
                                         would reduce the aggregate principal balance of the
                                         Mortgage Loans more quickly than expected, thereby
                                         reducing the aggregate interest payments with
                                         respect to such Mortgage Loans. Therefore, a higher
                                         rate of principal payments (including Principal
                                         Prepayments) and liquidations in a Loan Group could
                                         result in a lower than expected yield to maturity
                                         on the related Class of Offered Certificates if
                                         purchased at a premium. Conversely, a lower than
                                         anticipated rate of principal payments (including
                                         Principal Prepayments) and liquidations in a Loan
                                         Group could result in a lower than expected yield
                                         to maturity on the related Class of Offered
                                         Certificates if purchased at a discount, in that
                                         payments of principal with respect to the Mortgage
                                         Loans in such Loan Group would occur later than
                                         anticipated. Principal distributions to the Class
                                         I-A Certificates and Class II-A Certificates relate
                                         to principal payments on the Group I Loans and
                                         Group II Loans, respectively.

                                         The actual rate of payments of principal (including
                                         Principal Prepayments) and liquidations on the
                                         Mortgage Loans may be influenced by a variety of
                                         economic, geographic, social and other factors. In
                                         general, during the fixed-rate period, if interest
                                         rates generally rise above the interest rates on
                                         the Mortgage Loans, the rate of prepayment would be
                                         expected to decrease. Conversely, during the
                                         fixed-rate period, if prevailing interest rates
                                         fall significantly below the interest rates on the
                                         Mortgage Loans, the Mortgage Loans are likely to be
                                         subject to higher prepayment rates than if
                                         prevailing rates remain at or above the interest
                                         rates on the Mortgage Loans.

                                         The Mortgage Interest Rates on the Mortgage Loans
                                         will be fixed for the first five years after
                                         origination and thereafter will adjust annually and
                                         may vary significantly over time. Upon a Mortgage
                                         Loan commencing its adjustable period, annual
                                         increases and decreases in the Mortgage Interest
                                         Rate on such Mortgage Loan will be limited by the
                                         Periodic Cap (other than with respect to the first
                                         Adjustment Date) and the Rate Ceiling applicable to
                                         such Mortgage Loan and will be based on the Index
                                         in effect 45 days prior to the Adjustment Date
                                         (which may not rise and fall consistently with
                                         mortgage interest rates) plus the applicable Gross
                                         Margin. As a result, the Mortgage Interest Rates on
                                         the Mortgage Loans at any time may not equal the
                                         prevailing rates for similar adjustable rate loans,
                                         and accordingly the rate of

                                         prepayment may be lower or higher than would
                                         otherwise be anticipated. Although each of the
                                         Mortgage Loans has a Rate Ceiling, none has a
                                         specified Rate Floor. Accordingly, the minimum
                                         Mortgage Interest Rate to which a Mortgage Loan may
                                         adjust on any Adjustment Date is the Gross Margin
                                         for such Mortgage Loan. Further, some mortgagors
                                         who prefer the certainty provided by fixed rate
                                         mortgage loans may nevertheless obtain adjustable
                                         rate mortgage loans at a time when they regard the
                                         interest rates (and, therefore, the payments) on
                                         fixed rate mortgage loans as unacceptably high.
                                         Such mortgagors may be induced to refinance
                                         adjustable rate mortgage loans when the interest
                                         rates and monthly payments on comparable fixed rate
                                         loans decline to levels which such mortgagors
                                         regard as acceptable, even though such interest
                                         rates and monthly payments may be significantly
                                         higher than the current interest rates and monthly
                                         payments on the mortgagors' adjustable rate
                                         mortgage loans. The ability to refinance a Mortgage
                                         Loan will depend on a number of factors prevailing
                                         at the time refinancing is desired, including,
                                         without limitation, real estate values, the
                                         Mortgagor's financial situation, prevailing
                                         mortgage loan interest rates, the Mortgagor's
                                         equity in the related Mortgaged Property, tax laws
                                         and prevailing general economic conditions.

                                         In addition, the Remittance Rates applicable to
                                         each Class of Offered Certificates may decrease,
                                         and may decrease significantly after the Mortgage
                                         Interest Rates on the Mortgage Loans in the related
                                         Loan Group begin to adjust. Any such decrease may
                                         result, in part, due to the imposition of the
                                         Supplemental Fee on each Distribution Date after
                                         the applicable Put Date. This may increase the
                                         likelihood that the Put Option and, consequently,
                                         the Clean-Up Option or Certificate Insurer Clean-Up
                                         Option will be exercised.

                                         If the Put Option is exercised with respect to any
                                         Offered Certificate, the Clean-Up Option or the
                                         Certificate Insurer Clean-Up Option is exercised
                                         with respect to any Class of Offered Certificates,
                                         or the clean-up call discussed under "Description
                                         of the Certificates -- Optional Termination" herein
                                         is exercised by the Company with respect to one or
                                         both Loan Groups, such action would shorten the
                                         weighted average life of the related investment,
                                         thereby affecting the yield of such investment.

Ratings................................  It is a condition to the issuance of the
                                         Certificates that the Offered Certificates each be
                                         rated "AAA" by Standard & Poor's Ratings Services,
                                         a division of The McGraw-Hill Companies, Inc.
                                         ("S&P") and "Aaa" by Moody's

                                         Investors Service, Inc. ("MOODY'S"). See
                                         "Certificate Ratings", "Risk Factors" and "Yield
                                         and Prepayment Considerations" herein. The ratings
                                         on the Offered Certificates address the likelihood
                                         of the receipt by holders of Offered Certificates
                                         of all distributions with respect to the underlying
                                         Mortgage Loans to which they are entitled and of
                                         the payment of the Put Option, Clean-Up Option and
                                         Certificate Insurer Clean-Up Option, if exercised.
                                         They do not address the likely actual rate of
                                         Principal Prepayments, which rate could, if
                                         different than originally anticipated, adversely
                                         affect the yield realized by Certificateholders.

                                         The ratings assigned to the Offered Certificates
                                         will depend primarily upon the creditworthiness of
                                         the Certificate Insurer. Any reduction in a rating
                                         assigned to the claims-paying ability of the
                                         Certificate Insurer below the ratings initially
                                         assigned to the Offered Certificates may result in
                                         a reduction of one or more of the ratings assigned
                                         to the Offered Certificates.

Last Scheduled Distribution Date.......  The Last Scheduled Distribution Date for the Class
                                         I-A and Class II-A Certificates is the Distribution
                                         Date in October 2026 and July 2027, respectively,
                                         which in each case is the Distribution Date in the
                                         month after the scheduled maturity date for the
                                         latest maturing Mortgage Loan in the related Loan
                                         Group.

                                         The actual rate of principal payments on the
                                         Offered Certificates will depend on the rate of
                                         payments of principal (including Principal
                                         Prepayments) on the Mortgage Loans which, in turn,
                                         may be influenced by a variety of economic,
                                         geographic and social factors, as well as the level
                                         of prevailing interest rates. No assurance can be
                                         given as to the actual payment experience on the
                                         Mortgage Loans. See "Description of the
                                         Certificates -- Last Scheduled Distribution Date"
                                         and "Yield and Prepayment Considerations" herein.

Legal Investment.......................  As of the date of their issuance, the Offered
                                         Certificates will constitute "mortgage related
                                         securities" for purposes of the Secondary Mortgage
                                         Market Enhancement Act of 1984 ("SMMEA"). SMMEA
                                         provides that states may override its provisions on
                                         legal investment and restrict or condition
                                         investment in mortgage related securities by taking
                                         statutory action prior to October 4, 1991. Certain
                                         states have enacted legislation which has
                                         overridden the provisions of SMMEA. See "Certain
                                         Legal Investment Aspects" herein.

                                         Institutions whose investment activities are
                                         subject to review by certain regulatory authorities
                                         may be or may become subject to restrictions on
                                         investment in the

                                         Offered Certificates, and such restrictions may be
                                         retroactively imposed. The Federal Financial
                                         Institutions Examination Council, the Federal
                                         Deposit Insurance Corporation, the Office of the
                                         Comptroller of the Currency, the Board of Governors
                                         of the Federal Reserve System, the Office of Thrift
                                         Supervision and the National Credit Union
                                         Administration have adopted guidelines, and have
                                         proposed policies, regarding the suitability of
                                         investments in various types of derivative
                                         mortgage-backed securities, including securities
                                         such as the Offered Certificates. In addition,
                                         several states have adopted or are considering
                                         regulations that would prohibit regulated
                                         institutions subject to their jurisdiction from
                                         holding mortgage-backed securities such as the
                                         Offered Certificates, including such securities
                                         previously purchased. Investors should consult
                                         their own legal advisors in determining whether and
                                         to what extent the Offered Certificates constitute
                                         legal investments for such investors.

ERISA Considerations...................  See "ERISA Considerations" herein and in the
                                         Prospectus.

Certain Federal Income Tax
  Consequences.........................  For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC")
                                         elections will be made in connection with the
                                         Trust. The Class I-A and Class II-A Certificates
                                         issued by the Trust generally will represent direct
                                         or indirect ownership of REMIC regular interests of
                                         REMIC I and REMIC II, respectively, together with
                                         certain other rights or obligations. The portion of
                                         such Certificates treated as REMIC regular
                                         interests will generally be treated as debt for
                                         federal income tax purposes. Holders of
                                         Certificates will be required to include in income
                                         all interest and original issue discount ("OID") on
                                         such Certificates in accordance with the accrual
                                         method of accounting regardless of the
                                         certificateholders' usual methods of accounting.
                                         For federal income tax purposes, the Class I-R and
                                         Class II-R Certificates will be the "residual
                                         interests" in REMIC I and REMIC II, respectively.

                                         The portions of the Class I-A and Class II-A
                                         Certificates treated as regular interests will not
                                         be treated as having been issued with OID for
                                         federal income tax reporting purposes. Certain
                                         Classes of Certificates may be treated for federal
                                         income tax purposes as having been purchased at a
                                         premium. The Prepayment Assumption that will be
                                         used in determining the rate of accrual of market
                                         discount and premium, if any, for federal income
                                         tax purposes is 15% CPR as described herein under
                                         "Yield and Prepayment Consideration". No
                                         representation is made that the Mortgage Loans will

                                         prepay at any given percentage of the Prepayment
                                         Assumption.

                                         For further important information regarding the
                                         federal income tax consequences of investing in the
                                         Certificates, see "Certain Federal Income Tax
                                         Consequences" herein and in the Prospectus.

                                  RISK FACTORS

GENERAL

    Distributions of principal and interest to the Class I-A Certificates and Class II-A Certificates will be based solely on payments with respect to the Mortgage Loans in the related Loan Group, certain payments from Excess Interest (as defined herein) collected with respect to the other Loan Group, amounts withdrawn from the Yield Supplement Account and payments received with respect to the Credit Enhancements, as described herein.

    The rate of principal payments, amount of each interest payment and yield to maturity on each Class of Offered Certificates are directly related to the rate of payments of principal on the Mortgage Loans, which may be in the form of scheduled amortization, principal prepayments or liquidations. In general, during the initial fixed-rate period, when the level of prevailing mortgage interest rates declines significantly below the interest rates on the Mortgage Loans, the rate of prepayment is likely to increase, although the payment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of payment of principal will also be affected by any repurchase by the Company of the Mortgage Loans. See "Maturity, Average Life and Prepayment Assumptions" and "Description of Certificates -- Termination" in the Prospectus and "Description of the Certificates -- Optional Termination" and "Yield and Prepayment Considerations" herein. In such event, the repurchase price paid by the Company would be passed through to Certificateholders on the Distribution Date following the month of repurchase. The Mortgage Loans are not assumable during the initial five year fixed-rate period. See "Description of the Mortgage Pool" herein. Consequently, acceleration of maturity as a result of certain transfers of Mortgaged Property (as defined herein) during that time will affect the level of prepayments on the Mortgage Loans.

    Each Mortgage Loan comprising the Mortgage Pool (as defined herein) is an adjustable-rate mortgage loan with an initial fixed-rate period of five years. The Company is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of such mortgage loans over an extended period of time, and its experience with respect to such mortgage loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans with an initial fixed-rate period of five years may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period of five years could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rate. The features of such adjustable-rate mortgage loan programs of mortgage loan originators during the past years have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

    If any Certificate is purchased at a discount from its original Certificate Principal Balance (as defined herein), and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments) and liquidations faster than that actually received on the Mortgage Loans in the related Loan Group, the actual yield to maturity will be lower than that so calculated. If any Certificate is purchased at a premium from its original Certificate Principal Balance, and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments) and liquidations slower than that actually received on the Mortgage Loans in the related Loan Group, the actual yield to maturity will be lower than that so calculated.

ADJUSTMENTS OF THE MORTGAGE INTEREST RATES ON THE MORTGAGE LOANS

    As of the Cut-Off Date, the Mortgage Interest Rate on each Mortgage Loan is a Fixed Rate (as defined herein). On each Adjustment Date (as defined herein) for each Mortgage Loan, the Mortgage Interest Rate on such Mortgage Loan will adjust based on the Index and the applicable Gross Margin (each, as defined herein), subject to certain limitations. See "Description of the Mortgage Pool" herein.

    The Remittance Rate applicable to each Class of Offered Certificates may decrease, and may decrease significantly, after the Mortgage Interest Rates on the Mortgage Loans in the related Loan Group begin to adjust as a result of, among other factors, a change in the method of calculating the Remittance Rate, the imposition of the Supplemental Fee and the Index level at the time of each such adjustment. Moreover, although each of the Mortgage Loans has a Rate Ceiling, none has a specified Rate Floor (each, as defined herein). Accordingly, the minimum Mortgage Interest Rate to which a Mortgage Loan may adjust on any Adjustment Date is determined by the applicable Gross Margin. In the event that, despite prevailing market interest rates, the Mortgage Interest Rate on any Mortgage Loan cannot increase due to the Rate Ceiling or Periodic Cap, the yield on the Offered Certificates could be adversely affected. See "Description of the Mortgage Pool" and "Yield and Prepayment Considerations" herein.

SUPPLEMENTAL FEE

    On each Distribution Date following each Put Date, a Supplemental Fee will be paid with respect to each Mortgage Loan in the related Loan Group. This Supplemental Fee will equal 1.335% on each Mortgage Loan in Loan Group I and 1.345% on each Mortgage Loan in Loan Group II and will be in addition to the Servicing Fee, Master Servicing Fee and Premium Payment Rate with respect to the Certificate Insurance Policy. The payment of the Supplemental Fee on each Distribution Date following the applicable Put Date may significantly lower the Remittance Rate on the related Class of Offered Certificates. This may increase the likelihood that the Put Option and, consequently, the Clean-Up Option or the Certificate Insurer Clean-Up Option will be exercised.

PUT OPTION AND CLEAN-UP OPTION

    During the 30 day period ending on the second Distribution Date preceding the Put Date (as defined herein) with respect to a Loan Group, the Certificateholders of the related Class will have the option to exercise the Put Option (as defined herein). If the Put Option is exercised with respect to more than 90% of the outstanding Class Principal Balance of the applicable Class, the Bank will have the option to exercise the Clean-Up Option (as defined herein) to purchase on the same terms all of the outstanding Offered Certificates of such Class. Accordingly, a Certificateholder may be required to sell its Certificates to the Bank or the Certificate Insurer on the Put Date, regardless of whether the Certificateholder has elected to exercise the Put Option. There can be no assurance as to whether the Bank will elect to exercise the Clean-Up Option if it is entitled to do so. Moreover, if the Bank fails to pay the purchase price with respect to any Certificate for which the holder thereof has exercised the Put Option, resulting in a claim upon the Certificate Insurance Policy, the Certificate Insurer will have the right to purchase all of the Certificates of the related Class regardless of the percentage of the related Class Principal Balance holders of which have exercised the Put Option. Consequently, a Certificateholder may be required to sell its Certificates regardless of whether such Certificateholder has elected to exercise the Put Option and regardless of the percentage of the related Class Principal Balance holders of which have exercised the Put Option. See "Description of the Certificates -- Put Option and Clean-Up Option" herein.

    If the Put Option is exercised with respect to any Offered Certificate, the Clean-Up Option or the Certificate Insurer Clean-Up Option is exercised with respect to any Class of Offered Certificates, or the clean-up call discussed under "Description of the Certificates -- Optional Termination" herein is exercised by the Company with respect to one or both Loan Groups, such action would shorten the weighted average life of the related investment, thereby affecting the yield of such investment.

BOOK-ENTRY SYSTEM

    Since transactions in the Offered Certificates (the "BOOK-ENTRY CERTIFICATES") generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates. In addition, the Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling or unable to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book - Entry Registration" herein.

                                   THE TRUST

    The assets of the Trust will consist of a pool (the "MORTGAGE POOL") of conventional adjustable-rate one- to four-family residential Mortgage Loans with original terms to maturity of not more than 30 years and initial fixed-interest rate periods of five years. The Trust will also contain (i) certain insurance policies related to the Mortgage Loans, (ii) any property which secured a Mortgage Loan and which is acquired by foreclosure, by deed in lieu of foreclosure or otherwise after the Cut-Off Date, (iii) amounts held in the Certificate Account, (iv) the Certificate Insurance Policy, (v) the Reserve Funds, (vi) the Yield Supplement Account and (vii) certain other assets. Funds otherwise required to be held in the Certificate Account may be held in an investment account and invested for the benefit of the Company in Eligible Investments pursuant to the terms of the Pooling Agreement described herein. The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the "MORTGAGE LOAN SCHEDULE") which will specify with respect to each Mortgage Loan, among other things, the applicable Loan Group, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note, the Mortgage Interest Rate in effect on the Cut-Off Date, the Gross Margin, the Adjustment Date, the Periodic Cap, the Rate Ceiling and certain other information.

                       DESCRIPTION OF THE MORTGAGE POOL*

    The Mortgage Pool will consist of Mortgage Loans that will have an aggregate principal balance outstanding as of September 1, 1997 (the "CUT-OFF DATE"), after deducting payments due on or before that date, of approximately $695,684,820. The Group I Loans and Group II Loans will have aggregate principal balances outstanding as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $285,686,562 and $409,998,258, respectively. Certain of the risks of loss on certain Mortgage Loans will be covered up to specified limits by Primary Insurance Policies.

    The Mortgage Loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "MORTGAGED PROPERTIES"), which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the property subject to the lien of the related Mortgage consists of no more than four units), and having the additional characteristics described below and in the Prospectus. All of the Mortgage Loans were purchased by the Company from the Bank.

    Each Mortgage Loan will be a conventional Mortgage Loan evidenced by a Mortgage Note. Each such Mortgage Note will have an original term to maturity of generally not more than 30 years, a fixed Mortgage Interest Rate (a "FIXED RATE") during the initial five years of the Mortgage Loan and a Monthly Payment during such period which will fully amortize the principal balance of the Mortgage Loan over its original term to maturity. Each Mortgage Note will provide for adjustments to the Mortgage Interest Rate thereon at the end of the initial Fixed Rate period and annually thereafter.

    The Mortgage Interest Rate on each Mortgage Loan will adjust annually commencing on the Due Date (as defined below) immediately prior to the fifth anniversary of the first Due Date and thereafter on each anniversary of the Due Date on which such adjustment occurred (each, an "ADJUSTMENT DATE"). On each Adjustment Date, the Mortgage Interest Rate will adjust to the sum of the Index (as defined herein) and the fixed percentage specified in the applicable Mortgage Note (the "GROSS MARGIN"), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date after the initial Adjustment Date, the Mortgage Interest Rate after such adjustment may not vary from the Mortgage Interest Rate in effect prior to such adjustment by more than two percentage points (the "PERIODIC CAP"). In addition, adjustments to the Mortgage Interest Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (a "RATE CEILING") equal to the Fixed Rate plus between five and six and five-eighths percentage points. None of the Mortgage Loans specify a lifetime

---------

* The description herein of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to "principal balance" refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the related Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled Monthly Payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full ("Payoffs"), delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The Company believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See " -- Additional Information" herein.

minimum interest rate (a "RATE FLOOR"). Consequently, the minimum Mortgage Interest Rate for each Mortgage Loan will be the Gross Margin for such Mortgage Loan. Each Mortgage Loan is not assumable during the five-year fixed rate period; however, each Mortgage Loan is assumable after its initial Adjustment Date. On the first Due Date following each Adjustment Date, the Monthly Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted Mortgage Interest Rate over its remaining scheduled term to maturity. The Group I Adjustment Date will be July 1, 2000 and the Group II Adjustment Date will be October 1, 2001. Such dates reflect the first date on which a Mortgage Loan in such Loan Group (as of the Cut-Off Date) is scheduled to have its Mortgage Interest Rate adjusted and is referred to herein as the "GROUP ADJUSTMENT DATE".

LOAN GROUP I

    Each Group I Loan will have a first payment date during the period from August 1, 1995 through October 1, 1996, inclusive, and will have an original term to maturity of not more than 30 years. As of the Cut-Off Date, none of the Group I Loans will have had its initial Adjustment Date. The weighted average number of months to the initial Adjustment Date will be approximately 42.8 months. The earliest and the latest month in which any Group I Loan will begin to accrue interest at a Mortgage Interest Rate based on the Index will be July 1, 2000 and September 1, 2001, respectively. As of the Cut-Off Date, each of the Group I Loans will bear interest at a Fixed Rate ranging from 6.500% to 8.250% with a weighted average of approximately 7.443% per annum. Each of the Group I Loans has a Gross Margin of not less than 2.750% and not more than 2.875%, and the weighted average of the Gross Margins is approximately 2.750%.

    The highest Rate Ceiling for any Group I Loan is 13.250% and the lowest Rate Ceiling is 11.500% and the weighted average of the Rate Ceilings is 12.578%. Each Group I Loan will have a pass-through rate (the "PASS-THROUGH RATE") for any Distribution Date equal to the excess, if any, of the Mortgage Interest Rate for such Mortgage Loan as of the first day of the month preceding the month of such Distribution Date over the related Gross Fees (as defined herein). As of the Cut-Off Date, the Pass-Through Rate for each Group I Loan will be not less than 6.085% and not more than 7.835% per annum. As of the Cut-Off Date, the weighted average of the Pass-Through Rates for the Group I Loans will be approximately 7.028% per annum.

    All of the Group I Loans will have principal and interest payable on the first day of each month (the "DUE DATE"). None of the Group I Loans will be Buydown Loans. The latest original scheduled maturity of any Group I Loan will be September 1, 2026. All of the Group I Loans will have had an original term to maturity of 30 years, and as of the Cut-Off Date, the weighted average remaining term to maturity of the Group I Loans will be approximately 343 months. At origination, based upon an appraisal of the Mortgaged Property securing each Mortgage Loan, approximately 77.5% of the Group I Loans will have Loan-to-Value Ratios less than or equal to 80%, and approximately 22.5% of the Group I Loans will have Loan-to-Value Ratios greater than 80% but less than or equal to 95%. No Group I Loan will have a Loan-to-Value Ratio at origination greater than 95%. At origination, the weighted average of the Loan-to-Value Ratios of the Group I Loans was approximately 75.9%. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group I Loans is approximately 74.5%. As of the Cut-Off Date, approximately 22.5% of the Group I Loans are covered by Primary Insurance Policies. All of the Group I Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% will be covered by Primary Insurance Policies. At origination, each Group I Loan will have had a principal balance of not less than $20,050 nor more than $988,000, and the average principal balance of the Group I Loans as of the Cut-Off Date will be approximately $269,008. Approximately 99.7% of the Group I Loans will be secured by owner-occupied Mortgaged Properties which are the primary residences of the related Mortgagors, based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans, and approximately 0.3% of the Group I Loans will be secured by owner-occupied Mortgaged Properties which are second or vacation homes of the related Mortgagors, based solely on such representations.

None of the Group I Loans will be secured by Mortgaged Properties which are investor properties of the related Mortgagors, based solely on such representations. The aggregate principal balance of Group I Loans originated under a reduced documentation program, which generally limits the original Loan-to-Value Ratio of such Mortgage Loan, will be approximately $32,273,170, which will be approximately 11.3% of Loan Group I. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios at origination of such Mortgage Loans originated under a reduced documentation program is approximately 67.0%

    Approximately 33.9% of the Group I Loans are secured by Mortgaged Properties located in California; 9.1%, in Connecticut; 7.0%, in Ohio; 5.7%, in Pennsylvania; 5.6%, in New Jersey; 5.1%, in Illinois; and no other single state contains Mortgaged Properties securing more than 5% of the Group I Loans. No more than 1.0% of the Group I Loans will be secured by Mortgaged Properties located in any one California zip code area, and no more than 1.2% of the Group I Loans will be secured by Mortgaged Properties located in any other single zip code area. Approximately 34.1% of the Group I Loans will have been originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings. Approximately 65.9% of the Group I Loans will have been originated for the purpose of purchasing the Mortgaged Property.

LOAN GROUP II

    Each Group II Loan will have a first payment date during the period from November 1, 1996 through July 1, 1997, inclusive, and will have an original term to maturity of not more than 30 years. As of the Cut-Off Date, none of the Group II Loans will have had its initial Adjustment Date. The weighted average number of months to the initial Adjustment Date will be approximately 51.7 months. The earliest and the latest month in which any Group II Loan will begin to accrue interest at a Mortgage Interest Rate based on the Index will be October 1, 2001 and June 1, 2002, respectively. As of the Cut-Off Date, each of the Group II Loans will bear interest at a Fixed Rate ranging from 6.500% to 8.250% with a weighted average of approximately 7.461% per annum. Each of the Group II Loans has a Gross Margin of not less than 2.750% and not more than 3.000%, and the weighted average of the Gross Margins is approximately 2.750%.

    The highest Rate Ceiling for any Group II Loan is 13.250% and the lowest Rate Ceiling is 11.500% and the weighted average of the Rate Ceilings is 12.461%. As of the Cut-Off Date, the Pass-Through Rate for each Group II Loan will be not less than 6.095% and not more than 7.845% per annum. As of the Cut-Off Date, the weighted average of the Pass-Through Rates for the Group II Loans will be approximately 7.056% per annum.

    All of the Group II Loans will have principal and interest payable on the first day of each month (the "DUE DATE"). None of the Group II Loans will be Buydown Loans. The latest original scheduled maturity of any Group II Loan will be June 1, 2027. Except for one Group II Loan (which has an original term to maturity of 20 years), each of the Group II Loans will have had an original term to maturity of 30 years, and as of the Cut-Off Date, the weighted average remaining term to maturity of the Group II Loans will be approximately 352 months. At origination, based upon an appraisal of the Mortgaged Property securing each Mortgage Loan, approximately 82.4% of the Group II Loans will have Loan-to-Value Ratios less than or equal to 80%, and approximately 17.6% of the Group II Loans will have Loan-to-Value Ratios greater than 80% but less than or equal to 95%. No Group II Loan will have a Loan-to-Value Ratio at origination greater than 95%. At origination, the weighted average of the Loan-to-Value Ratios of the Group II Loans was approximately 75.4%. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group II Loans is approximately 74.8%. As of the Cut-Off Date, approximately 17.6% of the Group II Loans are covered by Primary Insurance Policies. All of the Group II Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by Primary Insurance Policies. At origination, each Group II Loan will have had a principal balance of not less than $37,900 nor more than $985,000, and the average principal balance of the Group II Loans as of the Cut-Off Date will be approximately $310,370.

Approximately 99.9% of the Group II Loans will be secured by owner-occupied Mortgaged Properties which are the primary residences of the related Mortgagors, based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans, and approximately 0.1% of the Group II Loans will be secured by owner-occupied Mortgaged Properties which are second or vacation homes of the related Mortgagors, based solely on such representations. None of the Group II Loans will be secured by Mortgaged Properties which are investor properties of the related Mortgagors, based solely on such representations. The aggregate principal balance of Group II Loans originated under a reduced documentation program, which generally limits the original Loan-to-Value Ratio of such Mortgage Loan, will be approximately $35,784,951, which will be approximately 8.7% of Loan Group II. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios at origination of such Mortgage Loans originated under a reduced documentation program is approximately 64.5%.

    Approximately 31.9% of the Group II Loans are secured by Mortgaged Properties located in California; 9.3%, in New Jersey; 8.7%, in Connecticut; 7.1%, in Pennsylvania; and no other single state contains Mortgaged Properties securing more than 5% of the Group II Loans. No more than 1.6% of the Group II Loans will be secured by Mortgaged Properties located in any one California zip code area, and no more than 1.1% of the Group II Loans will be secured by Mortgaged Properties located in any other single zip code area. Approximately 32.5% of the Group II Loans will have been originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings. Approximately 67.5% of the Group II Loans will have been originated for the purpose of purchasing the Mortgaged Property.

INDEX

    The Index is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event the Index is no longer available, the Master Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal law.

    Listed below are historical values of certain average yields since January 1992, which are related to the Index. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, the applicable Index is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, rather than such monthly average yields. The monthly averages shown are intended only to provide a historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of one-year. The source of the values shown below is Federal Reserve Statistical Release H.15
(519).

                                                                                              YEAR
                                                                       --------------------------------------------------
MONTH                                                                     1997         1996         1995         1994
---------------------------------------------------------------------     -----        -----        -----        -----
January..............................................................       5.61%        5.09%         7.05%        3.54%
February.............................................................        5.53         4.94         6.70         3.87
March................................................................        5.80         5.34         6.43         4.32
April................................................................        5.99         5.54         6.27         4.82
May..................................................................        5.87         5.64         6.00         5.31
June.................................................................        5.69         5.81         5.64         5.27
July.................................................................        5.54         5.85         5.59         5.48
August...............................................................        5.56         5.67         5.75         5.56
September............................................................                     5.83         5.62         5.76
October..............................................................                     5.55         5.59         6.11
November.............................................................                     5.42         5.43         6.54
December.............................................................                     5.47         5.31         7.14


MONTH                                                                     1993         1992
---------------------------------------------------------------------     -----        -----
January..............................................................        3.50%        4.15%
February.............................................................        3.39         4.29
March................................................................        3.33         4.63
April................................................................        3.24         4.30
May..................................................................        3.36         4.19
June.................................................................        3.54         4.17
July.................................................................        3.47         3.60
August...............................................................        3.44         3.47
September............................................................        3.36         3.18
October..............................................................        3.39         3.30
November.............................................................        3.58         3.68
December.............................................................        3.61         3.71

ADDITIONAL INFORMATION

    A Current Report on Form 8-K relating to the Offered Certificate containing a detailed description of the Mortgage Loans will be available to purchasers of Offered Certificates at or before initial issuance of the Offered Certificates and will be filed with the Securities and Exchange Commission within 15 days after such initial issuance. The Current Report on Form 8-K will specify as of the Cut-Off Date the aggregate principal balance of the Mortgage Loans and will set forth in detail the following information regarding such Mortgage Loans for each Loan Group: the number of Mortgage Loans, the range of Mortgage Interest Rates, the range of Pass-Through Rates, the range of initial Adjustment Dates, the range of Gross Margins, the range of Rate Ceilings, the range of Mortgage Loan original principal balances, the years in which initial Monthly Payments on the Mortgage Loans are due, the weighted average remaining term to maturity of the Mortgage Loans, the range of Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date, the types of Mortgaged Properties, the stated owner occupancy status of the Mortgaged Properties at the time the Mortgage Loans were originated, the geographic distribution by state of the Mortgage Properties, the scheduled maturity years of the Mortgage Loans, the original terms of the Mortgage Loans, the Mortgagors' purpose of financing and the number of Mortgage Loans originated under a reduced documentation program, if any, in each case, for each Loan Group.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AGREEMENT"), to be dated as of the Cut-Off Date, among the Company, as Depositor and Master Servicer, PNC Bank, National Association (the "BANK") and U.S. Bank National Association, as trustee (the "TRUSTEE"), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. It is a condition to the issuance of the Certificates that the Offered Certificates each be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S"). See "Certificate Ratings" herein. At the time of their issuance, the Offered Certificates will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The Master Servicer will be obligated to make Advances with respect to delinquent payments on Mortgage Loans as described herein under "-- Advances".

    The Certificates evidence all the beneficial ownership in a trust (the "TRUST") established by the Company, into which the Mortgage Loans will be deposited. The Mortgage Pass-Through Certificates, Series 1997-6 (the "CERTIFICATES"), will consist of the following four classes: (i) Class I-A and Class II-A (together, the "CLASS A CERTIFICATES" or the "OFFERED CERTIFICATES") and (ii) Class I-R and Class II-R (the "RESIDUAL CERTIFICATES"). The Residual Certificates are not offered hereby. The "CLASS PRINCIPAL BALANCE" for any Class will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class and
(ii) allocations of losses required to be borne by such Class.

    The "CERTIFICATE PRINCIPAL BALANCE" for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate. The aggregate initial Certificate Principal Balance will be approximately equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Offered Certificates will comprise 100% of the initial aggregate Certificate Principal Balance of the Certificates. The Offered Certificates are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof.

    Each Class of Book-Entry Certificates will initially be represented by a global Certificate registered in the name of the nominee of DTC. DTC has advised the Company that DTC's nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. No Book-Entry Certificateholder will be entitled to receive a certificate representing such person's interest in such Certificate. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references herein to actions by Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports, and statements to Book-Entry Certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of such Certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates" herein.

BOOK-ENTRY REGISTRATION

    Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC Participants (as defined below), or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC,will hold the global Certificates for the Book-Entry Certificates.

    DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("DTC PARTICIPANTS") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include the Underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC PARTICIPANTS").

    Certificateholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Certificateholders. It is anticipated that the sole "Certificateholder" (as such term is used in the Pooling Agreement) for each Class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with whom Book-Entry Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

    DTC has advised the Company that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC the related Book-Entry Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Book-Entry Certificate. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry Certificates.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry Certificates and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of an Event of Default, holders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

    Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

    Distributions of principal and interest on the Definitive Certificates, as well as the other Classes of Certificates, will be made by the Trustee (or its duly appointed paying agent, if any) directly to holders of such Certificates in accordance with the procedures described forth herein and in the Pooling Agreement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names such Certificates were registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the Certificate Registrar. The final payment on any Certificate (whether Class A, Definitive Certificates or the global Certificates registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month in which all remaining outstanding Certificates will be retired.

    Definitive Certificates, as well as the other Classes of Certificates, will be transferable and exchangeable at the offices of the Trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DISTRIBUTIONS OF INTEREST

    With respect to each Class of Offered Certificates, interest will be passed through monthly on each Distribution Date, commencing in October 1997. With respect to each Distribution Date, an amount of interest will accrue on each Class of Offered Certificates generally equal to 1/12th of the applicable Remittance Rate for such Class multiplied by the related Class Principal Balance. Interest to be distributed on a Class of Offered Certificates on any Distribution Date (the "INTEREST DISTRIBUTION AMOUNT") will consist of interest accrued during the preceding calendar month, as described above, and the portion of the Interest Distribution Amount remaining unpaid from the preceding Distribution Date less the sum, with respect to any Mortgage Loan in the related Loan Group, of (i) the portion allocated to such Class of any shortfalls in interest collections resulting from the timing of Curtailments and Payoffs not otherwise covered by Compensating Interest, (ii) the portion allocated to such Class of any interest shortfalls related to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT") and (iii) the portion allocated to such Class of the amounts which would otherwise be Compensating Interest but for the Master Servicer's failure to remit such amounts to the Certificate Account. The Interest Distribution Amount for a Class of Offered Certificates will be paid from the Available Distribution Amount (as defined herein) for the related Loan Group, together with Excess Interest from the other Loan Group and the Yield Supplement Amount applicable to such Loan Group. Except as described below, to the extent that such amounts are insufficient to pay the amount of the Interest Distribution Amount to which such Class of Offered Certificates is entitled, such insufficiency will (i) first, be withdrawn from the applicable Reserve Fund and distributed to such Class of Offered Certificates until the amount on deposit in such Reserve Fund has been reduced to zero and (ii) second, subject to the terms of the Certificate Insurance Policy, be covered by payments under the Certificate Insurance Policy. Any failure of the Master Servicer to remit Compensating Interest and shortfalls in interest collections resulting from the timing of Curtailments and Payoffs and due to the Relief Act will not be covered by the Reserve Funds or the Certificate Insurance Policy. See "Credit Enhancements" herein.

    The Remittance Rate for each Class of Class A Certificates with respect to any Distribution Date will equal (i) on or prior to the applicable Put Date, the lesser of (x) the Target Rate for such Class of Certificates and (y) the sum of
(a) the weighted average (by principal balance) of the Pass-Through Rates on the Mortgage Loans in the related Loan Group for such Distribution Date, (b) twelve times the ratio, expressed as a percentage, of the Excess Interest, if any, received from the other Loan Group, divided by the Class Principal Balance of such Class of Certificates (such percentage deemed to be zero after the Distribution Date in July 2000) and (c) twelve times the ratio, expressed as a percentage, of the applicable Yield Supplement Amount, divided by the Class Principal Balance of such Class of Certificates; and (ii) after the applicable Put Date, the weighted average (by principal balance) of the Pass-Through Rates on the Mortgage Loans in the related Loan Group for such Distribution Date (which will equal the weighted average Mortgage Interest Rate of such Mortgage Loans less 1.750%). The "TARGET RATE" will be 6.490% for the Class I-A Certificates and 6.600% for the Class II-A Certificates. The "PASS-THROUGH RATE" of a Mortgage Loan for any Distribution Date will be the Mortgage Interest Rate thereon as of the first day of the month preceding the month of such Distribution Date less the sum of the related (a) Servicing Fee, (b) Master Servicing Fee, (c) Supplemental Fee which will be payable on any Distribution Date after the applicable Put Date and (d) Premium Payment Rate (collectively, the "GROSS FEES"). The Gross Fees with respect to each Mortgage Loan in Loan Group I will equal 0.415% for any Distribution Date on or prior to the Put Date, and 1.750% thereafter. The Gross Fees with respect to each Mortgage Loan in Loan Group II will equal 0.405% for any Distribution Date on or prior to the Put Date, and 1.750% thereafter.

    The "EXCESS INTEREST" for each Loan Group will equal on any Distribution Date the excess, if any, of the interest due in respect of the Mortgage Loans in the related Loan Group on the Due Date in the month of such Distribution Date (net of the sum of the Gross Fees and the related Residual Allocable Share (as defined below) of (i) any shortfalls in interest collections resulting from the timing of Curtailments and Payoffs not otherwise covered by Compensating Interest, (ii) any interest shortfalls related to the Relief Act and (iii) any failure of the Master Servicer to remit amounts which would otherwise constitute Compensating Interest) over the interest payable on the related Class A Certificates at the applicable Target Rate on such Distribution Date. The "RESIDUAL ALLOCABLE SHARE" for each Class of Residual Certificates on any Distribution Date will equal a fraction, the numerator of which is the excess, if any, of (i) the weighted average Pass-Through Rate of the Mortgage Loans in the related Loan Group for such Distribution Date over (ii) the Target Rate for such Loan Group, and the denominator of which is the weighted average Pass-Through Rate of the Mortgage Loans in such Loan Group for such Distribution Date. The "INTEREST SHORTFALL" for each Loan Group will equal on any Distribution Date the excess, if any, of interest payable on the related Class A Certificates at the applicable Target Rate on such Distribution Date over the interest due in respect of the Mortgage Loans in the related Loan Group on the Due Date in the month of such Distribution Date (net of Gross Fees). The Excess Interest, the Residual Allocable Share, the Yield Supplement Amount and the Interest Shortfall for a Loan Group will each be deemed to be zero for any Distribution Date after the applicable Put Date.

    The "YIELD SUPPLEMENT AMOUNT" for each Loan Group will equal on any Distribution Date the following: (i) if there is no Interest Shortfall for that Loan Group, zero; (ii) if there is an Interest Shortfall only for that Loan Group, the lesser of (a) the amount of such Interest Shortfall less the Excess Interest received from the other Loan Group and (b) the amount on deposit in the Yield Supplement Account; and (iii) if there are Interest Shortfalls for both Loan Groups, the amount of the Interest Shortfall with respect to such Loan Group up to such Loan Group's pro rata share (by amount of Interest Shortfall) of the amount in the Yield Supplement Account.

    On each Distribution Date, the Excess Interest for a Loan Group will be distributed (i) first, to the Class A Certificates related to the other Loan Group up to the amount of the Interest Shortfall for such other Loan Group; (ii) second, to the Yield Supplement Account until it reaches the Required Account Level; and (iii) third, to the applicable Class of Residual Certificates; PROVIDED, however, that if there is Excess Interest for both Loan Groups, then Excess Interest from each Loan Group will be contributed pro rata (by the amount of Excess Interest) to the Yield Supplement Account until the Required Account Level is reached, with any remaining amounts of Excess Interest distributed to the applicable Class of Residual Certificates. The "REQUIRED ACCOUNT LEVEL" on each Distribution Date will be $50,000.

    The Class I-A and Class II-A Certificates will have the benefit of a single Yield Supplement Account maintained by the Trustee in order to compensate for Interest Shortfalls. On any Distribution Date, (i) if there is Excess Interest for both Loan Groups, then such Excess Interest will be deposited pro rata (by amount of Excess Interest) into the Yield Supplement Account until the amount on deposit reaches the Required Account Level and (ii) if there is Excess Interest in one Loan Group which is greater than the Interest Shortfall for the other Loan Group, then such excess will be deposited into the Yield Supplement Account until the amount on deposit reaches the Required Account Level. On any Distribution Date, the Yield Supplement Amount for each Loan Group, if any, will be withdrawn from the Yield Supplement Account and distributed to the related Class A Certificates as described above. On the Distribution Date following the Group II Adjustment Date, the remaining funds in the Yield Supplement Account will be distributed to the holders of the Class I-R and Class II-R Certificates, and no further amounts will be deposited therein.

    COMPENSATING INTEREST. Subject to the limitations described in this Prospectus Supplement under "Yield and Prepayment Considerations", the Master Servicer is obligated to remit to the Certificate Account for each Loan Group on each Distribution Date an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of Payoffs made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month on the Mortgage Loans in such Loan Group and (b) the aggregate monthly Master Servicing Fee for such Loan Group, any reinvestment income realized by the Master Servicer relating to Payoffs made from the 15th day of the calendar month preceding such Distribution Date to the 14th day of the month of such Distribution Date and interest payments on Payoffs received during the period of the second day through the 14th day of the month of such Distribution Date, in each case on the Mortgage Loans in such Loan Group. The amount so passed through will hereinafter be referred to as "COMPENSATING INTEREST". In addition, for each Loan Group, if the amount calculated in clause (a) is less than the amount calculated in clause (b), then the excess of clause (b) over clause (a) for such Loan Group will be available as Compensating Interest for the other Loan Group. On each Distribution Date, Compensating Interest for a Loan Group will be distributed to the related Class of Offered Certificates and allocated to the payment of the related Excess Interest, and any remaining shortfall in interest collections resulting from the timing of Payoffs and all shortfalls resulting from the timing of Curtailments will be allocated in each case, (i) to the related Class of Offered Certificates in the proportion that the applicable Target Rate bears to the weighted average Pass-Through Rate of the related Loan Group for such Distribution Date and (ii) to the related Excess Interest, the remainder thereof; provided, however, that on all Distribution Dates after the related Put Date and on all Distribution Dates on which the applicable Target Rate exceeds the applicable weighted average Pass-Through Rate, all Compensating Interest for a Loan Group will be distributed, and all remaining interest shortfalls will be allocated, to the related Class of Offered Certificates. Any failure of the Master Servicer to remit Compensating Interest and shortfalls in interest collections resulting from the timing of Curtailments and Payoffs will not be covered by the Reserve Funds or the Certificate Insurance Policy. See "Yield and Prepayment Considerations" herein and "Yield Considerations -- Effective Interest Rate" in the Prospectus.

DISTRIBUTIONS OF PRINCIPAL

    On each Distribution Date, holders of each Class of Offered Certificates will be entitled to receive principal distributions from the Available Distribution Amount for the related Loan Group to the extent thereof after giving effect to distributions of interest to that Class of Certificates on such Distribution Date and payments in respect of the Excess Interest for the related Loan Group on such Distribution Date, to the extent described herein. Distributions of principal to the Offered Certificates will be based on principal payments received with respect to the Mortgage Loans in the related Loan Group, together with payments received with respect to the Credit Enhancements, as described herein.

    The Class I-A and Class II-A Certificates will each be entitled to receive on each Distribution Date as payments of principal the sum of (i) the Principal Payment Amount for the related Loan Group, (ii) the Principal Prepayment Amount for the related Loan Group and (iii) the principal balance of any Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. On each Last Scheduled Distribution Date (as defined herein), the related Class of Offered Certificates will be entitled to receive the remaining Class Principal Balance of such Class.

    For any Distribution Date and for any Loan Group, the "PRINCIPAL PAYMENT AMOUNT" is, with respect to the Mortgage Loans in such Loan Group, the sum of
(i) scheduled principal payments on such Mortgage Loans due on the related Due Date to the extent received or advanced, (ii) the principal portion of repurchase proceeds received with respect to any such Mortgage Loan which was repurchased as permitted or required by the Pooling Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received from such Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or amounts received with respect to Liquidated Mortgage Loans (as defined herein). For any Distribution Date and for any Loan Group, the "PRINCIPAL PREPAYMENT AMOUNT" is, with respect to the Mortgage Loans in such Loan Group, the sum of (i) all Curtailments from such Mortgage Loans which were received during the preceding calendar month and (ii) all Payoffs from such Mortgage Loans received from the 15th day of the month immediately prior to the month of such Distribution Date through the 14th day of the month of such Distribution Date (except for Payoffs received from the Cut-Off Date through September 14, 1997, which will be passed through to holders of Offered Certificates on the October 1997 Distribution Date). A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan as to which the Master Servicer or a servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered.

    On each Distribution Date, principal distributions to holders of Offered Certificates representing the portion of the balance of a Liquidated Mortgage Loan which constitutes a realized loss will be made from the Credit Enhancements as follows: (i) first, except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each, as defined in the Prospectus) in excess of the designated amounts of Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein), such amount will be withdrawn from the applicable Reserve Fund until the amount on deposit in such Reserve Fund has been reduced to zero and (ii) second, subject to the terms of the Certificate Insurance Policy, such amount will be covered by payments under the Certificate Insurance Policy. During the continuance of a default under the Certificate Insurance Policy, any remaining portion of such loss will be allocated to the related Class of Offered Certificates in reduction of its Class Principal Balance.

    Shortfalls in amounts available to pay other principal distributions may also be withdrawn from the respective Reserve Fund.

    "GROUP I SPECIAL HAZARD COVERAGE" is expected to equal approximately $2,856,865 as of the Cut-Off Date. "GROUP II SPECIAL HAZARD COVERAGE" is expected to equal approximately $6,394,339 as of the Cut-Off Date. Special Hazard Coverage for a Loan Group will be reduced, from time to time, by the amount of Special Hazard Losses incurred for such Loan Group. On each anniversary of the Cut-Off Date, the Special Hazard Coverage for a Loan Group will be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans in the Loan Group located in the single California zip code area containing the largest aggregate principal balance of such Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans in the Loan Group and (c) twice the unpaid principal balance of the largest single Mortgage Loan in the Loan Group, in each case calculated as of the Due Date in the immediately preceding month and (2) the Special Hazard Coverage for the Loan Group as of the Cut-Off Date as reduced by the Special Hazard Losses incurred for such Loan Group since the Cut-Off Date.

    "GROUP I FRAUD COVERAGE" is expected to equal approximately $5,713,731 as of the Cut-Off Date. "GROUP II FRAUD COVERAGE" is expected to equal approximately $8,199,965 as of the Cut-Off Date. Fraud Coverage for a Loan Group will be reduced, from time to time, by the amount of Fraud Losses incurred for such Loan Group. On each anniversary of the Cut-Off Date, Fraud Coverage for a Loan Group will be reduced to the lesser of (i) on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.0% of the aggregate principal balance of the Mortgage Loans in the related Loan Group as of the Due Date in the preceding month and (ii) the excess of the Fraud Coverage for such Loan Group as of the Cut-Off Date over cumulative Fraud Losses incurred for such Loan Group. On the fifth anniversary of the Cut-Off Date, Fraud Coverage for each Loan Group will be reduced to zero.

    "GROUP I BANKRUPTCY COVERAGE" is expected to equal approximately $110,667 as of the Cut-Off Date. "GROUP II BANKRUPTCY COVERAGE" is expected to equal approximately $148,720 as of the Cut-Off Date. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses incurred for such Loan Group.

    Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced with the prior written consent of the Certificate Insurer upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the applicable Classes of Offered Certificates by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses, could adversely affect the level of protection afforded the applicable Classes of Offered Certificates by the related Reserve Fund.

THE RESIDUAL CERTIFICATES

    On each Distribution Date, in addition to payments to the Residual Certificates described in "-- Distributions of Interest" herein, any amounts remaining in the Certificate Account from the Available Distribution Amount for a Loan Group after distributions of interest and principal on the related Class of Offered Certificates and distributions of Excess Interest, if any, paid to the other Class of Offered Certificates or deposited to the Yield Supplement Account will be distributed to the applicable Residual Certificateholders, together with Excess Liquidation Proceeds (as defined below), if any. Distributions of such remaining amounts to the Residual Certificateholders will be subordinate to all payments required to be made on the other Certificates on any Distribution Date.

    Any amounts remaining in the Certificate Account related to a Loan Group upon reduction of the aggregate Certificate Principal Balance of the related Certificates to zero, payment of reimbursement amounts to the Certificate Insurer, payment of any outstanding expenses and termination of the applicable REMIC will be distributable to the applicable Class of Residual Certificateholders. See "-- Optional Termination" herein.

ADVANCES

    With respect to each Mortgage Loan, the Master Servicer will make Advances to the Certificate Account on each Distribution Date to cover any shortfall between (i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Certificate Account on account of such payments; provided that the Master Servicer determines, in good faith, on such Distribution Date that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts received with respect to such Mortgage Loan. Advances are reimbursable to the Master Servicer from cash in the Certificate Account prior to payments to the Certificateholders if the Master Servicer determines that such Advances previously made are not recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Mortgage Loan.

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for such Distribution Date which will be determined separately with respect to Loan Group I and Loan Group II, will, in each case, generally include scheduled principal and interest payments due on the related Due Date to the extent received or advanced, Curtailments received in the previous calendar month (as set forth below), Payoffs received in the applicable period to the extent set forth below and amounts received with respect to liquidations of Mortgage Loans with respect to such Loan Group in the previous calendar month, and will be distributed by or on behalf of the Trustee to the Certificateholders, as specified herein.

    The Due Date related to each Distribution Date is the first day of the month in which such Distribution Date occurs. The determination date (the "DETERMINATION DATE") is a day not later than the 10th day preceding the related Distribution Date in the month in which such Distribution Date occurs.

    The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date for each Loan Group, as more fully described in the Pooling Agreement, will equal the sum, with respect to the Mortgage Loans in such Loan Group, of the following amounts:

        (1) the total amount of all cash received by or on behalf of the Master Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including advances made by servicers and proceeds of liquidated Mortgage Loans), except:

           (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

           (b) all Curtailments on such Mortgage Loans received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

           (c) all Payoffs on such Mortgage Loans received on or after the 15th day of the month of any such Determination Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the previous calendar month), and interest which was accrued and received on such Payoffs received during the period from the first to the 14th day of the month of such Determination Date, which interest shall not be included in the calculation of the Available Distribution Amount for any Distribution Date;

           (d) Liquidation Proceeds and Insurance Proceeds received on Mortgage Loans after the previous calendar month;

           (e) all amounts in the Certificate Account which are due and reimbursable to a servicer or the Master Servicer pursuant to the terms of the Pooling Agreement;

           (f) the sum of the Servicing Fee, the Master Servicing Fee, the Supplemental Fee and the Premium Payment Rate for each Mortgage Loan; and

           (g) the excess, if any, of aggregate Liquidation Proceeds on such Mortgage Loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received ("EXCESS LIQUIDATION PROCEEDS");

        (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Master Servicer:

           (a) all Advances made by the Master Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans; and

           (b) any amounts payable as Compensating Interest on such Distribution Date relating to such Mortgage Loans; and

        (3) the total amount of any cash received by the Trustee or the Master Servicer during the preceding month in respect of the obligation of the Company to repurchase any such Mortgage Loan.

    With respect to each Distribution Date, the Trustee, on behalf of the holders of the Class A Certificates, may make a claim on the Certificate Insurance Policy, which guarantees for such Certificateholders the Deficiency Amount (as defined in "Credit Enhancements -- The Certificate Insurance Policy and the Certificate Insurer" herein.) See "Distribution of Credit Enhancements -- Enforceability of Certain Provisions" in the Prospectus.

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the Class I-A and Class II-A Certificates is the Distribution Date in October, 2026 and July, 2027, respectively, which in each case is the Distribution Date in the month after the scheduled maturity date for the latest maturing Mortgage Loan in the related Loan Group.

    The actual rate of principal payments on the Offered Certificates will depend on the rate of payments of principal (including Principal Prepayments) on the Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience on the Mortgage Loans.

PUT OPTION AND CLEAN-UP OPTION

    During the 30 day period ending on the second Distribution Date preceding the Distribution Date in July, 2000, with respect to Loan Group I, and in October, 2001, with respect to Loan Group II, (each, a "PUT DATE"), each Certificateholder of the related Class of Offered Certificates will have the option to require the Bank to purchase such Certificateholder's Certificates of the related Class (the "PUT OPTION"). If the Put Option is exercised with respect to more than 90% of the outstanding Class Principal Balance of a Class of Offered Certificates, the Bank will have the option to purchase on the same terms all of the outstanding Offered Certificates of such Class, including Certificates with respect to which the applicable Certificateholder has not exercised the Put Option (the "CLEAN-UP OPTION"). Subject to its terms, the Certificate Insurance Policy will insure the obligation of the Bank to pay the purchase price to any holder of an Offered Certificate who exercises the Put Option and, if the Bank exercises the Clean-Up Option, the purchase price for all of the Certificates of such Class. If the Bank fails to pay the purchase price with respect to any Certificate for which the holder thereof has exercised the Put Option, resulting in a claim upon the Certificate Insurance Policy, the Certificate Insurer will have the right to purchase all of the Certificates of the related Class without regard to whether Certificateholders of such Class representing 90% or more of the outstanding Class Principal Balance have exercised the Put Option (the "CERTIFICATE INSURER CLEAN-UP OPTION"). The purchase price for any Certificate for which the related Certificateholder has exercised the Put Option, the Bank has exercised the Clean-Up Option or the Certificate Insurer has exercised the Certificate Insurer Clean-Up Option will be the sum of the outstanding Certificate Principal Balance of such Certificate on the Put Date (after giving effect to distributions otherwise made on such date) plus accrued and unpaid interest thereon at the applicable Remittance Rate up to the Put Date.

    Certificateholders will be notified of their right to exercise the Put Option on or before the third Distribution Date preceding the Put Date for the related Loan Group, and will be required to give written notice to the Master Servicer of their intention to exercise the Put Option during the 30 day period ending on the second Distribution Date preceding such Put Date. Notice of exercise of the Put Option delivered to the Master Servicer by a Certificateholder will be irrevocable. Receipt by the Master Servicer of notices from Certificateholders holding more than 90% of the Class Principal Balance of the applicable Class will permit the Bank to exercise the Clean-Up Option. If the Bank intends to exercise the Clean-Up Option, the Bank will cause the Master Servicer to provide notice to the applicable Class of Certificateholders by the Distribution Date prior to the Put Date.

    PNC BANK, NATIONAL ASSOCIATION

    PNC Bank, National Association (the "BANK") is a national banking association with its principal office in Pittsburgh, Pennsylvania. The Bank offers a wide range of domestic and international consumer banking, corporate banking and trust and asset management services to its customers. At December 31, 1996, the Bank had total assets of $57.6 billion, total loans (net of unearned income) of $41.3 billion, total deposits of $36.4 billion and total equity capital of $4.6 billion. At June 30, 1997, the corresponding amounts were $57.5 billion, $44.1 billion, $36.2 billion and $4.8 billion, respectively. Such amounts reflect the September 6, 1996 merger of Midlantic Bank, National Association and PNC Bank,

National Association, with the surviving entity continuing under the name "PNC Bank, National Association". The Bank's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

    The Bank is a wholly-owned indirect subsidiary of PNC Bank Corp. (the "HOLDING COMPANY" and together with its subsidiaries, the "CORPORATION"), a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Holding Company was incorporated in 1983 under the laws of the Commonwealth of Pennsylvania with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, the Corporation has diversified its geographical presence and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. The Corporation operates banking subsidiaries in Pennsylvania, Delaware, Florida, Indiana, Kentucky, Massachusetts, New Jersey and Ohio and conducts certain non-banking operations throughout the United States. The Corporation's major businesses include consumer banking, corporate banking, real estate banking, mortgage banking and asset management. At December 31, 1996, the Corporation had total assets of $73.3 billion, total loans (net of unearned income) of $51.8 billion, total deposits of $45.7 billion and total shareholders' equity of $5.9 billion. At June 30, 1997, the corresponding amounts were $72.0 billion, $53.5 billion, $45.2 billion and $5.4 billion, respectively.

    The Corporation's corporate legal structure currently consists of 10 subsidiary banks and over 110 nonbank subsidiaries. The Bank is the Corporation's principal bank subsidiary, accounting for approximately 80% of total assets at June 30, 1997. The Corporation anticipates that some of its subsidiary banks may merge with the Bank as permitted by law.

    Audited financial statements of the Corporation are available upon request from PNC Mortgage Securities Corp., 75 North Fairway Drive, Vernon Hills, Illinois 60061, attn: Richie Moore.

OPTIONAL TERMINATION

    On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans in a Loan Group is less than 10% of the aggregate principal balance of such Mortgage Loans as of the Cut-Off Date, the Company may repurchase such Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining in the Trust, and thereby effect the termination of the related REMIC and the retirement of the related Certificates. In connection with any such repurchase, Certificateholders will receive an amount not less than the aggregate Certificate Principal Balance of the related Offered Certificates plus accrued interest thereon through the last day of the preceding calendar month. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of a REMIC will cause the outstanding principal balance of the related Offered Certificates to be paid in full through the distribution of such proceeds. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See "Description of Certificates -- Termination" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee with respect to each Mortgage Loan is 0.250%. The Master Servicing Fee with respect to each Mortgage Loan is 0.050%.

    In addition, on each Distribution Date following the Put Date for each Loan Group, a Supplemental Fee will be paid with respect to each Mortgage Loan in the related Loan Group. This Supplemental Fee will equal 1.335% on each Mortgage Loan in Loan Group I and 1.345% on each Mortgage Loan in Loan Group II and will be in addition to the Servicing Fee, Master Servicing Fee and Premium Payment Rate. The payment of the Supplemental Fee on each Distribution Date following the applicable Put Date may significantly lower the Remittance Rate on the related Class of Offered Certificates, thereby increasing the likelihood that Certificateholders will exercise the Put Option and consequently increasing the likelihood that the Bank will exercise the Clean-Up Option or the Certificate Insurer will exercise the Certificate Insurer Clean-Up Option. The Supplemental Fee will be payable to the Bank.

    The Premium Payment Rate with respect to each Mortgage Loan in a Loan Group is the rate at which the fee payable to the Certificate Insurer is calculated.

    For each Mortgage Loan and for each Distribution Date, the "GROSS FEES" will equal the sum of the applicable (a) Servicing Fee, (b) Master Servicing Fee, (c) Supplemental Fee (for any Distribution Date after the applicable Put Date) and
(d) Premium Payment Rate. The Gross Fees with respect to each Mortgage Loan in Loan Group I will equal 0.415% for any Distribution Date on or prior to the Put Date, and 1.750% thereafter. The Gross Fees with respect to each Mortgage Loan in Loan Group II will equal 0.405% for any Distribution Date on or prior to the Put Date, and 1.750% thereafter.

    See "Description of Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Company and the servicers. The Company, as Master Servicer, will pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus. In particular, pursuant to the Pooling Agreement, each month or year, as applicable, the Master Servicer will be obligated to pay from the Master Servicing Fee the fees of the Trustee and certain other fees and expenses of the Trust, as prescribed by the Pooling Agreement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The effective yield to maturity of each Class of Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the applicable Remittance Rate, the actual characteristics of the Mortgage Loans in the related Loan Group, the rate of principal payments (including Principal Prepayments) on the Mortgage Loans and the rate of liquidations on the Mortgage Loans in the related Loan Group. The effective yield to maturity to holders of the Offered Certificates will be lower than the yield to maturity otherwise produced by the applicable Remittance Rate and purchase price of such Offered Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). Principal distributions to the Class I-A Certificates and Class II-A Certificates relate to principal payments on the Group I Loans and Group II Loans, respectively.

    The Mortgage Interest Rates on the Mortgage Loans will be fixed for the first five years after origination and thereafter will adjust annually and may vary significantly over time. Upon a Mortgage Loan commencing its adjustable period, annual increases and decreases in the Mortgage Interest Rate on such Mortgage Loan will be limited by the Periodic Cap (other than with respect to the first Adjustment Date) and the Rate Ceiling applicable to such Mortgage Loan and will be based on the Index in effect 45 days prior to the Adjustment Date (which may not rise and fall consistently with mortgage interest rates) plus the applicable Gross Margin. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing rates for similar adjustable rate loans, and accordingly the rate of prepayment may be lower or higher than would otherwise be anticipated. Moreover, although each of the Mortgage Loans has a Rate Ceiling, none has a specified Rate Floor. Accordingly, the minimum Mortgage Interest Rate to which a Mortgage Loan may adjust on any Adjustment Date is the Gross Margin for such Mortgage Loan. Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. Such mortgagors may be induced to refinance adjustable rate mortgage loans when the interest rates and monthly payments on comparable fixed rate loans decline to levels which such mortgagors regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the mortgagors' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

    In addition, the Remittance Rates applicable to each Class of Offered Certificates may decrease, and may decrease significantly after the Mortgage Interest Rates on the Mortgage Loans in the related Loan Group begin to adjust. Any such decrease may result, in part, due to the payment of the Supplemental Fee on each Distribution Date after the applicable Put Date. This may increase the likelihood that the Put Option and, consequently, the Clean-Up Option or Certificate Insurer Clean-Up Option will be exercised.

    If the Put Option is exercised with respect to any Offered Certificate, the Clean-Up Option or the Certificate Insurer Clean-Up Option is exercised with respect to any Class of Offered Certificates, or the clean-up call discussed under "Description of the Certificates -- Optional Termination of the Trust" herein is exercised by the Company with respect to one or both Loan Groups, such action would shorten the weighted average life of the related investment, thereby affecting the yield of such investment.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a Mortgagor prepays a Mortgage Loan in full between Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of such Due Date, but such principal is not distributed to Certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment which Certificateholders will not recoup from any other source.

    In order to reduce the adverse effect on Certificateholders from the deficiency in interest payable as a result of a Payoff on a Mortgage Loan between its Due Dates, the Master Servicer will pass through Compensating Interest to the Certificateholders to the limited extent and in the manner set forth below. Payoffs received from the first day through the 14th day of any month will be passed through to Certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through September 14, 1997, which will be passed through to holders of Offered Certificates on the October 1997 Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest with respect to the prior month. Accordingly, no Compensating Interest will be payable with respect to Payoffs received during such period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to Certificateholders with respect to such period.

    The amount available for payment of Compensating Interest on any Distribution Date will include, among other things, interest at the Pass-Through Rate to the extent of interest payments paid by Mortgagors on Payoffs received from the second day through the 14th day of the month of such Distribution Date. See "Description of the Certificates -- Distributions of Interest" herein. To the extent that the amount available to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a Payoff on a Mortgage Loan, or to the extent that there is an interest deficiency from a Curtailment, such remaining deficiency will be allocated in the manner described under "Description of the Certificates -- Distributions of Interest -- Compensating Interest" herein.

RATE OF PAYMENTS

    The rate of principal payments on the Offered Certificates generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments or Principal Prepayments. See "Risk Factors" herein and "Yield Considerations" in the Prospectus. Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of Principal Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of Principal Prepayments in a Loan Group could result in a lower than expected yield to maturity on the related Class of Offered Certificates purchased at a premium and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of Principal Prepayments in a Loan Group would reduce the return to investors on the related Class of Offered Certificates purchased at a discount, in that principal payments with respect to the Mortgage Loans would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the Offered Certificates at a rate which is comparable to the applicable Remittance Rate. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTION

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption"), the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 15% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

    The CPR percentage does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool and there is no assurance that the Mortgage Loans will prepay at the CPR percentage or any other rate. The actual rate of Principal Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed-rate period, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, during the initial fixed-rate period, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the Certificates.

    The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

    For purposes of the tables set forth in Appendix A, it is assumed that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning October 1, 1997, (ii) any Payoffs on the Mortgage Loans are received on the last day of each month beginning in September 1997 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust does not occur, (v) the Mortgage Loans in each Loan Group are comprised of two subgroups of hypothetical mortgage loans which have the common characteristics indicated:

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP I

                      ORIGINAL          MORTGAGE                               REMAINING        PRINCIPAL AND
UNPAID PRINCIPAL        TERM            INTEREST        PASS-THROUGH             TERM             INTEREST      NEXT PAY
    BALANCE           (MONTHS)            RATE              RATE               (MONTHS)            PAYMENT       CHANGE
----------------  -----------------  ---------------  -----------------  ---------------------  -------------  -----------
 $   123,429.09             360             7.327%            6.912%                 345         $  5,558.99       (1)
  20,504,664.47             360             7.326             6.911                  334          146,084.61       7/1/00
  13,398,342.63             360             7.131             6.716                  335           92,932.44       8/1/00
  13,264,790.56             360             7.319             6.904                  336           94,088.22       9/1/00
   3,245,917.95             360             7.355             6.940                  337           22,931.71      10/1/00
   6,776,884.90             360             7.473             7.058                  338           48,244.63      11/1/00
  10,110,372.94             360             7.440             7.025                  339           71,613.72      12/1/00
  15,940,243.26             360             7.357             6.942                  340          112,209.00       1/1/01
  13,421,094.71             360             7.198             6.783                  341           92,740.33       2/1/01
  13,500,099.18             360             7.001             6.586                  342           91,406.41       3/1/01
  22,266,974.59             360             7.214             6.799                  343          154,527.80       4/1/01
  33,055,665.57             360             7.438             7.023                  344          235,489.57       5/1/01
  26,933,828.43             360             7.646             7.231                  345          193,625.83       6/1/01
  10,987,335.09             360             7.842             7.427                  346           81,544.89       7/1/01
  28,791,426.20             360             7.739             7.324                  347          209,178.72       8/1/01
  53,365,493.08             360             7.551             7.136                  348          379,268.74       9/1/01


UNPAID PRINCIPAL     GROSS       RATE
    BALANCE         MARGIN        CAP
----------------  -----------  ---------
 $   123,429.09       (1)         (1)
  20,504,664.47       2.750%      13.127%
  13,398,342.63        2.750      13.106
  13,264,790.56        2.750      12.977
   3,245,917.95        2.750      12.764
   6,776,884.90        2.750      12.463
  10,110,372.94        2.750      12.362
  15,940,243.26        2.750      12.357
  13,421,094.71        2.750      12.198
  13,500,099.18        2.750      12.001
  22,266,974.59        2.750      12.214
  33,055,665.57        2.750      12.438
  26,933,828.43        2.750      12.646
  10,987,335.09        2.750      12.842
  28,791,426.20        2.750      12.739
  53,365,493.08        2.751      12.550

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP II

                      ORIGINAL          MORTGAGE                               REMAINING        PRINCIPAL AND
UNPAID PRINCIPAL        TERM            INTEREST        PASS-THROUGH             TERM             INTEREST      NEXT PAY
    BALANCE           (MONTHS)            RATE              RATE               (MONTHS)            PAYMENT       CHANGE
----------------  -----------------  ---------------  -----------------  ---------------------  -------------  -----------
 $    80,826.21             360             7.375%            6.970%                 352         $  6,057.22       (1)
  51,609,632.96             360             7.599             7.194                  349          368,016.82      10/1/01
  81,184,641.54             360             7.570             7.165                  350          577,335.87      11/1/01
  73,450,242.76             360             7.436             7.031                  351          514,997.32      12/1/01
  73,433,121.66             360             7.300             6.895                  352          509,328.65       1/1/02
  48,990,693.58             360             7.381             6.976                  353          342,356.94       2/1/02
  35,225,885.94             360             7.433             7.028                  354          246,493.45       3/1/02
  33,804,393.47             360             7.419             7.014                  355          235,536.33       4/1/02
  11,648,784.67             360             7.789             7.384                  356           84,083.16       5/1/02
     570,035.54             360             7.766             7.361                  357            4,098.96       6/1/02


UNPAID PRINCIPAL     GROSS       RATE
    BALANCE         MARGIN        CAP
----------------  -----------  ---------
 $    80,826.21       (1)         (1)
  51,609,632.96       2.750%      12.599%
  81,184,641.54        2.751      12.570
  73,450,242.76        2.750      12.436
  73,433,121.66        2.751      12.300
  48,990,693.58        2.750      12.381
  35,225,885.94        2.750      12.433
  33,804,393.47        2.750      12.419
  11,648,784.67        2.750      12.774
     570,035.54        2.750      12.766

------------

(1) Based on its current principal balance and its current principal and interest payment, this hypothetical mortgage loan would be expected to amortize fully prior to its first Adjustment Date.

(vi) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vii) the Mortgage Loans prepay at the indicated constant percentages of the CPR, (viii) the date of issuance for the Certificates is September 25, 1997,
(ix) cash distributions are received by the Certificateholders on the 25th day of each month when due and (x) the scheduled monthly payments for each Mortgage Loan are based on the principal and interest payment indicated above until the first Adjustment Date, at which time the Mortgage Loan is reamortized with the principal and interest payment computed based upon its unpaid principal balance, Mortgage Interest Rate and remaining term such that the Mortgage Loan will fully amortize by its maturity date (collectively, the "MODELING ASSUMPTIONS").

    Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the Mortgage Loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the Mortgage Loans differ and the initial Class Principal Balances differ, from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any Class of Offered Certificates may be reduced to zero earlier or later than indicated by such tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated CPR percentage. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given CPR percentage.

    Based on the foregoing assumptions, the tables in Appendix A indicate the projected weighted average lives of the Offered Certificates and set forth the percentages of the initial outstanding Class Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at various constant CPR percentages.

ADDITIONAL INFORMATION

    The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more Classes of the Offered Certificates on a Current Report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Supplement.

                              CREDIT ENHANCEMENTS

THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

    The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement. The following constitutes a summary of the provisions of the Certificate Insurance Policy and it does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy, a copy of which may be obtained from the Trustee upon request. The term "Owner", as more specifically defined below, generally refers to the registered holder from time to time of a Class I-A, Class I-R, Class II-A or Class II-R Certificate (the "INSURED CERTIFICATES").

    The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the certificate guaranty insurance policy (the "Certificate Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Insured Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

    Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMICs or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not cover, and Insured Payments do not include, any shortfalls related to the Relief Act, any prepayment interest shortfalls allocable to the Insured Certificates or any failure of the Master Servicer to pay Compensating Interest. The Certificate Insurance Policy does not cover, and the Insured Payments do not include, any amounts payable to the Residual Certificates other than the Excess Interest Amount, including without limitation, any Excess Liquidation Proceeds or any residual distribution amount.

    The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as defined below) on the Business Day (as defined below) following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Insured Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Insured Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

    The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of (i) the Distribution Date or Put Date, as applicable, on which the related distribution is due or (ii) the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "FISCAL AGENT") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

    Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

    The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

    As used in this section "-- The Certificate Insurance Policy and the Certificate Insurer", the following terms shall have the following meanings:

    "AGREEMENT" means the Pooling and Servicing Agreement dated as of September 1, 1997 among PNC Mortgage Securities Corp., as depositor and master servicer, PNC Bank, National Association and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Certificate Insurer.

    "AVAILABLE AMOUNT" means with respect to the Related Insured Certificates and any Distribution Date, the lesser of (a) the amount on deposit in the Certificate Account applicable to the Related Insured Certificates, after giving effect to (i) amounts paid or advanced by the Master Servicer, (ii) transfers from the related Reserve Fund, (iii) transfers of Excess Interest to, or from, the other Loan Group and (iv) transfers from the Yield Supplement Account and
(b) the sum of (i) the Available Distribution Amount applicable to the Related Insured Certificates in accordance with the Agreement, (ii) the Excess Interest received from the other Loan Group in accordance with the Agreement, (iii) the Yield Supplement

Amount applicable to the Related Insured Certificates and (iv) the amount of any withdrawal from the applicable Reserve Fund minus (v) the Excess Interest paid to the other Loan Group in accordance with the Agreement.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

    "DEFICIENCY AMOUNT" means (i) with respect to the Related Class A Certificates and the Related Residual Certificates, as of any Distribution Date, the amount, if any, by which (a) the sum of the Interest Distribution Amount payable to the Related Class A Certificates and the Excess Interest Amount payable to the Related Residual Certificates exceeds (b) the related Available Amount and (ii) with respect to the Related Class A Certificates, (a) as of any Distribution Date, the amount, if any, by which (1) the sum of (A) the sum of the Principal Payment Amount and the Principal Prepayment Amount applicable to the Related Class A Certificates to the extent received by the Trustee or advanced by the Master Servicer or related servicer and (B) the sum of the principal balances of the Mortgage Loans for the related Loan Group which became Liquidated Mortgage Loans during the prior calendar month, exceeds (2) the excess, if any, of the related Available Amount over the sum of the related Excess Interest Amount and the related Interest Distribution Amount, (b) as of each Last Scheduled Distribution Date or on any Distribution Date on which the Company repurchases the Mortgage Loans and all property acquired in respect of such Mortgage Loans, after payment, if any, of all other amounts to the Related Class A Certificates, any remaining Class Principal Balance of the related Class A Certificates and (c) as of the Put Date, the difference between the put purchase price and the portion of the put purchase price, if any, paid by PNC Bank, National Association, of any Related Class A Certificates with respect to which the Put Option or Clean-up Option has been exercised.

    "EXCESS INTEREST AMOUNT" means with respect to the related Loan Group, the Excess Interest for such Loan Group minus the sum of (1) the amount of Excess Interest for such Loan Group required to be distributed to the other Loan Group and (2) the amount of Excess Interest for such Loan Group required to be used to increase the amount on deposit in the Yield Supplement Account.

    "INSURED PAYMENT" means (i) as of any Distribution Date or the Put Date, as applicable, any Deficiency Amount and (ii) any Preference Amount.

    "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date or Put Date, as applicable.

    "OWNER" means each Holder (as defined in the Agreement) of an Insured Certificate who, on the applicable Distribution Date or Put Date, as applicable, is entitled under the terms of Insured Certificates to payment thereunder.

    "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Insured Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

    "RELATED CLASS A CERTIFICATES" means the Class I-A Certificates or the Class II-A Certificates, as applicable.

    "RELATED INSURED CERTIFICATES" means the Class I-A Certificates and the Class I-R Certificates with respect to Loan Group I and the Class II-A Certificates and the Class II-R Certificates with respect to Loan Group II, as applicable.

    "RELATED RESIDUAL CERTIFICATES" means the Class I-R Certificates or the Class II-R Certificates, as applicable.

    Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

    Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

    The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

    The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Insured Certificates.

    The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the six months ended June 30, 1997 and for the periods ending June 30, 1997 and June 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

    All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                           SAP
                                                           -----------------------------------
                                                                                JUNE 30, 1997
                                                                                --------------
                                                            DECEMBER 31, 1996    (UNAUDITED)
                                                           -------------------
                                                                (AUDITED)
                                                                      (IN MILLIONS)
Admitted Assets..........................................       $   4,476         $    4,824
Liabilities..............................................           3,009              3,259
Capital and Surplus......................................           1,467              1,565

                                                                          GAAP
                                                           -----------------------------------
                                                                                JUNE 30, 1997
                                                                                --------------
                                                            DECEMBER 31, 1996    (UNAUDITED)
                                                           -------------------
                                                                (AUDITED)
                                                                      (IN MILLIONS)
Assets...................................................       $   5,066         $    5,408
Liabilities..............................................           2,262              2,412
Shareholder's Equity.....................................           2,804              2,996

    Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

    The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under the heading "Credit Enhancements--The Certificate Insurance Policy and the Certificate Insurer." Additionally, the Certificate Insurer makes no representation regarding the Insured Certificates or the advisability of investing in the Insured Certificates.

    Moody's rates the claims paying ability of the Certificate Insurer "Aaa." S&P rates the claims paying ability of the Certificate Insurer "AAA." Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

    Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the Insured Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Insured Certificates. The Certificate Insurer does not guaranty the market price of the Insured Certificates nor does it guaranty that the ratings on the Insured Certificates will not be revised or withdrawn.

RESERVE FUNDS

    GENERAL

    The Class I-A and Class II-A Certificates will each have the benefit of a reserve fund (the "CLASS I-A RESERVE FUND" and "CLASS II-A RESERVE FUND", respectively, and collectively, the "RESERVE FUNDS") maintained by the Trustee into which $5,713,731 and $8,199,965, respectively, will be deposited by the Bank on the Closing Date. On each Distribution Date, amounts on deposit in each Reserve Fund will be available for distributions on the related Class of Certificates to cover certain shortfalls and losses in respect of interest and principal (including shortfalls with respect to amounts available to pay the Excess Interest Amount).

    PERIODIC REDUCTIONS IN THE RESERVE FUNDS

    On each Distribution Date, an amount equal to the applicable Reserve Fund Release Amount (as defined below) will be released from each Reserve Fund to the Bank; provided, however, that on any Distribution Date on which the respective Reserve Fund Percentage (as defined below) (before giving effect to any distributions or releases) is less than the respective initial Reserve Fund Percentage, the related Reserve Fund Prepayment Percentage (as defined below) will be zero, unless the distributions of principal to the related Class of Offered Certificates on that Distribution Date would raise the related Reserve Fund Percentage above its initial Reserve Fund Percentage, in which case the applicable Reserve Fund Release Amount will be the lesser of (i) the amount that would otherwise be released to the Bank and (ii) the amount necessary to lower the related Reserve Fund Percentage to its initial level.

    The "RESERVE FUND RELEASE AMOUNT" for a Reserve Fund for any Distribution Date will be equal to the sum of (i) the related Reserve Fund Percentage of the related Principal Payment Amount distributed on such date, (ii) the related Reserve Fund Prepayment Percentage (as defined herein) of the related Principal Prepayment Amount distributed on such date and (iii) the related Reserve Fund Liquidation Amount (as defined below). The "RESERVE FUND PERCENTAGE" for each Class of Offered Certificates will equal on any Distribution Date the amount in the related Reserve Fund, before giving effect to any withdrawals therefrom on such Distribution Date, divided by the related Class Principal Balance of such Class of Offered Certificates, before giving effect to distributions on such Distribution Date. The initial Class I-A Reserve Fund Percentage will equal 2.00% and the initial Class II-A Reserve Fund Percentage will equal 2.00%.

    The "RESERVE FUND PREPAYMENT PERCENTAGE" for any Class of Offered Certificates for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal zero percent. The Reserve Fund Prepayment Percentage for any Class of Offered Certificates on the Distribution Date in each of the months of the tenth through fourteenth anniversaries of the first Distribution Date will be as follows: (i) for any Distribution Date in or after the month of the tenth anniversary of the first Distribution Date but before the eleventh anniversary of the month of the first Distribution Date, 30% of the related Reserve Fund Percentage for such Distribution Date; (ii) for any Distribution Date in or after the month of the eleventh anniversary of the first Distribution Date but before the twelfth anniversary of the month of the first Distribution Date, 40% of the related Reserve Fund Percentage for such Distribution Date; (iii) for any Distribution Date in or after the month of the twelfth anniversary of the first Distribution Date but before the thirteenth anniversary of the month of the first Distribution Date, 60% of the related Reserve Fund Percentage for such Distribution Date; and (iv) for any Distribution Date in or after the month of the thirteenth anniversary of the first Distribution Date but before the fourteenth anniversary of the month of the first Distribution Date, 80% of the related Reserve Fund Percentage for such Distribution Date. For any Distribution Date in or after the fourteenth anniversary of the month of the first Distribution Date, the Reserve Fund Prepayment Percentage for each Class of Offered Certificates will be the related Reserve Fund Percentage for such Distribution Date. However, on any Distribution Date on which the Reserve Fund Prepayment Percentage otherwise may increase as described above, if the delinquencies or losses on the Mortgage Loans in the related Loan Group exceed the limits set forth in clause (b) and (c) below, the related Reserve Fund Prepayment Percentage for such Distribution Date will not increase and will be equal to the percentage in effect prior to such Distribution Date until such loss and delinquency percentages are satisfied.

    Notwithstanding the above, if on any Distribution Date on or after the month of the third anniversary of the first Distribution Date (a) a Reserve Fund Percentage relating to a Mortgage Loan Group equals at least twice its initial Reserve Fund Percentage, (b) aggregate realized losses on the Mortgage Loans in the related Loan Group from the Closing Date up to such Distribution Date (i) if such Distribution Date is during the twelve month period commencing on the third, fourth, fifth or sixth anniversary of the month of the first Distribution Date, have not exceeded 10%, 15%, 20% or 25%, respectively, of the initial amount deposited in the related Reserve Fund on the Closing Date, (ii) if such Distribution Date is during the period commencing on the seventh anniversary of the month of the first Distribution Date and ending prior to the tenth anniversary of the month of the first Distribution Date, have not exceeded 30% of the initial amount deposited in the related Reserve Fund on the Closing Date and (iii) if such Distribution Date is during the twelve month period commencing on the tenth, eleventh, twelfth, thirteenth or fourteenth anniversary of the month of the first Distribution Date (or any Distribution Date thereafter) have not exceeded 30%, 35%, 40%, 45% or 50%, respectively, of the initial amount deposited in the related Reserve Fund on the Closing Date and (c) over the prior 6 months, the average aggregate outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) does not exceed 2.00% of the average aggregate outstanding principal balance of all Mortgage Loans in the related Loan Group, then the related Reserve Fund Prepayment Percentage for such Distribution Date will be the related Reserve Fund Percentage for such Distribution Date.

    The "RESERVE FUND LIQUIDATION AMOUNT" for any Loan Group is the aggregate of, for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of the Distribution Date, the excess, if any, of the Liquidation Principal with respect to such Mortgage Loan over the lesser of (a) the product of (x) the Stated Principal Balance of such Mortgage Loan and (y) the difference between 100% and the related Reserve Fund Percentage and (b) the product of (x) the Liquidation Principal with respect to such Mortgage Loan and (y) the difference between 100% and the related Reserve Fund Prepayment Percentage. "LIQUIDATION PRINCIPAL" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date. A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan as to which the Master Servicer or a servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

    The "STATED PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-Off Date, after application of all scheduled principal payments paid or advanced on or before the Cut-Off Date, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination, and as further reduced to the extent that any realized loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust. The Class I-A and Class II-A Certificates issued by the Trust generally should represent ownership of (i) REMIC regular interests in REMIC I and REMIC II, respectively, (ii) the right to receive payments from the related Excess Interest and the Yield Supplement Account, which rights generally will be treated as interests in notional principal contracts and (iii) put options with respect to the related regular interests. Under such characterization each Certificateholder will be required to allocate its purchase price among such instruments based on their respective relative fair market values as of the date of purchase. Other characterizations of the Class I-A and Class II-A Certificates are possible. Such Certificates could be deemed to represent an interest in regular interests, notional principal contracts and put options subject to a call option written by the holder in favor of the Bank. So characterized, the amount allocable as purchase price among the regular interest, the notional principal contract and the put option could be increased above the cash purchase price for such Certificates to account for a payment deemed to have been made from the Bank to the Certificateholder for such written call option. Alternatively, the Class I-A and Class II-A Certificates could be treated as regular interests subject to a joint ownership arrangement between the purchaser and the Bank. For federal income tax purposes, the Master Servicer intends to treat as DE MINIMUS any portion of a Class I-A and Class II-A Certificateholder's purchase price allocable to the related notional principal contract and any call option, and to treat all of such purchase price as allocable to a directly owned regular interest which will be treated as a debt instrument and a directly owned put option. Class I-A and Class II-A Certificateholders should be aware that the effect of allocating a portion of their purchase price to the put option would be to increase the amount of original issue discount ("OID"). Under applicable Treasury Regulations, that allocation will bind a holder of a Class I-A and Class II-A Certificate who does not properly report use of a different allocation to the Internal Revenue Service ("IRS") for purposes of determining the Certificate's issue price and amount of OID for the portion representing ownership of regular interests. Purchasers of Class I-A and Class II-A Certificates similarly will be required to allocate their purchaser price between the underlying regular interests and the related put option for purposes computing any market discount or premium, as well as gain or loss on disposition. Holders of such Certificates will be required to include in income all interest and OID attributable to its investment in REMIC regular interests in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class I-R and Class II-R Certificates will be the "residual interests" in REMIC I and REMIC II, respectively.

    The portions of the Class I-A and Class II-A Certificates treated as regular interests will not be treated as having been issued with OID for federal income tax reporting purposes. Certain Classes of Certificates may be treated for federal income tax purposes as having been purchased at a premium. The Prepayment Assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes is 15% CPR as described herein under "Yield and Prepayment Consideration". No representation is made that the Mortgage Loans will prepay at any given CPR percentage.

    A portion of certain Classes of Certificates may be treated for federal income tax purposes as having been purchased at a premium. Whether any holder of a Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and "-- Market Discount and Premium" in the Prospectus.

    The portion of the Certificates treated as regular interests will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITS") in the same proportion that the assets in the REMICs would be so treated. In addition interest on such portion of the Certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such Certificates are treated as "real estate assets". Moreover, the portion of a Class I-A or Class II-A Certificate allocable to regular interests will constitute "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. Any portion of a Class I-A or Class II-A Certificate, or any payments with respect thereto, allocable to the right to payments from the Excess Interest, Yield Supplement Account, or the put options would not qualify for the foregoing treatments; further, the sale of a Class I-A or Class II-A Certificate by a purchaser which itself is a REMIC pursuant to the put option or the call option may give rise to prohibited transaction taxes applicable to such purchaser. Recently enacted legislation repealed the provisions of Section 593(d) of the Internal Revenue Code allowing the reserve method of accounting for bad debts, effective for taxable years beginning after December 31, 1995. See "Certain Federal Income Tax Consequences" in the Prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    As of the date of their issuance, the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities", the Offered Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates, constitute legal investments for such investors.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the Offered Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the Offered Certificates and national banks may purchase the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may prescribe.

    Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase the Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

    Any fiduciary of an employee benefit plan or other benefit plan or arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE") (each, a "PLAN"), or other person that proposes to use "plan assets" of any Plan to acquire any Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and
Section 4975 of the Code of the acquisition and ownership of such Certificates by, on behalf of or with "plan assets" of any Plan. See "ERISA Considerations" in the Prospectus.

UNDERWRITER'S PTE

    Goldman, Sachs & Co. is the recipient of a final prohibited transaction exemption (the "UNDERWRITER'S PTE") which may afford protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Offered Certificates. Plans (or persons using "plan assets" of any Plan) that acquire Offered Certificates may be eligible for exemptive relief if all applicable conditions of the Underwriter's PTE are satisfied, including the following:

        (a) The Class of such Certificates acquired by the Plan is not subordinated to other Classes of Certificates with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Mortgage Loans;

        (b) The Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "ACT"));

        (c) The acquisition of such Certificates by the Plan is on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

        (d) The sum of all payments made to and retained by the Underwriters in connection with the distribution of such Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of the Mortgage Loans; and the sum of all payments made to and retained by the Company or any other servicer represents not more than reasonable compensation for their services under the Pooling Agreement and reimbursement of their reasonable expenses in connection therewith.

    In addition, the Underwriter's PTE will not provide exemptive relief for certain transactions prohibited by Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code that may result from an investment of "plan assets" of any Plan in such Certificates if:

        (e) The Plan's investment in any Class of such Certificates exceeds 25% of the outstanding Certificates of that Class at the time of acquisition;

        (f) 25% or more of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the Company;

        (g) The Plan is sponsored by the Company, the Underwriters, the Trustee, any servicer, the obligor under any credit support mechanism, or any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans on the Closing Date (a "MAJOR OBLIGOR") or their affiliates; or

        (h) The Plan fiduciary responsible for the decision to invest or any of its affiliates is a Major Obligor.

    Whether the conditions of the Underwriter's PTE will be satisfied with respect to Offered Certificates of a particular Class will depend upon the facts and circumstances existing at the time the Plan acquires (or "plan assets" of the Plan are used to acquire) Certificates of that Class. Any Plan fiduciary or other person that proposes to use "plan assets" of any Plan to acquire such Offered Certificates in reliance upon the Underwriter's PTE should determine whether such acquisition will satisfy all applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

    It is uncertain whether the Offered Certificates will qualify for the exemptive relief available under PTCE 83-1. See "ERISA Considerations -- Prohibited Transaction Class Exemption 83-1" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth opposite its name:

                                                                       PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                                                            CLASS I-A             CLASS II-A
                            UNDERWRITERS                                   CERTIFICATES          CERTIFICATES
---------------------------------------------------------------------  --------------------  --------------------
Goldman, Sachs & Co..................................................    $    207,549,250      $    324,998,606
Donaldson, Lufkin & Jenrette Securities Corporation..................    $     57,137,312      $     81,999,652
PNC Capital Markets, Inc.............................................    $     21,000,000      $      3,000,000
                                                                       --------------------  --------------------
        Total........................................................    $    285,686,562      $    409,998,258
                                                                       --------------------  --------------------
                                                                       --------------------  --------------------

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of such Certificates are purchased.

    The Underwriters propose initially to offer the Offered Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.150% of the principal amount of the Offered Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.075% of the principal amount of the Offered Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

    The Company will indemnify the Underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof. Certain expenses of the Underwriters incurred in connection with this offering will be paid for by the Bank.

    In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Certificates; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Offered Certificates than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the Underwriters if such Offered Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

    PNC Capital Markets, Inc., an Underwriter, is an affiliate of the Company and the Bank.

    The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the Company, the Bank, their respective affiliates and the Trustee, in the ordinary course of business.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Brown & Wood LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters. Kutak Rock, Omaha, Nebraska, will pass upon certain legal matters on behalf of the Certificate Insurer.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the Certificates that the Offered Certificates each be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

    The ratings on the Offered Certificates address the likelihood of the receipt by Certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled and of the payment of the Put Option, Clean-Up Option and Certificate Insurer Clean-Up Option, if exercised. The ratings do not represent any assessment of the likelihood that the rate of Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in the rate of Principal Prepayments, Certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" herein.

    The ratings assigned to the Offered Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Offered Certificates may result in a reduction of one or more of the ratings assigned to the Offered Certificates.

    The Depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody's.

                                    EXPERTS

    The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                       AT VARIOUS PERCENTAGES OF THE CPR+

                                                                    CLASS I-A                             CLASS II-A
                                                         IF THE PUT OPTION IS EXERCISED         IF THE PUT OPTION IS EXERCISED
                                                      -------------------------------------  -------------------------------------
                 DISTRIBUTION DATE                        10%          15%          25%          10%          15%          25%
----------------------------------------------------  -------------------------------------  -------------------------------------
Initial Percentage                                           100%         100%         100%         100%         100%         100%
September 25, 1998..................................          89           84           74           89           84           74
September 25, 1999..................................          79           71           55           79           71           55
September 25, 2000..................................           0            0            0           71           59           41
September 25, 2001..................................           0            0            0           63           50           30
September 25, 2002..................................           0            0            0            0            0            0
September 25, 2003..................................           0            0            0            0            0            0
September 25, 2004..................................           0            0            0            0            0            0
September 25, 2005..................................           0            0            0            0            0            0
September 25, 2006..................................           0            0            0            0            0            0
September 25, 2007..................................           0            0            0            0            0            0
September 25, 2008..................................           0            0            0            0            0            0
September 25, 2009..................................           0            0            0            0            0            0
September 25, 2010..................................           0            0            0            0            0            0
September 25, 2011..................................           0            0            0            0            0            0
September 25, 2012..................................           0            0            0            0            0            0
September 25, 2013..................................           0            0            0            0            0            0
September 25, 2014..................................           0            0            0            0            0            0
September 25, 2015..................................           0            0            0            0            0            0
September 25, 2016..................................           0            0            0            0            0            0
September 25, 2017..................................           0            0            0            0            0            0
September 25, 2018..................................           0            0            0            0            0            0
September 25, 2019..................................           0            0            0            0            0            0
September 25, 2020..................................           0            0            0            0            0            0
September 25, 2021..................................           0            0            0            0            0            0
September 25, 2022..................................           0            0            0            0            0            0
September 25, 2023..................................           0            0            0            0            0            0
September 25, 2024..................................           0            0            0            0            0            0
September 25, 2025..................................           0            0            0            0            0            0
September 25, 2026 and thereafter...................           0            0            0            0            0            0
Weighted Average Life (Years) (1)...................         2.4          2.3          1.9          3.3          2.9          2.4


                                                       IF THE PUT OPTION IS NOT EXERCISED     IF THE PUT OPTION IS NOT EXERCISED

                                                      -------------------------------------  -------------------------------------

                 DISTRIBUTION DATE                        10%          15%          25%          10%          15%          25%

----------------------------------------------------  -------------------------------------  -------------------------------------

Initial Percentage                                           100%         100%         100%         100%         100%         100%

September 25, 1998..................................          89           84           74           89           84           74

September 25, 1999..................................          79           71           55           79           71           55

September 25, 2000..................................          70           59           41           71           59           41

September 25, 2001..................................          62           50           30           63           50           30

September 25, 2002..................................          55           42           22           56           42           22

September 25, 2003..................................          49           35           16           49           35           17

September 25, 2004..................................          44           29           12           44           29           12

September 25, 2005..................................          39           24            9           39           25            9

September 25, 2006..................................          34           20            7           34           21            7

September 25, 2007..................................          30           17            5           30           17            5

September 25, 2008..................................          26           14            4           27           14            4

September 25, 2009..................................          23           12            3           23           12            3

September 25, 2010..................................          20           10            2           20           10            2

September 25, 2011..................................          18            8            1           18            8            1

September 25, 2012..................................          15            6            1           16            7            1

September 25, 2013..................................          13            5            1           13            5            1

September 25, 2014..................................          11            4            1           12            4            1

September 25, 2015..................................          10            3            0           10            4            0

September 25, 2016..................................           8            3            0            8            3            0

September 25, 2017..................................           7            2            0            7            2            0

September 25, 2018..................................           6            2            0            6            2            0

September 25, 2019..................................           5            1            0            5            1            0

September 25, 2020..................................           4            1            0            4            1            0

September 25, 2021..................................           3            1            0            3            1            0

September 25, 2022..................................           2            0            0            2            1            0

September 25, 2023..................................           1            0            0            2            0            0

September 25, 2024..................................           1            0            0            1            0            0

September 25, 2025..................................           0            0            0            1            0            0

September 25, 2026 and thereafter...................           0            0            0            0            0            0

Weighted Average Life (Years) (1)...................         7.8          5.6          3.4          7.9          5.6          3.4


----------
 + This table has been prepared based on the assumptions described herein under "Yield and Prepayment Considerations -- General" (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(1) The weighted average life of any Class of Offered Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Offered Certificates.

PROSPECTUS
                                  PNC MORTGAGE
                                SECURITIES CORP.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                              -------------------

THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PNC MORTGAGE
  SECURITIES CORP. OR ANY OF ITS AFFILIATES, INCLUDING PNC BANK CORP. NEITHER
    THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
                   ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.
                              -------------------

    PNC MORTGAGE SECURITIES CORP. (THE "COMPANY") MAY SELL FROM TIME TO TIME UP TO $3,000,000,000 AGGREGATE AMOUNT OF CERTIFICATES (THE "CERTIFICATES") EVIDENCING UNDIVIDED INTERESTS IN ONE OR MORE TRUSTS (EACH, A "TRUST FUND") TO BE CREATED BY THE COMPANY FROM TIME TO TIME.

    THE CERTIFICATES WILL BE ISSUABLE IN SERIES (EACH, A "SERIES"), EACH OF WHICH WILL REPRESENT UNDIVIDED INTERESTS IN A SINGLE TRUST FUND, UNLESS OTHERWISE INDICATED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. THE PROPERTY OF EACH TRUST FUND WILL CONSIST EITHER OF A POOL OF MORTGAGE LOANS (A "MORTGAGE POOL") SECURED BY ONE-TO FOUR-FAMILY RESIDENTIAL PROPERTIES OR MULTI-FAMILY RESIDENTIAL PROPERTIES (THE "MORTGAGE LOANS") WHICH MORTGAGE LOANS, IF SO SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, MAY INCLUDE COOPERATIVE APARTMENT LOANS ("COOPERATIVE LOANS"), AND RELATED PROPERTY AND INTERESTS, CONVEYED TO THE TRUST FUND BY THE COMPANY, OR OF CERTIFICATES WHICH IN TURN EVIDENCE OWNERSHIP OF A MORTGAGE POOL AND RELATED PROPERTY. UNLESS OTHERWISE INDICATED IN THE RELATED PROSPECTUS SUPPLEMENT, EACH POOL WILL CONSIST ENTIRELY OF FIXED-RATE FIRST-LIEN MORTGAGE LOANS OR ENTIRELY OF ADJUSTABLE-RATE FIRST-LIEN MORTGAGE LOANS ACQUIRED BY THE COMPANY FROM ONE OR MORE QUALIFIED SELLERS. INFORMATION REGARDING EACH SERIES OF CERTIFICATES, INCLUDING THE RATE OF INTEREST BORNE BY THE CERTIFICATES (THE "REMITTANCE RATE") FOR SUCH SERIES, AS WELL AS INFORMATION REGARDING THE SIZE, COMPOSITION AND OTHER CHARACTERISTICS OF THE POOL RELATING TO SUCH SERIES, WILL BE FURNISHED IN A PROSPECTUS SUPPLEMENT AT THE TIME SUCH SERIES IS OFFERED. IF INDICATED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, CERTIFICATES OF A SERIES MAY BE DIVIDED INTO SEVERAL CLASSES (EACH, A "CLASS"), WHICH EACH MAY BEAR DIFFERENT RATES OF INTEREST, AND THE RIGHTS OF THE HOLDERS OF CERTAIN CLASSES MAY BE SUBORDINATED TO THOSE OF OTHER CLASSES, AS SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

    THE COMPANY WILL, WITH RESPECT TO EACH SERIES OF CERTIFICATES, ELECT TO HAVE THE RELATED MORTGAGE POOL TREATED AS A REAL ESTATE MORTGAGE INVESTMENT CONDUIT (A "REMIC") UNDER APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES".

    EXCEPT FOR CERTAIN REPRESENTATIONS AND WARRANTIES, AND EXCEPT AS OTHERWISE STATED IN THE RELATED PROSPECTUS SUPPLEMENT, THE COMPANY'S SOLE OBLIGATIONS WITH RESPECT TO A SERIES OF THE CERTIFICATES ARE ITS CONTRACTUAL SERVICING AND/OR ADMINISTRATIVE RESPONSIBILITIES AND ITS OBLIGATION (UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT), IN THE EVENT OF PAYMENT DELINQUENCIES ON MORTGAGE LOANS, TO MAKE CASH ADVANCES WITH RESPECT THERETO IF IT DEEMS SUCH ADVANCES TO BE RECOVERABLE FROM THE PROCEEDS OF ANY APPLICABLE CREDIT ENHANCEMENT INSTRUMENTS, LIQUIDATION PROCEEDS OR OTHERWISE.

    SEE "RISK FACTORS" IMMEDIATELY FOLLOWING "SUMMARY OF PROSPECTUS" HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING CERTIFICATES OF ANY SERIES.
                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY
    SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

    OFFERS OF THE CERTIFICATES MAY BE MADE THROUGH ONE OR MORE DIFFERENT METHODS, INCLUDING OFFERINGS THROUGH UNDERWRITERS, AS MORE FULLY DESCRIBED UNDER "METHODS OF DISTRIBUTION". THE CERTIFICATES FOR EACH MORTGAGE POOL ARE OFFERED WHEN, AS AND IF ISSUED, SUBJECT TO PRIOR SALE OR WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE.

    THIS PROSPECTUS MAY ALSO BE USED IN CONNECTION WITH RESALES OF CERTIFICATES BY CERTAIN PURCHASERS THEREOF, INCLUDING DEALERS, WHO ARE OR MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933. SEE "METHODS OF DISTRIBUTION" HEREIN. RE-OFFERS AND SALES OF CERTIFICATES BY PURCHASERS THEREOF ARE EXPECTED TO BE MADE AT THEN PREVAILING MARKET PRICES, ALTHOUGH THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR ANY SERIES OF CERTIFICATES WILL DEVELOP.

    RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SEPTEMBER 18, 1997

                               TABLE OF CONTENTS

CAPTION                                                                     PAGE
--------------------------------------------------------------------------  ----
Summary of Prospectus.....................................................    3
Risk Factors..............................................................    9
The Mortgage Pools........................................................   10
Use of Proceeds...........................................................   14
Yield Considerations......................................................   14
Maturity, Average Life and Prepayment Assumptions.........................   16
The Company...............................................................   17
Description of Certificates...............................................   20
Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard
 Insurance; Claims Thereunder.............................................   40
Description of Credit Enhancements........................................   44
Certain Legal Aspects of the Mortgage Loans...............................   52
ERISA Considerations......................................................   60
Certain Federal Income Tax Consequences...................................   62
Methods of Distribution...................................................   78
Transferability of Certificates...........................................   79
Legal Matters.............................................................   79
Financial Information.....................................................   79
Additional Information....................................................   80
Glossary..................................................................   81

    UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT TO THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF SECURITIES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND EACH SUPPLEMENT TO THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Company with respect to a Series pursuant to
Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, prior to the termination of an offering of Certificates evidencing interests therein. Upon request, the Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying all filings with respect to a Series pursuant to Section 13(a),
Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, since the Company's last fiscal year covered by its annual report on Form 10-K, if any, and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Company should be directed to: PNC Mortgage Securities Corp., 75 North Fairway Dr., Vernon Hills, IL 60061, telephone number
(847) 549-6500, Attn: Legal Department.

                             SUMMARY OF PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF CERTAIN PERTINENT INFORMATION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO INFORMATION WITH RESPECT TO EACH MORTGAGE POOL AND SERIES OF CERTIFICATES CONTAINED IN THE SUPPLEMENT TO THIS PROSPECTUS TO BE PREPARED IN CONNECTION WITH SUCH SERIES.

Title of Certificates.......  Mortgage Pass-Through Certificates, issuable in
                              Series and in one or more Classes of each Series
                              (the "Certificates").

Depositor...................  PNC Mortgage Securities Corp. (the "Company"), an
                              indirect subsidiary of PNC Bank Corp.

Description of
  Certificates..............  Each Certificate will represent an undivided interest in one of a number of trusts to be
                              created by the Company from time to time. The
                              property of each trust fund (a "Trust Fund") will
                              consist either of a pool (a "Mortgage Pool") of
                              mortgage loans secured by one-to four-family
                              residential properties or multi-family residential
                              properties (the "Mortgage Loans") which Mortgage
                              Loans, if so specified in the related Prospectus
                              Supplement, may include cooperative apartment
                              loans ("Cooperative Loans"), and related property
                              and interests, conveyed to such Trust Fund by the
                              Company, or of certificates which in turn
                              represent ownership of a Mortgage Pool and related
                              property and interests. Unless otherwise specified
                              in the applicable Prospectus Supplement, each
                              Certificate will represent an interest in all the
                              principal and in interest up to a specified rate
                              on the Mortgage Loans in such Mortgage Pool. If so
                              specified in the Prospectus Supplement applicable
                              to any Series, Certificates may be issued in
                              several Classes, which may pay interest at
                              different rates, may represent different
                              allocations of the right to receive principal and
                              interest, and certain of which may be subordinated
                              to others. Any such Class of Certificates may
                              provide for payments of principal only or interest
                              only or for disproportionate payments of principal
                              and interest. See "Description of Certificates".
                              The related Prospectus Supplement or Current
                              Report on Form 8-K described below will set forth
                              the actual undivided interest in a Mortgage Pool,
                              or entitlement to principal and/or interest,
                              represented by each Certificate (and, if
                              applicable, describe the manner in which such
                              undivided interest may change from time to time).

                              The Certificates will be offered in fully registered form only. If specified in the applicable Prospectus Supplement, one or more
                              Classes of Certificates for any Series may be transferable only on the books of The Depository
                              Trust Company or another depository identified in such Prospectus Supplement. The Certificates of a particular Series or Class may or may not be rated by one or more nationally recognized rating organizations. Neither the Certificates, the underlying Mortgage Loans nor certificates will be guaranteed by the Company, PNC Bank Corp. or any other affiliate of the Company and, unless otherwise specified in the applicable Prospectus
                              Supplement, neither the Certificates, the underlying Mortgage Loans nor certificates will be insured or guaranteed by any governmental agency.
                              Additional

                              information about the Mortgage Pool relating to a Series of Certificates may be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within 15 days after the issuance of such Certificates. If so indicated in the applicable Prospectus
                              Supplement, a Series of Certificates may include one or more Classes of Certificates (which may be sold in one or more private offerings or may be offered pursuant to this Prospectus) representing subordinated interests in the Mortgage Pool, undivided interests in a portion of the interest paid on the Mortgage Loans in the related Mortgage
                              Pool or such other interests as may be described therein.

Sellers.....................  Mortgage Loans will be purchased from qualified originators or entities that have purchased or
                              otherwise acquired the Mortgage Loans from
                              qualified originators ("Sellers"), as described
                              herein.

Servicing and
  Administration............  Generally, the Company will be responsible for the servicing and administration of the Mortgage Loans
                              (in such capacity, the "Master Servicer") and the
                              Sellers will perform certain servicing functions
                              with respect to the Mortgage Loans (in such
                              capacity, "Seller/Servicers"). If so specified in
                              the applicable Prospectus Supplement, however, (i)
                              the servicing of the Mortgage Loans will be
                              performed by the Seller which sold the Mortgage
                              Loans to the Company for inclusion in the Trust
                              Fund, or by a qualified servicer selected by the
                              Company (either entity acting in such capacity,
                              the "Servicer"), (ii) there will not be a Master
                              Servicer and (iii) the Company will calculate
                              amounts distributable to the Certificateholders,
                              prepare tax returns on behalf of the Trust Fund
                              and provide certain other administrative services
                              specified in the Pooling Agreement (in such
                              capacity, the "Certificate Administrator").

Interest....................  Except as otherwise specified in the applicable
                              Prospectus Supplement, interest payments will be
                              passed through on the 25th day (or if such day is
                              not a business day, the business day immediately
                              following such 25th day) of each month or such
                              other date as specified in the applicable
                              Prospectus Supplement (the "Distribution Date") at
                              the interest rate (the "Remittance Rate")
                              applicable to each Class of Certificates,
                              commencing with the month following the month of
                              initial issuance of such Certificates. See
                              "Maturity, Average Life and Prepayment
                              Assumptions", "Yield Considerations" and
                              "Description of Certificates".

Principal (including
  Principal Prepayments)....  Except as otherwise specified in the applicable
                              Prospectus Supplement, principal payments will be
                              passed through on each Distribution Date,
                              commencing with the month following the month of
                              initial issuance of each Series of Certificates.
                              See "Maturity, Average Life and Prepayment
                              Assumptions", "Yield Considerations" and
                              "Description of Certificates".

Advances....................  With respect to Series of Certificates as to which the Company will act as Master Servicer and except
                              as otherwise specified in

                              the applicable Prospectus Supplement, the Master
                              Servicer will be obligated to make advances of its own funds in order to cover deficiencies in amounts distributable to Certificateholders resulting from Mortgagor delinquencies only, to the extent the Master Servicer determines such advances are recoverable from future payments or collections on the Mortgage Loans, amounts available as a result of any subordination feature or from applicable credit enhancements. Similarly, with respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer, except as otherwise specified in the applicable prospectus supplement, will be obligated to make advances of its own funds in order to cover deficiencies in amounts distributable to Certificateholders only to the extent the Servicer determines such advances are recoverable from future payments or collections on the Mortgage Loans, amounts available as a result of any subordination in right of payment of one or more Classes of Certificates to such rights of holders of other
                              Classes of Certificates or from applicable credit enhancements. See "Description of
                              Certificates--Advances".

The Mortgage Loans..........  Each Mortgage Pool will have an aggregate principal balance of at least $5,000,000 and will
                              consist of one or more of the following types of
                              Mortgage Loans with various original terms:

                               (1) fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest;

                               (2)  adjustable-rate Mortgage Loans ("ARMs" or
                                    "ARM Loans"), which may include graduated payment Mortgage Loans and other Mortgage
                                    Loans providing for negative amortization;

                               (3)  Mortgage Loans, with either fixed or
                                    adjustable rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

                               (4)  fixed-rate Mortgage Loans that do not
                                    provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully-amortizing ARM Loans, provided that certain conditions are met; and

                               (5)  any other type of Mortgage Loan, as
                                    described in the applicable Prospectus
                                    Supplement.

                              If provided for in the applicable Prospectus
                              Supplement, a Mortgage Pool may contain Mortgage
                              Loans subject to buy- down plans ("Buydown
                              Loans"). See "The Mortgage Pools".

Primary Insurance
  Policies..................  To the extent specified in the applicable
                              Prospectus Supplement, each Mortgage Loan having a
                              loan-to-value ratio at origination and at the
                              applicable Cut-Off Date (as defined herein) above
                              80% (or another specified level) will be covered

                              by a primary mortgage insurance policy (a "Primary
                              Insurance Policy") insuring against default by the Mortgagor with respect to all or a specified portion of the principal amount thereof, until the principal balance of such Mortgage Loan is reduced below 80% of the then current appraised value of the Mortgaged Property or the principal balance of the Mortgage Loan at origination, as applicable.
                              See "The Mortgage Pools" and "Primary Mortgage
                              Insurance, FHA Mortgage Insurance, VA Mortgage
                              Guaranty, Hazard Insurance; Claims Thereunder".

Credit Enhancements.........  The Company or the Servicer, as applicable, may obtain for certain Mortgage Pools a mortgage pool
                              insurance policy (a "Mortgage Pool Insurance
                              Policy"), limited in scope, covering defaults on
                              the Mortgage Loans in such Mortgage Pool that are
                              not covered as to their entire outstanding
                              principal balance by insurance coverage provided
                              by the Federal Housing Authority or guarantees
                              issued by the Department of Veterans Affairs.

                              The Company or the Servicer, as applicable, may also obtain for certain Mortgage Pools a fraud bond (a "Fraud Bond"), limited in scope, insuring
                              Certificateholders against losses on any Mortgage
                              Loan which result in an exclusion from, denial of, or defense to coverage under a Primary Insurance
                              Policy or, if applicable, a Mortgage Pool
                              Insurance Policy, because of circumstances involving fraudulent conduct or negligence by the Seller, a Seller/Servicer, the Servicer or the related mortgagor (the "Mortgagor").

                              In addition, the Company or the Servicer, as applicable, may obtain for certain Mortgage Pools a bankruptcy bond (a "Bankruptcy Bond"), limited in scope, insuring against losses resulting from the bankruptcy of a Mortgagor under a Mortgage
                              Loan contained in a Mortgage Pool.

                              All of the Mortgage Loans (other than Cooperative
                              Loans and Mortgage Loans secured by condominium apartments) will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. For some Series of Certificates, certain other physical risks which are not otherwise insured against (including earthquakes in some geographical regions, mud flows and floods) will be covered by a special hazard insurance policy (a "Special Hazard Insurance
                              Policy") to be obtained with respect to the Mortgage Pool.

                              In lieu of obtaining one or more of the credit enhancements described above, the Seller, the Company or the Servicer, as applicable, may establish a reserve fund (a "Reserve Fund") and/or obtain a letter of credit (a "Letter of Credit"), either of which would provide coverage substantially similar to the credit enhancement or enhancements it replaces. Any losses not covered by any of these credit enhancements will not be insured against and will therefore be borne by Certificateholders for such Series. See "The
                              Mortgage Pools" and "Description of Credit
                              Enhancements".

                              In addition to the credit enhancements described above, the Company or the Servicer, as applicable, may obtain or provide for other credit enhancements for a Series of Certificates which provide for coverage of certain risks of default or losses, such as, but not limited to, certificate insurance policies issued by insurers acceptable to each rating agency rating the Certificates, insuring to holders of the Certificates the payment of amounts due in accordance with the terms of the Certificates, or other arrangements acceptable to each rating agency rating the Certificates. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments.

                              The Prospectus Supplement for each Series will indicate whether such Series or the Mortgage Loans contained therein are covered by various credit enhancements, indicating the nature, amount and extent of such coverage.

Private Certificates and
  Agency Certificates.......  If specified in the related Prospectus Supplement, a Trust Fund may include private mortgage
                              pass-through certificates ("Private Certificates")
                              or certificates issued by the Federal Home Loan
                              Mortgage Corporation ("FHLMC"), the Federal
                              National Mortgage Association ("FNMA") or the
                              Government National Mortgage Association ("GNMA")
                              (collectively, "Agency Certificates"). Any Private
                              Certificates or Agency Certificates will be
                              described in the related Prospectus Supplement.

Tax Status..................  For Federal income tax purposes, the
                              Certificateholders of a Series will be considered
                              to own "regular interests" or "residual interests"
                              in a REMIC. Holders of Certificates designated in
                              the applicable Prospectus Supplement as "regular
                              interests" will be treated as holders of debt of
                              the REMIC for federal income tax purposes. Such
                              Certificateholders must include in income interest
                              due and original issue discount on their
                              Certificates using the accrual method of
                              accounting, regardless of their usual methods of
                              accounting. Holders of Certificates designated in
                              the applicable Prospectus Supplement as "residual
                              interests" will be taxable on their allocable
                              share of the taxable income of the REMIC
                              regardless of the cash distributable on such
                              interests. See "Certain Federal Income Tax
                              Consequences--Taxation of Owners of REMIC Residual
                              Certificates".

                              With certain exceptions described herein,
                              Certificates held by a "domestic building and loan association" will be considered to represent
                              "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended (the
                              "Code"), and to represent "qualifying real property loans" within the meaning of Section
                              593(d) of the Code.

                              See "Certain Federal Income Tax Consequences".

Optional Termination........  For each Series of Certificates, the Company will have the option to repurchase the related Mortgage
                              Loans or certificates, as the case may be, and
                              thereby effect the early retirement of such Series
                              at any time after the principal balances of the
                              Mortgage Loans or certificates aggregate less than
                              the percentage specified in the related Prospectus
                              Supplement of the aggregate principal balance of
                              the Mortgage Loans in such Mortgage Pool or the
                              certificates as of the first day of the month in
                              which such Certificates were issued or such other
                              day as may be specified in the applicable
                              Prospectus Supplement (the "Cut-Off Date"). The
                              amount distributable to Certificateholders in
                              connection with any such repurchase will also be
                              set forth in the applicable Prospectus Supplement.

Investment Considerations...  Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan in a Mortgage Pool may result in a loss to Certificateholders if the related
                              Mortgagor defaults and the loss is not covered by the credit enhancements provided for such Mortgage
                              Loan or Mortgage Pool and (b) any hazard loss not covered by the standard hazard insurance policy or any applicable Special Hazard Insurance Policy or comparable credit enhancement covering a defaulted
                              Mortgage Loan may result in a loss to
                              Certificateholders.

                              Prepayments of Mortgage Loans, or early
                              liquidations of Mortgage Loans by foreclosure or otherwise (whether or not a loss is incurred) may, in certain circumstances, increase or, in certain circumstances, decrease Certificateholders' yield on the Certificates. See "Yield Considerations" and "Maturity, Average Life and Prepayment
                              Assumptions".

                              There is no assurance that a secondary market will exist for any Series of the Certificates.

                              See "Risk Factors" herein.

ERISA Limitations...........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of
                              1974, as amended ("ERISA"), or Section 4975 of the
                              Code (and any person which proposes to cause any
                              such plan to acquire Certificates) should
                              carefully review with its own legal advisors
                              whether the purchase or holding of Certificates
                              could give rise to a transaction prohibited or
                              otherwise impermissible under ERISA or the Code.
                              See "ERISA Considerations".

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates. However, no underwriter will be obligated to do so and offerings may be effected hereunder without participation by any underwriter. The Certificates will not be listed on any securities exchange.

    LIMITED OBLIGATIONS. The Certificates will not represent an interest in or obligation of the Company, PNC Bank Corp. or any of their affiliates. The obligations of the Company with respect to the Certificates or the Mortgage Loans will be limited to any representations and warranties made by the Company in, as well as any servicing and/or administrative obligations under, the Pooling Agreement (as defined herein) for each Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, these obligations, for Series of Certificates as to which the Company will act as Master Servicer, will consist primarily of the obligation under certain circumstances to repurchase Mortgage Loans as to which there has been a breach of representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach. In addition, unless otherwise specified in the applicable Prospectus Supplement, the Master Servicer will have a limited obligation to make certain advances (to the extent not previously advanced by the Seller/Servicers) in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable. Except as so described in the related Prospectus Supplement, neither the Certificates, the underlying Mortgage Loans nor Certificateholders will be guaranteed or insured by any governmental agency or instrumentality, or by the Company or any of its affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

    LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Fraud Bond; a Bankruptcy Bond; a Reserve Fund; and any combination thereof. See "Description of Credit Enhancements" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then current rating thereof will not be adversely affected. See "Description of Credit Enhancements".

    RISKS OF THE MORTGAGE LOANS. An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the related Mortgagors' financial condition. No assurance can be given that the values of the Mortgaged Properties (as defined herein) have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of the Mortgage Loans that are subject to negative amortization, the principal balances of such Mortgage Loans could be increased to amounts equal to or in excess of the values of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

    YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Certificates of each Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield to maturity may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain other types of Classes of Certificates may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other Classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity, Average Life and Prepayment Assumptions".

                              THE MORTGAGE POOLS*

GENERAL

    Unless otherwise indicated in the applicable Prospectus Supplement, each Mortgage Pool will consist entirely of either fixed- or adjustable-rate mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages, deeds of trust or security deeds (the "Mortgages") on one- to four-family residential properties or multi-family residential properties (the "Mortgaged Properties"). The types of Mortgaged Properties securing the Mortgage Loans in each Mortgage Pool may include (a) owner occupied, (i) attached or detached single-family residences, including residences in planned unit developments, (ii) two- to four-family primary residences and (iii) condominiums or other attached dwelling units, (b) second/vacation homes and nonowner occupied residences, and (c) such other types of homes or dwellings as are set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by private cooperative housing corporations (each, a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note.

--------------
* Whenever in this Prospectus the terms "Mortgage Pool", "Certificates" and "Trust Fund" are used, those terms apply, unless the context indicates otherwise, to one specific Mortgage Pool, to the Series of Certificates representing undivided interests in the related Trust Fund and to the related Trust Fund, respectively. Similarly, the term "Remittance Rate" will refer to the rate of interest borne by the Certificates of one specific Series (or borne by one Class of Certificates of one specific Series).

    The Mortgage Loans to be purchased by the Company for inclusion in a Mortgage Pool will be screened and underwritten in accordance with the standards set forth herein under "The Company-- Mortgage Purchase Program" and "--Credit, Appraisal and Underwriting Standards". The Mortgage Loans in each Mortgage Pool will be originated by or purchased from lending institutions which meet the requirements set forth under "The Company--Mortgage Purchase Program" (such institutions, "Sellers"). Generally, the Company will be responsible for the servicing and administration of the Mortgage Loans and the Sellers will perform certain servicing functions with respect to the Mortgage Loans (in such capacity, "Seller/Servicers"), which term includes related servicing corporations, agents and replacement servicers designated by the Company. If so specified in the applicable Prospectus Supplement, however, (i) the servicing of the Mortgage Loans will be performed by the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund, or by a qualified servicer selected by the Company (either entity acting in such capacity, the "Servicer"),
(ii) there will not be a Master Servicer and (iii) the Company will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement (in such capacity, the "Certificate Administrator"). The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their obligations under the Pooling Agreement. See "Description of Certificates--Servicing". The applicable Prospectus Supplement will set forth information respecting the number and principal amount of Mortgage Loans which were originated for the purpose of (a) purchasing and (b) refinancing the related Mortgaged Properties.

    To the extent specified in the applicable Prospectus Supplement, Mortgage Loans with loan-to-value ratios and/or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. A Mortgage Pool may include Mortgage Loans insured by the Federal Housing Administration ("FHA") or guaranteed by the Department of Veterans Affairs ("VA"), which loans will be covered by FHA insurance policies ("FHA Insurance Policies") and VA guaranties ("VA Guaranties"), respectively. Mortgage Loans guaranteed by the VA ("VA Loans") may also be covered by supplemental Primary Insurance Policies. In addition, if specified in the applicable Prospectus Supplement, the Company, the Seller or the Servicer, as applicable, may obtain or establish one or more credit enhancements for a Mortgage Pool. Any such credit enhancement will be described in the applicable Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Certificates and may include, but will not necessarily be limited to, any of the following: a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a certificate insurance policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments. See "Description of Credit Enhancements".

    Unless otherwise specified in the related Prospectus Supplement for any Series of Certificates, all Mortgage Loans will be of one or more of the following types of Mortgage Loans of varying terms at origination:

        (1) fully amortizing Mortgage Loans, each providing for interest (the "Mortgage Interest Rate") at a fixed rate and level monthly payments of principal and interest over the term of such Mortgage Loan;

        (2) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include graduated payment Mortgage Loans and other Mortgage Loans providing for negative amortization;

        (3) Mortgage Loans with either fixed or adjustable Mortgage Interest Rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

        (4) fixed-rate Mortgage Loans that do not provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully amortizing adjustable-rate Mortgage Loans, provided that certain conditions are met; and

        (5) any other type of Mortgage Loan described in the applicable Prospectus Supplement.

    If so specified in the related Prospectus Supplement for any Series of Certificates, a Mortgage Pool may contain Buydown Loans which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the initial portion of the term of the Buydown Loan, the difference to be made up from a fund (the "Buydown Fund") contributed by the Seller or a third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Loans, including information on the interest rate initially payable by the Mortgagor, annual increases in the interest rate, the length of the buydown period and the Buydown Fund. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not correct, the possibility of defaults on Buydown Loans is increased.

    The aggregate principal balances of the Mortgage Loans in each Mortgage Pool on the date specified in the related Prospectus Supplement as the Cut-Off Date will be at least $5,000,000. Unless otherwise specified in the Prospectus Supplement of a particular Series, each Mortgage Loan at origination will have an outstanding principal balance of not less than $30,000 nor more than $1,000,000. With respect to each Mortgage Pool, unless otherwise specified in the related Prospectus Supplement, all principal and interest payments on the Mortgage Loans due prior to the Cut-Off Date will have been made.

    For each Mortgage Pool, the related Prospectus Supplement will generally contain specific information as of the Cut-Off Date regarding (i) the aggregate principal balance of the Mortgage Loans; (ii) the range of Mortgage Interest Rates or initial Mortgage Interest Rates borne by the Mortgage Loans; (iii) the month and year in which the first monthly payments occur, and the latest maturity of the Mortgage Loans; (iv) the largest and smallest principal balances of the Mortgage Loans at origination; (v) the aggregate principal balance of all Mortgage Loans having loan-to-value ratios at origination exceeding 80%; (vi) the types of dwellings constituting the Mortgaged Properties securing the Mortgage Loans; (vii) the percentage of the Mortgage Loans (by principal balance) of nonowner occupied and of second and vacation properties; (viii) the geographic distribution of the Mortgage Loans, prepared on a state-by-state basis for states containing 5% or more of the Mortgage Pool; and (ix) the number and aggregate principal balance of Buydown Loans.

    Specific information with respect to the Mortgage Loans in a particular Mortgage Pool and the applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in a Current Report on Form 8-K which will be available to purchasers of the Certificates at or before the time of initial issuance of the related Series of Certificates, and which will be filed with the Securities and Exchange Commission (the "Commission") within 15 days thereafter.

    Generally, the Company will act as master servicer (the "Master Servicer") and will be responsible for administering and servicing the Mortgage Loans in each Mortgage Pool. The Master Servicer has entered or will enter into a contract with each Seller/Servicer to perform, as an independent contractor, certain servicing functions for the Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the Mortgage Pools, subject to the Master Servicer's supervision. Unless otherwise specified in the applicable Prospectus Supplement, the Master Servicer will reserve the right to remove the Seller/ Servicer of any Mortgage Loan at any time if the Master Servicer considers such removal to be in the best interests of Certificateholders. In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and intends to designate a replacement Seller/Servicer (which may include the Company or an affiliate of the Company). The Master Servicer may perform its administrative and servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities under the Pooling Agreement. The Master Servicer will receive a fee (the "Master Servicing Fee") for its services. The Seller/Servicers will perform certain servicing functions for the Company pursuant to servicing contracts (the "Servicing Contracts") with the Master Servicer and will receive a fee for acting as the primary servicer of the related Mortgage Loans (the "Servicing Fee"). The fees to the Master Servicer and the Seller/ Servicers will be paid from the difference between the Mortgage Interest Rates on each Mortgage Loan and the Remittance Rate with respect to such Mortgage Loan.

    If so specified in the applicable Prospectus Supplement, the Company will not act as Master Servicer for a particular Series of Certificates. In such event, (i) the servicing of the Mortgage Loans will be performed by the Servicer specified in the applicable Prospectus Supplement, (ii) there will not be a Master Servicer, and (iii) the Certificate Administrator will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their respective responsibilities under the Pooling Agreement. With respect to such Series of Certificates, the Servicer will receive the Servicing Fee and the Certificate Administrator will receive a fee for its services (the "Certificate Administrator Fee"), each of which will be paid from the difference between the Mortgage Interest Rate on each Mortgage Loan and the Remittance Rate with respect to such Mortgage Loan.

    Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will represent undivided interests in a Trust Fund consisting of the Mortgage Loans included in the Mortgage Pool for that Series and related property. Certain Series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described herein under the captions "Description of Certificates" and "Description of Credit Enhancements" and/or in the related Prospectus Supplement. When each Series of Certificates is issued, the Company will cause the Mortgage Loans in the Mortgage Pool for that Series to be assigned to an independent bank or trust company as trustee (the "Trustee") for the benefit of the holders of Certificates of that Series, and the Master Servicer or the Servicer will be responsible for servicing the Mortgage Loans pursuant to a separate pooling and servicing agreement ("Pooling Agreement") for the Series.

    The Company's assignment of the Mortgage Loans to the Trustee will be without recourse, and the Company's obligations with respect to the Mortgage Loans will, unless otherwise indicated in the Prospectus Supplement for a Series of Certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling Agreement for each Series. These obligations consist primarily of the obligation to administer and, if applicable, service the Mortgage Loans and, with respect to Series of Certificates as to which the Company will act as Master Servicer and unless otherwise stated in the Prospectus Supplement for such Series, in the event of delinquencies in payments on the Mortgage Loans in any Mortgage Pool, to advance cash ("Advances") in the amounts described herein under "Description of Certificates--Advances", to the extent such Advances are not made by the Seller/Servicers. Any such Advances by the Master Servicer will be limited to amounts which, in the judgment of the Master Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from Mortgagor payments or under any applicable Mortgage Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty issued with respect to a Mortgage Loan, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described herein or the proceeds of liquidation of a Mortgage Loan. See "Description of Credit Enhancements". Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer will be obligated, in the event of delinquencies on the Mortgage Loans serviced by it in any Mortgage Pool, to make Advances limited to amounts which, in its judgment, after consultation with the Master Servicer, ultimately will be reimbursable from the sources stated above. If so specified in the applicable Prospectus Supplement, neither the Master Servicer nor the Seller/Servicers will be obligated to make Advances with respect to Mortgage Loans delinquent longer than the time period specified in such Prospectus Supplement. See "Description of Certificates--Advances" and "Description of Credit Enhancements". The Master Servicer is obligated to remit to Certificateholders of a Series all amounts relating to the Mortgage Loans to the extent such amounts have been collected or advanced by the Seller/Servicers or advanced by the Master Servicer and are due Certificateholders pursuant to the terms of the Pooling Agreement for such Series. With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated to make Advances in the amounts described herein under "Description of Certificates--Advances", limited to amounts which, in the judgment of the Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from any of the sources stated above.

CONVERSION OF MORTGAGE LOANS

    The Prospectus Supplement for certain Series of Certificates representing undivided interests in a Trust Fund consisting of adjustable-rate Mortgage Loans may provide that some or all of the Mortgage Loans in the related Mortgage Pool may have a conversion feature. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan may be converted at the Mortgagor's option at any time during a specified initial period to a fixed-rate Mortgage Loan, subject to the Seller/Servicer's or the Servicer's determination that the Mortgagor has met certain payment history requirements and the payment of a conversion fee ("Conversion Fee") to the Seller/Servicer or the Servicer, as applicable. Unless otherwise specified in the applicable Prospectus Supplement, upon any such conversion, the Master Servicer, or the Seller with respect to Series of Certificates as to which the Company will not act as Master Servicer, will repurchase the Mortgage Loan from the Mortgage Pool at its then outstanding principal balance, plus interest at the Mortgage Interest Rate on such Mortgage Loan to the date of repurchase. The amounts distributable to Certificateholders of different Classes, if applicable, upon such repurchase, and the portion of the Conversion Fee to be passed through to Certificateholders, if any, will be set forth in the Prospectus Supplement for each such Series of Certificates.

                                USE OF PROCEEDS

    All of the net proceeds to be received from the sale of each Series of the Certificates will be used by the Company to purchase the Mortgage Loans related to that Series or to return to the Company the amounts previously used to effect such purchases, the costs of carrying the Mortgage Loans until sale of the Certificates and other expenses connected with pooling the Mortgage Loans and issuing the Certificates, or for general corporate purposes. The Company expects to issue Certificates in Series from time to time as part of its continuing program of acquiring Mortgage Loans and selling Certificates. See "The Company--Mortgage Purchase Program".

                              YIELD CONSIDERATIONS

GENERAL

    The yield to maturity on any Certificate will depend on the purchase price paid by the Certificateholder, the effective interest rate of the Certificate and the weighted average life of the Mortgage Loans underlying the Certificate. See "Maturity, Average Life and Prepayment Assumptions" for a discussion of weighted average life. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity or otherwise) will have the effect of passing through to Certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan. The effect of such prepayments on the yield to maturity to Certificateholders depends on several factors. For example, if the Certificates are purchased above par (I.E., for more than 100% of the outstanding principal balance of the Mortgage Loans they represent), such prepayments will tend to decrease the yield to maturity. If the Certificates were purchased at a discount (I.E., for less than 100% of such outstanding principal balance), such prepayments will tend to increase the yield to maturity. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of each Mortgage Loan and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans. See also "Description of Certificates-- Termination" for a description of the repurchase of the Mortgage Loans in any Mortgage Pool when the aggregate outstanding principal balance thereof is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool on the related Cut-Off Date.

    The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

EFFECTIVE INTEREST RATE

    Unless otherwise specified in the applicable Prospectus Supplement, each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Mortgage Interest Rate multiplied by the unpaid principal balance outstanding on the first day of the month after application of principal payments made on such date. Unless otherwise specified in the applicable Prospectus Supplement, the Remittance Rate for each Class of Certificates will be calculated on the basis of the "Pass-Through Rate" for the related Mortgage Loans. With respect to a Series of Certificates as to which the Company will act as Master Servicer, the "Pass-Through Rate" for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan. With respect to a Series of Certificates as to which the Company will not act as Master Servicer, the "Pass-Through Rate" for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Certificate Administrator Fee for such Mortgage Loan.

    As described in the applicable Prospectus Supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid interest at the Pass-Through Rate, the available amount will be distributed to the Certificateholders pro rata in accordance with their respective interests or in an order of priority described in the applicable Prospectus Supplement.

    For the sale of Certificates under this Prospectus, the Company may establish one or more Mortgage Pools having a variable, as opposed to a fixed, Pass-Through Rate. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have adjustable Mortgage Interest Rates, or of Mortgage Loans with fixed Mortgage Interest Rates if the amount to be passed through is determined on a Mortgage Loan-by-Mortgage Loan basis as the Mortgage Interest Rate minus specified fees for servicing and administrative compensation, which may include any of the Servicing Fee, the Master Servicing Fee and the Certificate Administrator Fee, for each such Mortgage Loan, as set forth in the Prospectus Supplement, or as otherwise determined as described in the applicable Prospectus Supplement. Because the Mortgage Interest Rates may vary in such a Mortgage Pool, and the servicing and administrative compensation generally will be fixed, the Pass-Through Rate will be affected by disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Interest Rates and, consequently, the yield to maturity Certificateholders will be affected. The characteristics of any such variable-rate Mortgage Pools will be described in the applicable Prospectus Supplement. Although Mortgage Interest Rates in a fixed Pass-Through Rate Mortgage Pool may vary from Mortgage Loan to Mortgage Loan, disproportionate principal prepayments among the Mortgage Loans bearing different Mortgage Interest Rates will not affect the return to Certificateholders.

    For any Series of Certificates, the effective yield to maturity to Certificateholders generally will be slightly lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which, unless otherwise specified in the applicable Prospectus Supplement, will be the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

    When a prepayment in full (a "Payoff") is made by a Mortgagor on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of the Payoff at the daily interest rate (determined by dividing the Mortgage Interest Rate by 365, or 360 in the case of Payoffs received on a date on which the monthly payment for such Mortgage Loan is due (a "Due Date")) which is applied to the principal amount of the Mortgage Loan so prepaid. Similarly, when a Mortgage Loan is liquidated under a Mortgage Pool Insurance Policy during a month, the pool insurer will pay interest on the Mortgage Loan only to the date the claim is paid. Also, when a partial principal prepayment (a "Curtailment") is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the Mortgagor does not pay interest on the prepaid amount, and therefore Certificateholders will not receive any interest on such prepaid amount.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent that Compensating Interest (as defined below) is not paid, the effect of a Payoff or such a liquidation will be to reduce slightly the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the Mortgage Loan so prepaid was paid only to the date of such Payoff or liquidation and not to the end of the month of prepayment. Unless otherwise specified in the applicable Prospectus Supplement, the following will apply:
Payoffs received during the period from the first day of a calendar month through the 14th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the Payoff, on the Distribution Date in such month, and Payoffs received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Payoff by the Mortgagors on the Distribution Date in the following month. Proceeds of Mortgage Loans liquidated under a Mortgage Pool Insurance Policy during a month will be passed through, with Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under an applicable Mortgage Pool Insurance Policy, on the Distribution Date in the following month.

    Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: "Compensating Interest" will consist of a full month's payment of interest at the applicable Pass-Through Rate on a Mortgage Loan for which a Payoff is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor or by the pool insurer under an applicable Mortgage Pool Insurance Policy through the date of Payoff. Compensating Interest on liquidated Mortgage Loans will be passed through to Certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under any applicable Mortgage Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on Payoffs will be paid on a Distribution Date only with respect to Payoffs received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable Pooling and Servicing Agreement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.

               MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS

    The Mortgage Loans at origination will have varying maturities as more fully described in the applicable Prospectus Supplement. The Company expects that most such Mortgage Loans will have maturities at origination of either 10 to 15 years or 20 to 30 years and that such Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. The prepayment experience will affect the lives of the Certificates. The Company anticipates that a substantial number of Mortgage Loans will be paid in full prior to their scheduled maturity.

    A number of factors, including homeowner mobility, economic conditions, enforceability of "due-on-sale" clauses, assumability of the Mortgage Loans, mortgage market interest rates and the general availability of mortgage funds affect prepayment experience. Generally, each Mortgage executed in connection with a fixed-rate Mortgage Loan, except for FHA-insured or VA-guaranteed Mortgage Loans, will contain "due-on-sale" provisions permitting the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will agree that it or the applicable Seller/Servicer will enforce any "due-on-sale" clause contained in any such Mortgage to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that neither the Master Servicer nor the Seller/Servicer will take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Insurance Policy or Mortgage Pool Insurance Policy. With respect to Series of Certificates as to which the Company will not act as Master

Servicer, the Servicer will agree to enforce any "due-on-sale" clause in the instances and to the extent described in the preceding sentence. However, a Mortgage Pool may contain fixed-rate Mortgage Loans which will allow a subsequent owner of a Mortgaged Property, if credit underwriting standards are met, to assume such fixed-rate Mortgage Loan without enforcement of any "due-on-sale" clause. With respect to Mortgage Loans bearing adjustable Mortgage Interest Rates, unless otherwise specified in the related Prospectus Supplement, the related Mortgages will generally provide that such Mortgage Loans are assumable by creditworthy subsequent owners without enforcement of any "due-on-sale" clause. An assumption of a Mortgage Loan may have the effect of increasing the life of such Mortgage Loan.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal will be repaid to the Certificateholders. The weighted average life of the Certificates will be influenced by the rate at which principal on the Mortgage Loans in the Mortgage Pool is paid, which may be in the form of (i) scheduled amortization or (ii) Curtailments and Payoffs (collectively "Principal Prepayments"). Based upon published information, the rate of prepayments on fixed- and adjustable-rate conventional one-to four-family mortgage loans has fluctuated significantly in recent years. The Company believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the Mortgage Loans in any Mortgage Pool. Accordingly, the Company cannot predict what future prepayment experience will be or what the resulting weighted average life might be. However, principal prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus and in each Prospectus Supplement, unless otherwise indicated therein (the "Basic Prepayment Assumption" or "BPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new Mortgage Loans. The BPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans, such prepayment model assumes a constant prepayment rate of 6.0% per annum. Varying prepayment assumptions are often expressed as percentages of the BPA (E.G., at 150% of the BPA, assumed prepayments during the first month of a pool would be 0.3% per annum, each month thereafter the rate of prepayments would increase by 0.3% per annum, and in the 30th and succeeding months the rate would be 9% per annum). The Prospectus Supplement or Current Report on Form 8-K for each Series of Certificates may contain a table setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amounts or notional principal amounts of each such Class that would be outstanding on specified Distribution Dates for such Series, based on the assumptions set forth with respect to the BPA deemed appropriate by the Company and specified therein.

                                  THE COMPANY

    The Company, a Delaware corporation, is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. The Company was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The Company's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois 60061, telephone (847) 549-6500.

MORTGAGE PURCHASE PROGRAM

    Set forth below is a description of the principal aspects of the Company's purchase program for Mortgage Loans eligible for inclusion in a Mortgage Pool. The Company will represent and warrant to the Trustee that each Mortgage Pool will consist of Mortgage Loans purchased from one or more institutions ("Sellers") which are (i) state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") or, if specified in the applicable Prospectus Supplement or Current Report on Form 8-K, substantially similar deposit insurance approved by any applicable rating agency, (ii) approved as mortgagees by the FHA ("FHA-Approved Mortgagees"),
(iii) approved by the Federal National Mortgage Association ("FNMA") as mortgagees ("FNMA-

Approved Mortgagees") or by the Federal Home Loan Mortgage Corporation ("FHLMC") as mortgagees ("FHLMC-Approved Mortgagees"), or any successor entity to either,
(iv) assignees of FHA-Approved Mortgagees, FNMA-Approved Mortgagees or FHLMC-Approved Mortgagees, (v) the FDIC or the Resolution Trust Corporation,
(vi) entities which have purchased Mortgage Loans from institutions described in clauses (i)-(v) above or (vii) such other entities as may be described in the applicable Prospectus Supplement. The institutions described in clauses (i)-(v) of the preceding sentence will collectively be referred to herein as "Lenders". The Company has approved (or will approve) individual institutions as eligible Lenders by applying certain criteria, including the Lender's depth of mortgage origination experience, servicing experience and financial stability. In general, each Lender must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to the Company. Each Lender is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by the Company in approving Lenders include delinquency and foreclosure ratio performances.

LOAN STANDARDS

    The Mortgage Loans to be included in each Mortgage Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each Mortgage Loan having a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% or which is secured by a second or vacation home will be covered by a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default all or a specified portion of the principal amount thereof. See "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder". Each mortgage insurer must be a Qualified Insurer (defined herein to mean a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Mortgage Pool Insurance Policy, as the case may be, and which is approved as an insurer by FHLMC, FNMA or any successor entity to either, and by the Company).

    The Mortgage Loans to be included in each Mortgage Pool will be "one- to four-family" mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by Mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, two-to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each Mortgage Loan must be secured by an owner occupied primary residence or second/vacation home, or by a nonowner occupied residence. The Mortgaged Property may not be a mobile home.

CREDIT, APPRAISAL AND UNDERWRITING STANDARDS

    The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Company's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Company's Selling Guide (together with the Company's Servicing Guide, the "Guide", as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Company or by designated third parties.

    In addition, the Company may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased in negotiated transactions from Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Company. The Company will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Company. The Company will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

    The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

    The Company's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective Mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective Mortgagor will also provide an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Company will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a Limited Documentation Origination Program may be sold to the Company. For a mortgage loan originated under a Limited Documentation Origination Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, the Company's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Company waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

    The Company's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

    Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

SELLER WARRANTIES AND INDEMNIFICATION OF THE COMPANY

    With respect to Series of Certificates as to which the Company will act as Master Servicer, each Seller generally will make representations and warranties with respect to Mortgage Loans sold by it to the Company for inclusion in the Trust Fund which the Company deems sufficient to permit it to make its representations and warranties in respect of such Mortgage Loans to the Trustee and the Certificateholders under the Pooling Agreement. See "Description of Certificates--Representations and Warranties" below. Each Seller will also make certain other representations and warranties regarding Mortgage Loans sold by it. Upon the breach of any representation or warranty made by a Seller that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Company may require the Seller to repurchase the related Mortgage Loan. In addition, each Seller will agree to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the Seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the Seller to the Company, including any information set forth in this Prospectus or in any Prospectus Supplement. See "Description of Certificates--Assignment of Mortgage Loans" and "--Representations and Warranties".

    With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. Upon the breach of any representation or warranty made by such Seller that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Seller will be required to repurchase the related Mortgage Loan. See "Description of Certificates--Assignment of Mortgage Loans" and "--Representations and Warranties".

RELATIONSHIPS WITH AFFILIATES

    PNC Mortgage Corp. of America, an affiliate of the Company, may be a Seller, a Seller/Servicer or a Servicer. Two of the Company's directors are also directors of PNC Mortgage Corp. of America.

                          DESCRIPTION OF CERTIFICATES

    Each Series of Certificates will be issued pursuant to a separate Pooling Agreement. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Pooling Agreement will be between the Company, as Depositor and Master Servicer, and the Trustee named in the Prospectus Supplement, and the Mortgage Loans will be serviced by Seller/Servicers pursuant to selling and servicing contracts ("Selling and Servicing Contracts") between the Company and such Seller/Servicers, or will be serviced by servicers pursuant to servicing arrangements approved by the Company. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Pooling Agreement will be among the Company, as Depositor and Certificate Administrator, the Servicer and the Trustee named in the Prospectus Supplement. A form of Pooling Agreement and a form of the Selling and Servicing Contract are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling Agreement which governs the Trust Funds consisting principally of one- to-four family residential properties. The applicable Prospectus Supplement will describe material features of the related Pooling Agreement, which may differ from the features described below. The following summary and the summary contained in a Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each particular Series and of the applicable Selling and Servicing Contracts or similar contracts.

GENERAL

    The Certificates of each Series will represent undivided interests in the Trust Fund created pursuant to the Pooling Agreement for such Series. The Trust Fund for each Series will consist, to the extent provided in the Pooling Agreement, of (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement (exclusive of any related Retained Yield (described below), except as otherwise specified in the related Prospectus Supplement),
(ii) such assets as from time to time are held in the Certificate Account (described below) and the Custodial Accounts for P&I (described below) related to such Mortgage Loans (exclusive of any Retained Yield, except as otherwise specified in the related Prospectus Supplement), (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (iv) any combination, as specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under "Description of Credit Enhancements", (v) the Private Certificates and Agency Certificates, if any, described in the applicable Prospectus Supplement, and (vi) such other assets or rights as are described in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest, and certain of which may be subordinated to others. Any such Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinated Classes of a given Series of Certificates may or may not be offered by the same Prospectus Supplement as the senior Classes of such Series.

    The Certificates will be freely transferable and exchangeable for Certificates of the same Series and Class at the office set forth in such Certificates, provided, however, that certain Classes of Certificates may be subject to transfer restrictions set forth in such Certificates and described in the applicable Prospectus Supplement. A reasonable service charge may be imposed for any registration of exchange or transfer of Certificates, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge. If specified in the applicable Prospectus Supplement, one or more Classes of Certificates for any Series may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

    Unless otherwise indicated in the applicable Prospectus Supplement, beginning with the month following the month in which the Cut-Off Date occurs for a Series of Certificates, distributions of principal and interest (or, where applicable, principal only or interest only) on each Class of Certificates will be made either by the Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent") on the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month (the "Distribution Date") to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"). Distributions for each Series will be made by wire transfer in immediately available funds for the account of, or by check mailed to, each Certificateholder of record; provided, however, that, unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates for each Class of a Series will be made only upon presentation and surrender of the Certificates at the office or agency of the Company or the Trustee specified in the notice to Certificateholders of such final distribution.

ASSIGNMENT OF MORTGAGE LOANS

    The Company will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Company will expressly reserve its or a Seller's rights in and to any Retained Yield, which accordingly will not constitute part of the Trust Fund. In addition, the applicable Prospectus Supplement may specify that the Seller will retain the right to a specified portion of either principal or interest, or both. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Company or its designated agent in exchange for the Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Interest Rate and the maturity of each Mortgage Note, the Seller/Servicer's or the Servicer's Servicing Fee, whether a Primary Insurance Policy has been obtained for each Mortgage Loan and the then-current scheduled monthly payment of principal and interest for each Mortgage Loan.

    In addition, the Company will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment to the Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title and evidence of any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty for such Mortgage Loan, if applicable; or, in the case of each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with assignments thereof from the applicable Seller to the Trustee in a form sufficient for filing. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Company will deliver such documents to the Trustee within 270 days thereafter. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Company will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see "Description of Certificates--Representations and Warranties").

    In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular Mortgage Loan cannot be delivered to the Trustee prior to or concurrently with the execution of the Pooling Agreement, the Company will provide a copy of such title insurance policy to the Trustee within 90 days after the Company's receipt of the original recorded Mortgage, any intervening recorded assignments or other documents necessary to issue such title insurance policy.

    The Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of Certificateholders of such Series. With respect to Series of Certificates as to which the Company will act as Master Servicer, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling Agreement, and the Company cannot cure such defect, the Company will substitute a new mortgage loan meeting the conditions set forth in the Pooling Agreement (see "--Substitution of Mortgage Loans" below) or repurchase the related Mortgage Loan from the Trustee at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Pass-Through Rate through the last day of the month of such repurchase. With respect to Series of Certificates as to which the Company will not act as Master Servicer, if a defect of the type described in the preceding sentence is discovered by the Trustee and cannot be cured by the Seller, the Seller will substitute a new mortgage loan or repurchase the related Mortgage Loan from the Trustee upon the terms described in the preceding sentence. The purchase price of any Mortgage Loan so repurchased will be passed through to Certificateholders as liquidation proceeds in accordance with the procedures specified under "--Distributions on Certificates". This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for such a defect in a constituent document.

    An assignment of each Mortgage Loan to the Trustee will be recorded or filed except in states where, in the written opinion of counsel admitted to practice in such state acceptable to the Company and the Trustee, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loan against sale, further assignment, satisfaction or discharge by the Seller, the Seller/ Servicers, the Servicer, the Company or the Master Servicer.

    Buydown Funds provided by the Sellers or other parties for any Buydown Loans included in a Mortgage Pool may be deposited on the date of settlement of the sale of the Certificates to the original purchasers thereof (the "Closing Date") into either (a) a separate account (the "Buydown Fund Account") maintained (i) with the Trustee or another financial institution approved by the Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the rating agency or agencies) held and monitored by a Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an institution having the highest unsecured long-term debt rating by the rating agency or agencies (or such other institution acceptable to the rating agency or agencies) or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies or funded in an amount less than the par values of future payment subsidies and determined by discounting such par values in accordance with interest accruing on such values, Buydown Fund Accounts may be non-interest-bearing or may bear interest. In no event will the amount held in any Buydown Fund Account exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

SUBSTITUTION OF MORTGAGE LOANS

    With respect to Series of Certificates as to which the Company will act as Master Servicer, the Company may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date for the related Series of Certificates, and (b) within two years after such Closing Date, if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(A)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and in the related Prospectus Supplement. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Seller or the Servicer, as specified in the related Prospectus Supplement, may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property in the circumstances and to the extent described in the two preceding sentences. See "The Mortgage Pools".

REPRESENTATIONS AND WARRANTIES

    In the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Company will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, a lender's title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is required with respect to such Mortgage Loan, such policy or guaranty is valid and remains in full force and effect as of the Closing Date;
(iv) as of the Closing Date, the Company had good title to the Mortgage Loans and the Mortgage Notes are subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (v) except in the case of Cooperative Loans, as of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vi) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair, except for ordinary wear and tear; (vii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; (viii) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and (ix) unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan was originated and will be serviced by
(a) an institution which is a member of the Federal Reserve System or the deposits of which are insured by the FDIC, (b) an institution which is a member of the Federal Home Loan Bank System, (c) an institution which is a FHA-Approved Mortgagee, (d) an institution which is a FNMA-Approved Mortgagee, or (e) an institution which is a FHLMC-Approved Mortgagee. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Company. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below. However, the Company will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan.

    If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenant-stockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See "Certain Legal Aspects of the Mortgage Loans--Cooperative Loans".

    With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans substantially similar to those indicated in the second preceding paragraph, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Seller and/or the Company.

    In the event of the discovery by the Company or the Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, or the receipt of notice of such a breach from the Trustee, the Company or the Seller, as the case may be, will cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under "--Assignment of Mortgage Loans". The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

    Under the Pooling Agreement, the Master Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, will have the right, but not the obligation, to purchase any Mortgage Loan from the applicable Mortgage Pool in the event that such Mortgage Loan becomes 90 days or more delinquent; provided, that the aggregate purchase price of the Mortgage Loans so repurchased (as set forth in the Pooling Agreement) shall not exceed one-half of one percent (0.50%) of the aggregate Principal Balance of all Mortgage Loans as of the Cut-Off Date.

SERVICING

    With respect to Series of Certificates as to which the Company will act as Master Servicer, pursuant to the Pooling Agreement the Master Servicer will be responsible for servicing and administering the Mortgage Loans, but will be permitted to contract with the Seller/Servicer from whom each Mortgage Loan was purchased, or another eligible servicing institution, to perform such functions under the supervision of the Master Servicer as more fully described below.

    In the contract pursuant to which each Seller/Servicer will perform its servicing duties, which contract will generally be the Selling and Servicing Contract, each Seller/Servicer will agree, subject to the general supervision of the Master Servicer or its agent, to perform diligently all services and duties customary to the servicing of mortgage loans. The Master Servicer or its agent will monitor each Seller/Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Master Servicer will have the right to remove and substitute a replacement Seller/ Servicer at any time if it considers such removal to be in the best interest of Certificateholders. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. In the event a Selling and Servicing Contract is terminated by the Company for any reason, the Master Servicer may procure a substitute Seller/Servicer, which may be an affiliate of the Master Servicer. During the period necessary to effect the execution and implementation of a contract with such substitute Seller/Servicer, all duties and responsibilities of the Seller/Servicer under the terminated Selling and Servicing Contract will be performed by the Master Servicer. In such event, the Master Servicer will be entitled to retain the same Servicing Fee as was paid to the Seller/ Servicer under such terminated Selling and Servicing Contract.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer, pursuant to the Pooling Agreement the servicing of the Mortgage Loans will be performed by the Servicer, and the Company (as Certificate Administrator) will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. The Servicer will generally perform the same services and duties as a Seller/Servicer under a Selling and Servicing Agreement, as well as certain services of the Master Servicer described herein. The Trustee or its agent will monitor the Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have the right to remove and substitute a replacement servicer, which may be the Company or an affiliate of the Company, to assume the servicing obligations of the Servicer at any time if it considers such removal to be in the best interests of Certificateholders. During the period necessary to effect the execution and implementation of a contract with such substitute servicer, certain duties and responsibilities of the Servicer under the Pooling Agreement will be performed by the Trustee. In such event, the Trustee will be entitled to retain the same Servicing Fee as was to be paid the Servicer under the Pooling Agreement. The obligation of the Trustee or a replacement servicer to perform the servicing duties of the Servicer will not, however, require such party to cure any defect with respect to any Mortgage Loan, or substitute a new mortgage loan for or repurchase a Mortgage Loan as to which there has been a breach of a representation or warranty made by the Seller or to cure any breach of a servicing covenant made by the former Servicer.

    With respect to Series of Certificates as to which the Company will act as Master Servicer, each Seller/Servicer will retain as its Servicing Fee a portion of the interest payable on each Mortgage Loan serviced by it. The Servicing Fee will be established by the Company either as a fixed rate or as a rate calculated as the difference between interest at the Mortgage Interest Rate and interest at the rate required to be passed through to the Master Servicer (the "Net Rate"). Unless otherwise set forth in the applicable Prospectus Supplement, the Servicing Fee will be no less than 0.25% per annum for each individual Mortgage Loan serviced. In addition, unless otherwise set forth in the Prospectus Supplement, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will be negligible in amount. Unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Master Servicer for the expenses required to be borne by it, which, unless otherwise set forth in the applicable Prospectus Supplement, will include the Trustee's fees and premiums on or other expenses relating to any Mortgage Pool Insurance Policy and/or other credit enhancements.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Servicer will receive a Servicing Fee, as established in the applicable Pooling Agreement, which, unless otherwise indicated in the applicable Prospectus Supplement, will be no less than 0.25% per annum for each individual Mortgage Loan serviced and the Certificate Administrator will retain as its Certificate Administrator Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Certificate Administrator for payment by it of the Trustee's fees.

RETAINED YIELD

    For certain Series, the Company or a Seller may retain a portion of the interest payable on each Mortgage Loan (the "Retained Yield"). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Remittance Rate from the Net Rate or, if applicable, by subtracting the Servicing Fee, the Certificate Administrator Fee and the Remittance Rate from interest at the Mortgage Interest Rate. Unless otherwise specified in the applicable

Prospectus Supplement, any such Retained Yield and any earnings from reinvestments thereof will not be part of the Trust Fund. The Company or the Seller, as the case may be, may at its option transfer to a third party all or a portion of the Retained Yield for a Series of Certificates.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I,
    INVESTMENT ACCOUNT, CERTIFICATE ACCOUNT AND RESERVE
  ACCOUNT

    With respect to Series of Certificates as to which the Company will act as Master Servicer, pursuant to the Servicing Contract each Seller/Servicer will agree to establish and maintain for the Master Servicer a special custodial account for principal and interest (the "Custodial Account for P&I"), into which it will deposit on a daily basis (unless otherwise specified in the applicable Prospectus Supplement) the following payments and collections received subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off
Date) with respect to the Mortgage Loans serviced by it:

        (i) All payments on account of principal and interest, including Principal Prepayments;

        (ii) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (hereinafter referred to as "Liquidation Proceeds"), or under any applicable credit enhancements or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property (hereinafter referred to as "Insurance Proceeds");

       (iii) Any Advances of such Seller/Servicer's funds (such Advances to be deposited prior to the Withdrawal Date, as defined below); and

       (iv) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as required for defects in documentation, breach of representations or warranties, or otherwise.

    Each Seller/Servicer has the option of either (i) depositing gross interest collections in the Custodial Account for P&I, subject to withdrawal of its related Servicing Fees, or (ii) deducting its Servicing Fees from gross interest collections prior to deposit in such account.

    On the Withdrawal Date or, with the Master Servicer's approval, on a daily basis, each Seller/ Servicer may withdraw the following amounts from its Custodial Account for P&I:

        (i) Amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Seller/Servicer has made an unreimbursed Advance;

        (ii) Amounts to reimburse the Seller/Servicer for Advances the Master Servicer has determined to be otherwise nonrecoverable; and

       (iii) Amounts in respect of Servicing Fees previously deposited.

    The Company will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Trustee or another financial institution approved by the Master Servicer such that the rights of the Master Servicer, the Trustee and the Certificateholders will be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained,
(b) in FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the rating agency or agencies) created, maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the rating agency or agencies (or such other institution acceptable to the rating agency or agencies). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the Seller/Servicer shall be required to withdraw such excess from such account and remit it to the Master Servicer for deposit in the Investment Account described below.

    With respect to Series of Certificates as to which the Company will act as Master Servicer and unless otherwise specified in the related Prospectus Supplement, not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the "Withdrawal Date"), the Master Servicer will withdraw or direct the withdrawal from any funds in the Custodial Account for P&I maintained by each Seller/Servicer an amount representing:

        (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by the Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Master Servicer from any applicable Buydown Fund Account;

        (ii) Proceeds of liquidations of Mortgage Loans received by the Seller/Servicer in the immediately preceding calendar month, with interest to the date of liquidation, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Master Servicer from any applicable Buydown Fund Account;

       (iii) Principal due to Payoffs received during the period from the 15th of the immediately preceding calendar month through the 14th of such calendar month; in each case with interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor through the date of the Payoff (provided, however, that in the case of Payoffs received between the first day and the 14th day of any month, interest accrued from the first day of such month to the date of such Payoff will not be paid to the Certificateholders), less any amounts to be withdrawn later by the Master Servicer from any applicable Buydown Fund Account; and

       (iv) Curtailments received by the Seller/Servicer on such Mortgage Loans in the immediately preceding calendar month.

    All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds or Liquidation Proceeds (including any amounts paid in respect of repurchase obligations on defective Mortgage Loans or otherwise) not otherwise applied by Seller/Servicers and amounts withdrawn from any Buydown Fund Account, if applicable, shall be immediately deposited into the Investment Account.

    Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer or the related Seller/Servicer is permitted to make the following withdrawals from the Buydown Fund Account or Custodial Account for P&I, as applicable:

        (i) To deposit in the Investment Account the amount necessary in order to supplement payments received on Buydown Loans;

        (ii) In the event of a Payoff of any Buydown Loan, to apply the remaining related Buydown Funds to reduce the required amount of such Payoff (or, if the Mortgagor has made a Payoff equal in amount to the total unpaid principal balance, to refund such remaining Buydown Funds to the person entitled to receive such Buydown Funds);

       (iii) In the event of foreclosure or liquidation of any Buydown Loan, to deposit the remaining related Buydown Funds in the Investment Account; and

       (iv) To clear and terminate the portion of any account representing Buydown Funds.

    Unless otherwise specified in the applicable Prospectus Supplement, the Master Servicer may invest funds withdrawn from the Custodial Accounts for P&I each month and remitted to the Master Servicer, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds, for its own account and at its own risk, for the period from the Withdrawal Date to the next Distribution Date, or for such longer or shorter period as may be specified in the applicable Prospectus Supplement (in each case, the "Investment Period"). Investment of such funds shall be made through an account in the name of the Master Servicer and the Trustee (the "Investment Account"), which shall be maintained in the trust department of a bank acceptable to any applicable rating agency or agencies for the Series of Certificates. The Investment Account may be a commingled account with other similar accounts maintained by the Master Servicer and invested for its own account; provided, that the maintenance of such a commingled account has been approved by any applicable rating agency or agencies for the Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in the Investment Account shall be limited to the investments described below.

    On the last day of the Investment Period, the Master Servicer will withdraw from the Investment Account all funds due to be distributed to Certificateholders, and shall deposit such funds, together with any Advances required to be made by it, in the Certificate Account described below.

    Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in an Investment Account shall be limited to one or more of the following investments ("Eligible Investments") which shall in no event mature later than the next Distribution Date:

        (i) Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

        (ii) Repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States; provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time assigned such ratings as may be required by the applicable rating agency or agencies for the Series of Certificates at the date of acquisition thereof;

       (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof; provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) have been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates at the date of acquisition thereof;

       (iv) Obligations of, or guaranteed by, any state of the United States or the District of Columbia receiving the highest long-term debt ratings available for such securities by the applicable rating agency or rating agencies for the Series of Certificates;

        (v) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates; or

       (vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account;

       (vii) Units of taxable money market funds or mutual funds, which funds have been rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest rating category or which have been designated in writing by each such rating agency or rating agencies as Eligible Investments with respect to this definition; or

      (viii) such other investments bearing interest or sold at a discount the investment in which will not, as evidenced by a letter from each applicable rating agency or rating agencies for the Series of Certificates, result in the downgrading or withdrawal of the rating or ratings assigned to the Certificates by such rating agency or rating agencies.

    Not later than the Distribution Date for a Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will withdraw from the Investment Account all amounts required to be distributed on such Distribution Date and deposit such amounts into a separate non-interest-bearing trust account (the "Certificate Account") in the corporate trust department of the Trustee or another depository institution acceptable to the applicable rating agency or rating agencies.

    Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will be authorized to make the following withdrawals from the Certificate Account:

        (i) To reimburse itself or the applicable Servicer for Advances made pursuant to the Pooling Agreement or a Selling and Servicing Contract, the Master Servicer's right to reimburse itself or such Servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

        (ii) To reimburse itself or the applicable Servicer for amounts expended by or for the account of the Master Servicer pursuant to the Pooling Agreement or amounts expended by such Servicer pursuant to the Selling and Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling Agreement) or in connection with the liquidation of a Mortgage Loan;

       (iii) To pay to itself the Master Servicing Fee, net of Compensating Interest reduced by Payoff Earnings and Payoff Interest (each as defined herein or in the Pooling Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

       (iv) To reimburse itself or the applicable Servicer for advances which the Master Servicer has determined to be Nonrecoverable Advances;

        (v) To pay to itself reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which it is entitled and to reimburse itself for expenses incurred by and reimbursable to it pursuant to the Pooling Agreement;

       (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and,

    after making or providing for the above withdrawals,

       (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund.

    The Master Servicer may also establish with the Trustee for a Series of Certificates a Reserve Account if required to assure timely distributions of principal and interest, as a condition to obtaining a specified rating for such Certificates or to provide for the expenses of the Trust Fund. Any such Reserve Account so established will be described in the applicable Prospectus Supplement.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer, unless otherwise specified in the applicable Prospectus Supplement, the Custodial Account for P&I, the Buydown Fund Account and the Reserve Account will be established by the Servicer, and the required and permitted deposits into and withdrawals from such accounts set forth above will be made by the Servicer. The Servicer shall deposit any required Advances in the Custodial Account for P&I on the Withdrawal Date. The withdrawal of funds and their deposit into the Investment Account on the Withdrawal Date, as described above, will also be effected by the Servicer. The Investment Account described above will be established by the Certificate Administrator and the Trustee, and investments of amounts therein in Eligible Investments will be directed by the Certificate Administrator for its own account and at its own risk. The Certificate Administrator will make the required withdrawal from the Investment Account on the last day of the Investment Period for deposit in the Certificate Account, as described above. Authorized withdrawals from the Certificate Account for the purposes described above will be made by the Certificate Administrator. Other than as set forth in this paragraph, unless the context otherwise requires, references above to "Master Servicer" or "Seller/ Servicer", and to "Master Servicing Fee" shall refer instead to "Servicer" and "Servicing Fee", respectively.

DISTRIBUTIONS ON CERTIFICATES

    On each Distribution Date commencing in the month following the month in which the Cut-Off Date occurs (or such other time as may be set forth in the applicable Prospectus Supplement), the

Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions pursuant to the terms of the applicable Pooling Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

        (i) All scheduled payments of principal and interest at the Pass-Through Rate either collected from the Mortgagors on the Mortgage Loans prior to the related Determination Date (as defined below) or advanced by the Master Servicer, the Servicer or the Seller/Servicers;

        (ii) Scheduled amounts of Buydown Funds respecting Buydown Loans (not withdrawn and remitted by the Servicer or the related Seller/Servicer, as applicable);

       (iii) All Curtailments received on the Mortgage Loans in the month prior to the month in which the Distribution Date occurs (the "Distribution Period");

       (iv) All Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described herein under "Yield Considerations--Effective Interest Rate"; and

        (v) All Payoffs received during the period from the 15th day of the immediately preceding calendar month through the 14th day of such calendar month; in each case together with interest at the applicable Pass-Through Rate to the extent described under "Yield Considerations-- Effective Interest Rate" herein;

    less the sum of:

        (a) Previously unreimbursed Advances made by the Master Servicer, the Seller/Servicers or the Servicer on Mortgage Loans which are considered by the Master Servicer or the Servicer, as the case may be, as of the Distribution Date to be nonrecoverable;

        (b) Amounts expended by the Seller/Servicers, the Master Servicer or the Servicer in connection with the preservation or restoration of property securing Mortgage Loans which have been liquidated and related liquidation expenses; and

        (c) Amounts representing other expenses of the Master Servicer, the Seller/Servicers or the Servicer, reimbursable pursuant to the Pooling Agreement.

    In addition, if the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, is obligated to do so under the applicable Pooling Agreement, the Master Servicer or the Servicer, as the case may be, shall include with any such distribution an Advance equal to principal payments and interest payments (adjusted to the applicable Pass-Through Rate or Rates) due on the first day of the month in which the Distribution Date occurs and not received as of the close of business on the Withdrawal Date, subject to such Master Servicer's or Servicer's determination that such payments are recoverable from future payments or collections on the Mortgage Loans, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See "--Advances" below.

    The method of allocating the amount withdrawn from the Certificate Account on each Distribution Date to principal and interest (or, where applicable, to principal only or interest only) on a particular Series of Certificates will be described in the applicable Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates may have a different Remittance Rate, and each Remittance Rate may be fixed, variable or adjustable. The applicable Prospectus Supplement will specify the Remittance Rate for each Class, or in the case of a variable or adjustable Remittance Rate, the initial Remittance Rate and the method for determining the Remittance Rate.

    On each Distribution Date for a Series of Certificates, the Trustee, the Master Servicer or the Certificate Administrator, as applicable, on behalf of the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest (as defined below) represented by the Certificate held by such holder multiplied by the sum of the Class Principal Distribution Amount (as defined below) for such Class and, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Remittance Rate on the principal balance or notional principal balance of such Class specified in the applicable Prospectus Supplement, less (unless otherwise specified in the related Prospectus Supplement) such Class's pro rata share of the sum of (i) the shortfalls in collections of interest on Payoffs with respect to which distribution is to be made on such Distribution Date, if any, (ii) the amount of any deferred interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of the Certificates on the related Due Date, (iii) one month's interest at the applicable Pass-Through Rate on the amount of any Curtailments received on the Mortgage Loans in the month preceding the month of the distribution and
(iv) any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Soldiers' and Sailors' Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or applicable credit enhancements, in each case in such amount as is allocated to such Class on the basis set forth in the related Prospectus Supplement. The "Percentage Interest" represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional amount of all the Certificates of such Class. The "Class Principal Distribution Amount" for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement.

    In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof with respect to each such Class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

    With respect to Series of Certificates as to which the Company will act as Master Servicer and except as otherwise provided in the applicable Pooling Agreement, not later than the tenth day preceding each Distribution Date (the "Determination Date"), the Master Servicer will furnish to the Trustee (and to any Certificateholder upon request) a statement setting forth the aggregate amount to be distributed on such Distribution Date to each Class of Certificates, on account of principal and/or interest, stated separately. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Certificate Administrator will provide the statements described in the preceding sentence.

REPORTS TO CERTIFICATEHOLDERS

    For each Series of Certificates, with each distribution to Certificateholders from the Certificate Account, the Trustee, or the Master Servicer or Certificate Administrator, as applicable, on behalf of the Trustee, will forward to each Certificateholder a statement or statements with respect to the related Trust Funds setting forth the information specifically described in the related Pooling Agreement, which generally will include the following with respect to such Series of Certificates:

        (i) the beginning principal balance or notional principal balance representing the ending balance from the prior statement;

        (ii) the amount, if any, of such distribution principal;

       (iii) the amount, if any, of such distribution allocable to interest on the Mortgage Loans accrued at the applicable Pass-Through Rate on the beginning principal balance or notional principal balance, and, with respect to a Series of Certificates where one or more Classes of such Series are subordinated in right of payment to one or more other Classes of such Series, the amount, if any, of any shortfall in the amount of interest and principal distributed;

       (iv) the total amount distributed;

        (v) the ending principal balance or notional principal balance after the application in (ii) above; and

       (vi) the then applicable Pass-Through Rate or weighted average Pass-Through Rate, calculated as of the close of business on the related Determination Date.

    Upon request, a Certificateholder may receive a monthly report which sets forth (i) the amount of the distribution for such month allocable to Principal Prepayments, miscellaneous post-liquidation collections and Conversion Fees,
(ii) Mortgage Loan delinquencies, indicating the number and aggregate principal amount of Mortgage Loans delinquent one, two and three months, as well as the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, (iii) the amount of remaining coverage under any applicable credit enhancements, stated separately, as of the close of business on the applicable Determination Date and (iv) the sum of the Master Servicing Fee and the aggregate Servicing Fees for the month.

    In addition, by the date required by applicable tax law of each year, the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Certificate Administrator with respect to Series of Certificates as to which the Company will not act as Master Servicer, will furnish a report to each Certificateholder of record at any time during the preceding calendar year as to the aggregate of amounts reported pursuant to (ii) in the second preceding paragraph above, plus information with respect to the amount of servicing compensation for the related Mortgage Pool, the value of any property acquired by the Trustee through abandonment or foreclosure, deferred interest added to the principal balance or the notional principal balance of each Class of Certificates, as applicable, and such other customary information as the Master Servicer or Certificate Administrator, as applicable, determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such a year.

ADVANCES

    With respect to Series of Certificates as to which the Company will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Master Servicer will be obligated under the Pooling Agreement to make Advances (to the extent not previously advanced by the Seller/Servicers as described below) in amounts sufficient to cover any deficiency between the funds scheduled to be received on the Mortgage Loans during the Distribution Period, and amounts withdrawn from the Custodial Accounts for P&I on each Withdrawal Date during the Distribution Period and from any Buydown Fund Account; provided, however, that the Master Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Master Servicer made on the Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Master Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute "Advances".

    With respect to Series of Certificates as to which the Company will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, each Seller/Servicer will be obligated to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I maintained by it equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Master Servicer on such date. Each Seller/Servicer will advance only funds which the Master Servicer anticipates will be ultimately reimbursable from the sources discussed above. To the extent the Seller/Servicers make such Advances, the Master Servicer will be relieved of its obligation, if any, to make Advances with respect to the Mortgage Loans respecting which such amounts were advanced. If an Advance made by any Seller/Servicer later proves to be unrecoverable, the Master Servicer will cause such Seller/ Servicer to be reimbursed from funds in the Certificate Account.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated under the Pooling Agreement to advance on the Withdrawal Date its own funds or funds from the Custodial

Account for P&I equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Certificate Administrator on such date. The Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the related Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Master Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute "Advances".

COLLECTION AND OTHER SERVICING PROCEDURES

    With respect to Series of Certificates as to which the Company will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer agrees to make reasonable efforts to collect all payments called for under the Mortgage Notes and will, consistent with the Selling and Servicing Contract, the Pooling Agreement for any Series and any applicable credit enhancements, follow such collection procedures as it follows or would follow with respect to mortgage loans held for its own account which are comparable to the Mortgage Loans. With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to make the same efforts to collect payments on the Mortgage Notes and follow the same collection procedures as would be required of the Servicer if it were a Seller/Servicer under a Selling and Servicing Contract. Consistent with the above, each Seller/Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with a Principal Prepayment on a Mortgage Loan and (ii) only upon receiving authorization from the insurer on any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, and with respect to each Seller/Servicer, from the Master Servicer, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the first delinquent due date for payment on any Mortgage Note. Such authorization shall be given by the Master Servicer or the Servicer only upon determining that the coverage of such Mortgage Loan by any applicable credit enhancement will not be affected. In the event of any such arrangement, the Master Servicer's obligation to make Advances on the related Mortgage Loan, if any, shall continue during the scheduled period to the extent such Advances are not made by the Seller/Servicers.

    With respect to Series of Certificates as to which the Company will act as Master Servicer, the Selling and Servicing Contract with each Seller/Servicer requires that such Seller/Servicer enforce "due-on-sale" clauses, where applicable, with respect to the Mortgage Loans on the same basis as with loans in its own portfolio, provided that such clause is not to be enforced if it is unenforceable under applicable law or the terms of the related Mortgage Note or if the coverage of any related credit enhancement would be adversely affected by such enforcement. Subject to the above, if a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Seller/Servicer or the Master Servicer will be authorized to take or enter into an assumption agreement, pursuant to which the Mortgagor remains liable under the Mortgage Note, from or with the person to whom such Mortgaged Property has been or is about to be conveyed. Any fees collected by a Seller/Servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to enforce any "due-on-sale" clause in the instances and to the extent described in the first sentence of this paragraph, and the Servicer will be authorized to take or enter into an assumption agreement and retain any fees collected for entering into an assumption agreement as additional servicing compensation to the same extent as a Seller/Servicer will be so authorized under a Selling and Servicing Contract.

    With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer may, or upon receiving authorization from the Master Servicer, a Seller/Servicer may, in connection with any such conveyance and only upon assurance that the related Mortgage Loan will continue to be covered by any applicable credit enhancement, release the original Mortgagor from liability upon the Mortgage Note and substitute the new Mortgagor as liable thereon. If required by law or the terms of the related Mortgage Note, the Master Servicer may allow such release and substitution without the consent of the provider of any applicable credit enhancement. In connection with any such assumption or substitution, the Mortgage Interest Rate borne by the related Mortgage Note may not be changed. With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer may in connection with any such conveyance release the original Mortgager from liability upon the Mortgage Note and substitute a new Mortgagor as liable thereon in the instances and to the extent described above in this paragraph with respect to the Master Servicer.

    With respect to Series of Certificates as to which the Company will act as Master Servicer, under each Selling and Servicing Contract the Seller/Servicer is required to establish and maintain a Custodial Account for Reserves into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items to the extent it is consistent with such Seller/Servicer's normal practices to collect payments from Mortgagors to cover tax and insurance expenses. Withdrawals from the Custodial Account for Reserves maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Seller/Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate the Custodial Account for Reserves. Each Seller/ Servicer is solely responsible for administration of the Custodial Account for Reserves and is expected to make Advances to such account when a deficiency exists therein. With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will be required to establish and maintain a Custodial Account for Reserves and to make Advances to such account, and will be authorized to make withdrawals from the Custodial Account for Reserves, in the instances and to the extent a Seller/ Servicer would be so required and authorized under a Selling and Servicing Contract.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to Series of Certificates as to which the Company will act as Master Servicer, the Seller/Servicers' primary compensation for their servicing activities will come from the payment to them or the retention by them, of an amount equal to the Servicing Fee for each Mortgage Loan. The Master Servicer's primary compensation for supervising the mortgage servicing and advancing certain expenses of a Mortgage Pool will come from the payment to it, of an amount equal to the Master Servicing Fee with respect to each Mortgage Loan in such Mortgage Pool. The Master Servicing Fee and the Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Master Servicing Fee or Servicing Fee annual percentage, as applicable, set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee and Master Servicing Fee, the Company or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the applicable Pass-Through Rate and related Servicing Fee and Master Servicing Fee from the applicable Mortgage Interest Rate.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer's primary compensation for its servicing activities will come from the payment to it or its retention, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Servicing Fee for such Mortgage Loan. The Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the Servicing Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee, the Company or a Seller may retain as its

Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the related Servicing Fee, the Certificate Administrator Fee and the Remittance Rate from the applicable Mortgage Interest Rate.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Certificate Administrator's compensation for its administrative services will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Certificate Administrator Fee for such Mortgage Loan. The Certificate Administrator Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Certificate Administrator Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed, subject to any minimum fee as will be set forth in the applicable Prospectus Supplement.

    As principal payments are made on each Mortgage Loan, the outstanding principal balance of the Mortgage Loans will decline, and thus compensation to the Seller/Servicers and the Master Servicer, or to the Servicer and the Certificate Administrator with respect to Series of Certificates for which the Company will not act as Master Servicer, and any Retained Yield will decrease as the Mortgage Loans amortize (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement). Principal Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Seller/Servicers and the Master Servicer, or to the Servicer and the Certificate Administrator, as applicable, and any Retained Yield to decrease (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement).

    In addition to their primary compensation, the Seller/Servicers or the Servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors. The Seller/Servicers' or the Servicer's income from such charges will depend upon their origination and servicing policies.

    With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of the fees and disbursements of the Trustee, payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of obtaining or maintaining any Letter of Credit or Reserve Fund and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

    With respect to Series of Certificates as to which the Company will not act as Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will pay certain expenses incurred in connection with its activities as Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of maintaining any Letter of Credit or Reserve Fund. The Certificate Administrator will pay the fees and disbursements of the Trustee.

    As set forth in the preceding section, the Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans. Certificateholders of such Series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative coverages, or if coverage has been exhausted, Certificateholders of such Series will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of the Master Servicer's and the Seller/Servicer's expenses, or the Servicer's expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, the Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a damaged Mortgaged Property, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    Except as may be specified in the applicable Prospectus Supplement, each Pooling Agreement will provide that on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Cut-Off Date, one or more firms of independent public accountants will furnish statements to the Trustee to the effect that, in connection with such firm's examination of the financial statements of the Master Servicer or the Servicer, as applicable, as of the previous December 31, nothing came to such firm's attention that indicated that the Master Servicer or the Servicer, as applicable, was not in compliance with specified sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    Except as may be provided in the applicable Prospectus Supplement, each Pooling Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Master Servicer or the Servicer, as applicable, to the effect that, based on a review of the Master Servicer's or the Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Master Servicer or the Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE
  SERVICER, THE CERTIFICATE ADMINISTRATOR AND THE COMPANY

    Except as may otherwise be specified in the applicable Prospectus Supplement, the Pooling Agreement for each Series will provide that the Company may not resign from its obligations and duties thereunder as Master Servicer or Certificate Administrator, as applicable, or that the Servicer, where applicable, may not resign from its obligations and duties thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Company's master servicing obligations and duties, or, where applicable, the Servicer's obligations and duties, under such Pooling Agreement.

    The Pooling Agreement for each Series will provide that neither the Company nor the Master Servicer, or that, where applicable, neither the Servicer nor the Certificate Administrator, nor any director, officer, employee or agent of the Company, the Master Servicer, the Servicer and the Certificate Administrator (where applicable) (the "Indemnified Parties") will be under any liability to the Trust Fund or the Certificateholders or the Trustee, any Seller/Servicer or others for any action taken by any Indemnified Party, any Seller/Servicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Company, the Master Servicer, the Servicer nor the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement relating to each such Series will further provide that any Indemnified Party is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement for each such Series will provide that neither the Company nor the Master Servicer or, where applicable, neither the Servicer nor the Certificate Administrator, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Company or the Master Servicer or, where applicable, the Servicer or the Certificate Administrator, may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Company or the Master Servicer or, where applicable, the Servicer or the Certificate Administrator, will be entitled to be reimbursed therefor and to charge the Certificate Account.

    Any person into which the Master Servicer, the Servicer or the Certificate Administrator may be merged, converted or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer, the Servicer or the Certificate Administrator is a party, or any person succeeding to the business of the Master Servicer, the Servicer or the Certificate Administrator, will be the successor of the Master Servicer, the Servicer or the Certificate Administrator, respectively, under the Pooling Agreement.

EVENTS OF DEFAULT

    With respect to Series of Certificates as to which the Company will act as Master Servicer, events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to Certificateholders of any Class any required payment which continues unremedied for ten days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respects any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates for that Series or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations and
(iv) any failure of the Master Servicer to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Advance was to have been made. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will be the same failures by or conditions of the Servicer or the Certificate Administrator as will constitute Events of Default by the Master Servicer under the Pooling Agreement for each Series of Certificates for which the Company will act as Master Servicer, except that an Event of Default created by a failure of the Master Servicer to make a required deposit to the Certificate Account referred to in clause (i) of the immediately prior sentence will instead be the failure of the Servicer to make a required deposit to the Investment Account on the Withdrawal Date. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Trustee will, upon written notice to the Master Servicer, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under the Pooling Agreement and the Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Trustee will permit the Master Servicer to resume its rights and obligations as Master Servicer under the Pooling Agreement if the Master Servicer, within two Business Days following its suspension, remits to the Trustee the amount of any Advance the nonpayment of which was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Trustee will not be obligated to permit the Master Servicer to resume its rights and obligations as Master Servicer under the Pooling Agreement.

RIGHTS UPON EVENT OF DEFAULT

    As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, may terminate all of the rights and obligations of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and in and to the Trust Fund, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. In the event the Trustee acts as successor to the Master Servicer or the Servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Company, as initial Master Servicer, or with respect to a Series of Certificates as to which the Company will not act as Master Servicer, to the Servicer named in the applicable Prospectus Supplement or the Certificate Administrator, as applicable, under such Pooling Agreement. Subject to certain limitations, holders of Certificates for a Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in the Pooling Agreement for that Series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling Agreement.

    No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    The Pooling Agreement for each Series may be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, without the consent of any of the Certificateholders covered by such Pooling Agreement, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, including provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, and (iv) to correct the description of any property at any time included in the Trust Fund, or to assure conveyance to the Trustee of any property included in the Trust Fund. The Pooling Agreement for each Series may also be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, with the consent of the holders of Certificates for that Series evidencing interests aggregating not less than 66% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

    The Prospectus Supplement for a particular Series may describe other or different provisions concerning conditions to the amendment of the related Pooling Agreement.

LIST OF CERTIFICATEHOLDERS

    With respect to Series of Certificates as to which the Company will act as Master Servicer, upon written request of the Trustee, the Master Servicer will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series or Class as of the most recent Record Date for payment of distributions to Certificateholders of that Series or Class. Upon written request of three or more Certificateholders of record of such a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Master Servicer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Company, as Certificate Administrator, will provide the list of names and addresses of the Certificateholders described above in the same manner as so described.

TERMINATION

    The obligations created by the Pooling Agreement for each Series will terminate upon the occurrence of both (i) the later of the maturity or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of each Class, if any, of that Series of all amounts held on behalf of such Certificateholders and required to be paid to them pursuant to such Pooling Agreement. The Pooling Agreement for each Series will permit, but not require, the Company to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to the unpaid principal amount thereof or the Trust Fund's adjusted basis in the Mortgage Loans, as described in the related Prospectus Supplement, in either case together with interest at the applicable Mortgage Interest Rates (which will generally be passed through to Certificateholders at the applicable Pass-Through Rates). The exercise of such right will effect early retirement of the Certificates of such Series, but the Company's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage specified in the related Prospectus Supplement of the aggregate principal amount of the Mortgage Loans underlying the Certificates of such Series as of the Cut-Off Date. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the issue of the person named in such Pooling Agreement. For each Series, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

THE TRUSTEE

    The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates. The Trustee will have combined capital and surplus of not less than $50 million.

    The Trustee under each Pooling Agreement may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling Agreement or if the capital and surplus of the Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee for the related Series. The Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 50% of the aggregate undivided interests in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

             PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE
                 GUARANTY, HAZARD INSURANCE; CLAIMS THEREUNDER

    As set forth below, a Mortgage Loan may be required to be covered by a hazard insurance policy and either an FHA Insurance Policy, a VA Guaranty or a Primary Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the originator of the Mortgage Loan. The descriptions of any insurance coverage in this Prospectus or any Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.

PRIMARY INSURANCE

    Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan with a loan-to-value ratio at origination and at the Cut-Off Date greater than 80% will be covered by a Primary Insurance Policy providing insurance coverage against default on such Mortgage Loan, in general, of up to 25% of the principal balance of such Mortgage Loan with maintenance requirements in certain cases for the remaining term of such Mortgage Loan, but at least until the loan-to-value ratio drops to 80%. Conversely, Mortgage Loans with lower loan-to-value ratios (up to approximately 80%) may not be covered by any Primary Insurance Policies. Applicable state laws may in some instances limit the maximum coverage which may be obtained with respect to certain Mortgage Loans. Any such policy will be issued by a Qualified Insurer.

    While the terms and conditions of the Primary Insurance Policies will differ, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal balance of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) certain amounts expended by the insured but not approved by the insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

    The issuer of a Primary Insurance Policy will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

    As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property. If any Advance to be made (including expenses to be paid) by the Master Servicer as a condition for coverage of a loss by a Primary Insurance Policy is not so made by the Master Servicer because the such Advance has been determined to be nonrecoverable, then such loss will be allocated to the Certificateholders. See "Description of Certificates--Advances".

    For any Certificates offered hereunder, the Master Servicer will cause each Servicer to maintain, or with respect to a Series of Certificates as to which the Company will not act as Master Servicer, the

Servicer will maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-Off Date and the Company had knowledge of such Primary Insurance Policy. With respect to Series of Certificates as to which the Company will act as Master Servicer, in the event that the Master Servicer learns that a Mortgage Loan had a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement), then the Master Servicer is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. With respect to Series of Certificates as to which the Company will not act as Master Servicer, in the event the Servicer learns of the lack of a Primary Insurance Policy described in the preceding sentence, the Servicer shall notify the Trustee who shall require the Seller to obtain a Primary Insurance Policy, repurchase the Mortgage Loan or substitute a mortgage loan for the applicable Mortgage Loan. The Master Servicer or the Servicer, as applicable, will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless, in the event that such Series of Certificates was rated at the time of issuance, the replacement Primary Insurance Policy from such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the rating agency or agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such series of Certificates.

    Evidence of each Primary Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. With respect to Series of Certificates as to which the Company will act as Master Servicer, under the Selling and Servicing Contract each Seller/ Servicer, on behalf of itself, the Company, the Master Servicer, the Trustee and the Certificateholders, will be required to present claims to the insurer under any Primary Insurance Policy and take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by a Seller/Servicer under such Primary Insurance Policy shall be deposited in the Custodial Account for P&I maintained by such Seller/Servicer on behalf of the Company, the Master Servicer, the Trustee and the Certificateholders. The Master Servicer will agree to cause each Seller/Servicer not to cancel or refuse to renew any Primary Insurance Policy required to be kept in force by the Pooling Agreement. With respect to Series of Certificates as to which the Company will not act as Master Servicer, under the Pooling Agreement the Servicer will agree not to cancel or refuse to renew any Primary Insurance Policy and will be required to present claims to the insurer under any such Primary Insurance Policy, take steps to permit recovery under any such Primary Insurance Policy and deposit amounts collected thereunder in the Custodial Account for P&I to the same extent as a Seller/Servicer will be so required under a Selling and Servicing Contract.

    See "Description of Credit Enhancements--The Fraud Bond" for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Primary Insurance Policy.

FHA MORTGAGE INSURANCE

    The National Housing Act of 1934, as amended (the "Housing Act"), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by the United States Department of Housing and Urban Development ("HUD"), and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA MORTGAGE GUARANTY

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The loan-to-value ratios allowed for VA-guaranteed loans are set forth in the FNMA Seller's Guide. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

HAZARD INSURANCE

    Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will cause to be maintained for each Mortgage Loan (other than Cooperative Loans and Mortgage Loans secured by condominium apartments) that it services a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount not less than the maximum insurable value of the Mortgaged Property or the original principal balance of such Mortgage Loan, whichever is less. As set forth above, all amounts collected by the Master Servicer or a Seller/Servicer, or the Servicer, as applicable, under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller/Servicer's or the Servicer's normal servicing procedures) will be deposited in the Custodial Account for P&I. In the event that the Master Servicer or the Seller/Servicer, or the

Servicer, as applicable, maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer or the Seller/Servicer, or the Servicer, as applicable, will deposit in the Custodial Account for P&I or the Certificate Account all sums which would have been deposited therein but for such clause. The Master Servicer and each of the Seller/Servicers with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, are required to maintain a fidelity bond and errors and omissions policy with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in such form and amount as specified in the Servicing Contract or the Pooling Agreement, as applicable.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The Company may require Mortgaged Properties in certain locations to be covered by policies of earthquake insurance, to the extent it is reasonably available. When any improvement to a Mortgaged Property is located in a designated flood area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, and flood insurance is required and available, the Pooling Agreement requires the Master Servicer, through the Seller/Servicer responsible for servicing such Mortgage Loan, or the Servicer, as applicable, to cause the Mortgagor to acquire and maintain such insurance.

    The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Neither the Seller/Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will require that a hazard or flood insurance policy be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium apartment. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium apartment, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that the owner of a Mortgage Loan secured by a condominium apartment and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's condominium apartment or the related building could significantly reduce the value of the Mortgaged Property.

    Since the amount of hazard insurance the Master Servicer or the Seller/Servicers, or the Servicer, as applicable, will cause to be maintained on the Mortgaged Properties declines as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. See "Description of Credit Enhancements-- Special Hazard Insurance" for a description of the limited protection afforded by the Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, if any is obtained, against losses occasioned by certain hazards which are otherwise uninsured against, as well as against losses caused by the application of the clause described in the preceding paragraph.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

    To the extent provided in the applicable Prospectus Supplement, credit enhancement for each Series of Certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses (as defined below) or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Interest Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); (iv) incurred on defaulted Mortgage Loans as to which there was fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor in connection with such Mortgage Loans (any such loss, a "Fraud Loss"); and (v) attributable to shortfalls in the payment of amounts due to one or more Classes of Certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the Mortgagor ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

    As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"); (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond (any instrument, to the extent providing such coverage, a "Bankruptcy Instrument") and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond (any instrument, to the extent providing such coverage, a "Fraud Instrument"). In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more Classes of Certificates to provide credit support to one or more other Classes of Certificates.

    The amounts and types of credit enhancement arrangements as well as the provider thereof, if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other series of certificates issued by the Company or others.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

    The descriptions of any credit enhancement instruments included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.

MORTGAGE POOL INSURANCE

    A Mortgage Pool Insurance Policy may be obtained for a particular Series of Certificates. Any such policy will be obtained by the Company or the Servicer, as applicable, from a Qualified Insurer for the Mortgage Pool, covering loss by reason of the default in payments on any Mortgage Loans included therein that are not covered as to their entire outstanding principal balances by Primary Insurance, FHA Insurance or VA Guarantees. Each Mortgage Pool Insurance Policy will cover all or a portion of those Mortgage Loans in a Mortgage Pool in an amount to be specified in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The term "Mortgage Pool Insurance Policy" wherever used in this Prospectus or any Supplement shall refer to one or more such Mortgage Pool Insurance Policies as the context may require. The identity of the insurer or insurers and certain financial information with respect to the insurer or insurers for each Mortgage Pool will be contained in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The Trustee will be the named insured under any Mortgage Pool Insurance Policy. A Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon the satisfaction of certain conditions precedent described below.

    Any Mortgage Pool Insurance Policy will provide that no claim may be validly presented thereunder unless (i) hazard insurance on the property securing the defaulted Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (ii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date, (iii) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except permitted encumbrances. Assuming the satisfaction of these conditions, the insurer will have the option to either (i) purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of purchase, less the amount of any loss paid under a Primary Insurance Policy, if any, or (ii) pay the difference between the proceeds received from an approved sale of the property and the principal balance of the defaulted Mortgage Loan, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim, less the amount of such loss paid under a Primary Insurance Policy, if any. In each case, the insurer will reimburse the Master Servicer and the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, for certain expenses incurred by them.

    An endorsement (an "Advance Claims Endorsement") may be issued to any Mortgage Pool Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

    An endorsement may also be issued to any Mortgage Pool Insurance Policy which provides that the insurer will pay claims presented under the Mortgage Pool Insurance Policy although claims made against the applicable Primary Insurance Policy have not been settled due to the insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any Mortgage Pool Insurance Policy may be cancelled or reduced.

    The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid, less certain amounts realized by the insurer upon disposition of foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage thereunder will lapse and any further losses will be borne by Certificateholders. In addition, in such event, the Master Servicer or the Servicer, as applicable, will not be obligated (unless sufficient recoveries from other sources are expected) to make any further Advances, since such Advances would no longer be ultimately recoverable under the Mortgage Pool Insurance Policy. See "Description of Certificates--Advances".

    Since the property subject to a defaulted Mortgage Loan must be restored to its original condition prior to claiming against the insurer, no Mortgage Pool Insurance Policy will provide coverage against hazard losses. As set forth under "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder", the hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes, and even when the damage is covered, may afford recoveries which are significantly less than the full replacement of such losses. Further, any Special Hazard Insurance Policy which may be obtained does not cover all risks, and such coverage will be limited in amount. See "--Special Hazard Insurance" below. Certain hazard risks will, as a result, be uninsured against and will therefore be borne by Certificateholders.

    A Mortgage Pool Insurance Policy may include a provision permitting the insurer to purchase defaulted Mortgage Loans from the Trust.

    See "--The Fraud Bond" below for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer, the Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Mortgage Pool Insurance Policy.

SUBORDINATION

    If so specified in the applicable Prospectus Supplement, distributions with respect to scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Certificates of a Series (the "Subordinated Certificates") will instead be payable to holders of one or more other Classes of such Series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the applicable Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the applicable Prospectus Supplement. If the aggregate distribution with respect to delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

    In addition to or in lieu of the foregoing, if so specified in the applicable Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the "Reserve Account") established by the Trustee. If so specified in the applicable Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company, the Servicer or the Seller, as applicable, or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

    If specified in the applicable Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

    As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the applicable Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

THE FRAUD BOND

    Some or all of the Primary Insurance Policies covering Mortgage Loans in any Mortgage Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to Certificateholders against losses in the event that coverage relating to a Mortgage Loan which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable Prospectus Supplement, a Fraud Instrument may be obtained or established by the Company or the Servicer, as applicable, for the Mortgage Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable Prospectus Supplement or in the related Current Report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the Mortgage Pool, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Company or the Servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the Certificates will not be adversely affected thereby. The identity of the issuer of any Fraud Bond or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable Prospectus Supplement or related Current Report on Form 8-K.

    In addition, the Company understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Mortgage Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the Company with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Seller with respect to Series of Certificates as to which the Company will not act as Master Servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.

THE BANKRUPTCY BOND

    The Prospectus Supplement for certain Series may specify that the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, has undertaken to pay to the Trustee for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan which becomes unsecured pursuant to a proceeding under Chapter 7, 11 or 13 of the Federal Bankruptcy Code. If such obligation is undertaken, the Master Servicer or the Servicer, as applicable, will also agree to pay to the Trustee for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling Agreement. The Master Servicer or the Servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the Master Servicer's or the Servicer's obligation to make the payments described above, the Master Servicer or the Servicer, as applicable, will obtain or establish a Bankruptcy Instrument in an initial amount specified in the Prospectus Supplement or in the related Current Report on Form 8-K. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided that the then current ratings of the Certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby.

SPECIAL HAZARD INSURANCE

    A Special Hazard Insurance Instrument may be established or obtained by the Company or the Servicer, as applicable, for certain Series. Any Special Hazard Insurance Instrument will, subject to limitations described below, protect the holders of the Certificates evidencing such Mortgage Pool from (i) loss by reason of damage to properties subject to defaulted Mortgage Loans covered thereby caused by certain hazards (including earthquakes in some geographic areas, mud flows and floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage, and (ii) loss on such loans caused by reason of the application of the co-insurance clause typically contained in hazard insurance policies. The Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided the then current ratings of the Certificates are maintained, coverage under any Special Hazard Instrument may be cancelled or reduced. Any Special Hazard Insurance Policy will be issued by an insurance company licensed to transact a property and casualty insurance business in each state in which Mortgaged Properties covered thereby are located. The identity of the issuer of any Special Hazard Insurance Policy or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the related Prospectus Supplement. No Special Hazard Insurance Instrument will cover Extraordinary Losses.

    Subject to the foregoing limitations, the terms of any Special Hazard Insurance Instrument will provide generally that, where there has been damage to property securing a defaulted Mortgage Loan covered by such instrument and such damage is not fully covered by the hazard insurance policy maintained with respect to such property, the Special Hazard Insurance Instrument will pay either (i) the cost of repair of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of an approved sale of such property, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred in respect of such property, less any net proceeds upon the sale of such property. In either case, the amount paid under any Special Hazard Insurance Instrument will be reduced by the proceeds, if any, received under the hazard insurance policy maintained with respect to such property. It is expected that the Mortgage Pool Insurer, if any, will represent to the Master Servicer or the Servicer, as applicable, that restoration of the property securing a Mortgage Loan from the proceeds described under (i) above will satisfy the condition under any related Mortgage Pool Insurance Policy that the property securing a defaulted Mortgage Loan be restored before a claim under any such policy may be validly presented in respect of such Mortgage

Loan. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any Mortgage Pool Insurance Policy. Therefore, so long as any Mortgage Pool Insurance Policy for a Series of Certificates remains in effect, the decision to pay the cost of repair rather than to pay the unpaid principal balance of the related Mortgage Loan, plus accrued interest and certain expenses, will not affect the amount of the total insurance proceeds paid to the holders of the Certificates of that Series with respect to such Mortgage Loan, but will affect the amount of special hazard insurance coverage remaining under any Special Hazard Insurance Instrument and the coverage remaining under any Mortgage Pool Insurance Policy obtained for that Series.

LETTER OF CREDIT

    If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank or other entity (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

    The Letter of Credit may also provide for the payment of Advances which the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, would be obligated to make with respect to delinquent monthly payments.

RESERVE FUND

    If so specified in the related Prospectus Supplement, the Company, the Servicer or the Seller, as applicable, will deposit or cause to be deposited in a Reserve Fund cash or Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related Classes of Certificates, from Retained Yield, or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

    Amounts deposited in any Reserve Fund for a Series of Certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the Master Servicer or the Certificate Administrator, as applicable, or any other person named in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any amounts remaining in the Reserve Fund upon the termination of the Trust Fund will be returned to whomever deposited such amounts in the Reserve Fund.

CERTIFICATE INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, the Company or the Servicer may obtain one or more certificate insurance policies, issued by insurers acceptable to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more Classes of Certificates the payment of amounts due in accordance with the terms of such Class or Classes of Certificates, subject to such limitations and exceptions as are set forth in the applicable Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENTS; CLAIMS THEREUNDER
    AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

    For each Series of Certificates which will be covered by a Mortgage Pool Insurance Policy, or a Letter of Credit established in lieu of such policy (such coverage to be disclosed in the applicable Prospectus Supplement), the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will exercise its best reasonable efforts to keep such Mortgage Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling Agreement. Unless otherwise specified in the applicable Prospectus Supplement, the Master Servicer or the Servicer, as applicable, will agree to pay the premiums for any Mortgage Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (as defined in the Pooling Agreement), or the Letter of Credit Bank ceases to be acceptable to the agency or agencies, if any, rating the Series, the Master Servicer or the Servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Mortgage Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal to the then outstanding coverage of the Mortgage Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Mortgage Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a Series of Certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Mortgage Pool Insurance Policy or Letter of Credit for a Series which is rated by one or more rating agencies, or 100% of the premium rate or cost for such policy or letter of credit for a Series which is not so rated.

    In addition, the Master Servicer or the Servicer, as applicable, may substitute at any time a Mortgage Pool Insurance Policy or Letter of Credit for an existing Mortgage Pool Insurance Policy or Letter of Credit. In no event, however, may the Master Servicer or the Servicer, as applicable, provide a Letter of Credit in lieu of a Mortgage Pool Insurance Policy, or vice-versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the Certificates.

    Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will cause a Primary Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan it services with a loan-to-value ratio in excess of 80%; provided, however, that if the loan-to-value ratio of a Mortgage Loan based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable Prospectus Supplement. Each Seller/Servicer or the Servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments. See "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder--Primary Insurance" herein.

    For each Series of Certificates which will be covered by a Special Hazard Insurance Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will exercise its best reasonable efforts to keep such Special Hazard Insurance Instrument in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such Special Hazard Insurance Instrument has been replaced in accordance with the terms of the Pooling Agreement. So long as any applicable rating on a Series of Certificates will be maintained, the Master Servicer or the Servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. Unless otherwise specified in the applicable Prospectus Supplement, the Master Servicer or the Servicer, as applicable, will agree to pay the premium for any Special Hazard Insurance

Policy (or Letter of Credit obtained in lieu thereof) on a timely basis. Unless otherwise specified in the applicable Prospectus Supplement, any such policy will provide for a fixed premium rate on the declining balance of the Mortgage Loans. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the Master Servicer or the Servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the Master Servicer or the Servicer, as applicable, may obtain a Letter of Credit or establish a Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the Certificates will not be impaired.

    For each Series of Certificates which will be covered by a Fraud Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable Prospectus Supplement, unless coverage thereunder has been exhausted through the payment of claims. The Master Servicer or the Servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

    For each Series of Certificates or Class of Certificates which will be covered by a certificate insurance policy or a Letter of Credit or Reserve Fund (such coverage to be disclosed in the applicable Prospectus Supplement), the Master Servicer with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will exercise its best reasonable efforts to maintain and keep any such certificate insurance policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the Master Servicer or the Servicer, as applicable, will agree to pay the premium for any certificate insurance policy on a timely basis.

    The Master Servicer or the Seller/Servicers, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, FHA Insurance Policy, VA Guaranty, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted Mortgage Loans. With respect to any applicable Fraud Bond, Bankruptcy Bond or certificate insurance policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the Certificateholders. As set forth above, all collections by the Master Servicer or the Seller/Servicer, or the Servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Custodial Account for P&I, the Investment Account or the Certificate Account, subject to withdrawal as heretofore described.

    If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy (or Letter of Credit or Reserve Fund), as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, the Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servsicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to

Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

    If recovery under any Mortgage Pool Insurance Policy (or Letter of Credit established in lieu of such policy), Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is not available because the Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which the Company will not act as Master Servicer, has been unable to make the determinations described in the second preceding paragraph, or otherwise, the Seller/Servicer or the Servicer, as applicable, is, nevertheless, obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate (after deduction of the Retained Yield, if any, or a pro rata portion thereof as required by the applicable Pooling Agreement), Certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer and the Seller/Servicer, or the Servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling Agreement. In addition, and as set forth above, in the event that the Master Servicer or the Servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy or Letter of Credit or Reserve Fund, it will be entitled to receive from the Certificate Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the Certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer and the Seller/Servicers, or the Servicer, as applicable, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate. In addition, where property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Mortgage Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. In addition, with respect to certain Series of Certificates, if so provided in the applicable Prospectus Supplement, the Master Servicer or the Servicer, as applicable, may have the option to purchase from the Trust Fund any defaulted Mortgage Loan after a specified period of delinquency. If a defaulted Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer or the Servicer, as applicable, will be entitled to retain such gain as additional servicing compensation unless the applicable Prospectus Supplement provides otherwise. See "Description of Credit Enhancements".

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The Mortgages (other than the security agreements with respect to the Cooperative Loans) will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is usually the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties; the borrower-homeowner, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to a mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. In some cases, a mortgage will also contain a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary. For purposes of the following discussion, "mortgagor" shall, as appropriate, refer to a mortgagor or trustor and "lender" shall refer to a mortgagee or beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under "--Cooperative Loans".

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also include Cooperative Loans. Each promissory note (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon or grant a security interest in the cooperative shares and proprietary lease or occupancy agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

    Unless otherwise specified in the related Prospectus Supplement, all cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of a Mortgage Pool, the collateral securing any related Cooperative Loans.

    Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's PRO RATA share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

    In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction under
Section 216(a) of the Code for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

    Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of property.

    In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a nonjudicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by a lender. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

FORECLOSURE ON SHARES OF COOPERATIVES

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, maintenance and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also generally provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienors may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. As a practical matter, the lender may therefore be forced to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON
  LENDERS

    Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a lender under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

    In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

    The standard forms of note, mortgage and deed of trust used by lenders generally contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") purports to pre-empt state statutory and case law that prohibits the enforcement of "due-on-sale" clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of less than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, if such existing loan bears an interest rate below the current market rate, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board (now the Office of Thrift Supervision) has issued regulations governing the implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges prior to origination on mortgage loans covered by Title V.

    Under the Company's mortgage purchase program, each Lender is required to represent and warrant to the Company that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Lenders, the Company will make a similar representation and warranty in the Pooling Agreement for each Series to the Trustee for the benefit of Certificateholders. See "Description of Certificates-- Representations and Warranties".

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including adjustable-rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property.

    In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all "responsible parties", including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of a mortgaged property, so that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United State Court of Appeals for the Eleventh Circuit suggested, in UNITED STATES V. FLEET FACTORS CORP., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the FLEET FACTORS decision.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders or, alternatively, may not impose liability on lenders at all.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans and other benefit plans or arrangements which are subject to ERISA or Section 4975 of the Code ("Plans") and on those persons who are fiduciaries with respect to Plans or otherwise responsible for the investment of "plan assets" of Plans ("Plan Assets"). In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable state law and, in the case of any such plan which is qualified under Section 401(a) of the Code, the restrictions imposed under
Section 503 of the Code.

    In addition to imposing general fiduciary standards, ERISA prohibits a broad range of transactions involving Plan Assets and certain persons ("Parties in Interest") who have certain specified relationships to the Plan under Section 406 of ERISA, and taxes any such transaction under Section 4975 of the Code, unless an exemption applies. If the assets of a Mortgage Pool are treated for purposes of ERISA and Section 4975 of the Code as Plans or other entities holding Plan Assets with respect to Plans, collective investment funds, insurance company general or separate accounts (collectively, "Plan Asset Investors") that purchase or hold Certificates of the applicable Series, an investment in Certificates by any such Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

PLAN ASSETS REGULATION

    The United States Department of Labor ("DOL") has issued a final regulation (the "Regulation") under which the assets of an entity in which a Plan Asset Investor makes an equity investment will be treated as Plan Assets in certain circumstances. Unless the Regulation provides an exemption from this "plan asset" treatment, and if an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Mortgage Pool will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as Plan Assets with respect to each Plan which becomes a Certificateholder of the applicable Series.

    The Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), is held by "benefit plan investors" (I.E., Plans, governmental, foreign and other employee benefit plans not subject to ERISA and entities holding Plan Assets). Because the availability of this exemption with respect to any Mortgage Pool depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance as to whether any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

    Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plan Asset Investors, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. If the general conditions (described below) of PTCE 83-1 are satisfied, an investment by a Plan in Certificates (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan Asset transactions involving Parties in Interest who are not fiduciaries) if the Certificates are purchased at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA (relating generally to Plan Asset transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, the Plan Asset Investor pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, no sales commission is paid to the Company as Mortgage Pool sponsor, the Plan Asset Investor does not purchase more than 25% of the Certificates of the applicable Series, and at least 50% of the Certificates of that Series is purchased by persons independent of the Company, the Trustee and the Insurer, as applicable.

    PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

    Unless otherwise specified in the applicable Prospectus Supplement, the Trustee for each Series will be unaffiliated with the Company, and the first general condition of PTCE 83-1 will be satisfied for each such Series. With respect to the second general condition of PTCE 83-1, the Company intends to use its best efforts to establish for each Series of Certificates an insurance, indemnification, subordination or other method of credit support which will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. See "Description of Credit Enhancements". The amount, method and description of the credit support method applicable to a Series of Certificates will be set forth in the related Prospectus Supplement. With respect to the third general condition of PTCE 83-1, the Company intends to use its best efforts to establish for each Series a compensation method which will produce for the Company total compensation which will not exceed adequate consideration for forming the Mortgage Pool, selling the Certificates and serving as Master Servicer of the Mortgage Pool. However, the Company does not guarantee that its credit support and compensation methods will be sufficient to meet the second and third general conditions (described above) with respect to any Series.

    As indicated in the two preceding paragraphs, the continued maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments, is one of the three general conditions that must be satisfied for any transaction involving a Mortgage Pool to remain eligible for exemption by PTCE 83-1 from the prohibited transaction rules of ERISA and Section 4975 of the Code. If the credit support method established for any Series is cancelled or terminated, or if the credit support is reduced to such an extent that its coverage amount is less than the greater of (a) 1% of the aggregate unpaid principal balance of the Mortgage Loans or (b) the unpaid principal balance of the largest single Mortgage Loan (see "Description of Credit Enhancements"), then the Mortgage Pool relating to that Series may no longer satisfy the general conditions of PTCE 83-1. In such event, the exemption from the prohibited transaction rules afforded by PTCE 83-1 may no longer be available.

    One or more Series of Certificates may be offered to Plan Asset Investors through a forward delivery commitment contract, which is a contract for the purchase of Certificates to be delivered at an agreed future settlement date. PTCE 83-1 permits the sale of Certificates to a Plan Asset Investor pursuant to such a contract, provided that the forward delivery commitment is expressly approved by a fiduciary who is independent of the Company, the Trustee, the Insurer (if any) and their respective affiliates, and who has the authority to manage and control the Plan Assets being committed for investment in the Certificates.

    PTCE 83-1 will not provide exemptive relief with respect to a Series of Certificates evidencing interests in Trust Funds that include Cooperative Loans. If a Series of Certificates is subdivided into two or more Classes which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if any Class of Certificates is entitled to pass-through payments of principal (but no or only nominal interest) or interest (but no or only nominal principal), PTCE 83-1 will not exempt holders of that Class of Certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code.

OTHER EXEMPTIONS

    If for any reason PTCE 83-1 does not provide an exemption for a particular Certificateholder who is a Plan Asset Investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, I.E., PTCE 96-23 (Class Exemptions for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Asset Investor or, even if it were to apply, that the exemption would apply to all transactions involving the Mortgage Pool. In addition, the underwriter with respect to a particular Series may be the recipient of a final prohibited transaction exemption which, if so specified in the applicable Prospectus Supplement, may accord a Plan Asset Investor protection from violations of the prohibited transaction rules of ERISA and Section 4975 of the Code if the Plan Asset Investor satisfies the conditions described in the applicable Prospectus Supplement.

GENERAL CONSIDERATIONS

    In summary, the Company, the Trustee, the Servicer, any insurer, the obligor under any other credit enhancement instrument, any Seller/Servicer, any underwriter for any Series of Certificates, as applicable, and their respective affiliates might be considered or might become Parties in Interest with respect to a Plan Asset Investor. In that event, the acquisition or holding of Certificates of the applicable Series or Class by or on behalf of such Plan Asset Investor might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless PTCE 83-1 or another exemption is available. Accordingly, before a Plan Asset Investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan Asset Investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether adequate protection is accorded by any prohibited transaction exemption issued to the underwriter with respect to the applicable Series, as described in the applicable Prospectus Supplement; (c) whether any other prohibited transaction class exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Mortgage Pool. The Plan Asset Investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA and Section 4975 of the Code to any Series or Class of Certificates.

    ANY PLAN ASSET INVESTOR THAT PROPOSES TO USE PLAN ASSETS TO PURCHASE CERTIFICATES SHOULD CONSULT WITH ITS OWN COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE ACQUISITION AND OWNERSHIP OF CERTIFICATES.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules and does not address the tax consequences of persons holding Certificates as part of a hedge or hedging transaction. Further, the authorities on which this discussion is based are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

    The following discussion addresses certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") as to which the Master Servicer will cause to elect treatment as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G ("REMIC Provisions") of the Code. Under the REMIC Provisions, REMICs may issue "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate".

    The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

  A. CLASSIFICATION OF REMIC TRUST FUNDS

    With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe, special counsel to the Company, will deliver their opinion generally to the effect that, assuming (i) a REMIC election is made timely in the required form, (ii) the Master Servicer complies with all provisions of the related Pooling Agreement, (iii) certain representations set forth in the Pooling Agreement are true, and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, the related REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

    Holders of REMIC Certificates should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However, with respect to taxable years of a Certificateholder beginning after December 31, 1986, (i) REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ("Assets") would be so treated; (ii) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the
Assets would be treated as "loans.......secured by an interest in real property"
within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C); and (iii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in

Code Section 856(c)(6)(B)). See, in this regard, "--Characterization of Investments in Trust Certificates--Buydown Mortgage Loans", below. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any reserve account in assets not so qualifying would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Sections 593(d) and 856(c)(5)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(c)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The applicable Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-Off Date. REMIC Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of
Section 860G(a)(3)(C) or Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" for purposes of Code Section 860D(a)(4).

  C. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   1. ORIGINAL ISSUE DISCOUNT

    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Company will report annually (or more often if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "--Reporting and Other Administrative Matters of REMICS" below.

    Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under
Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. Unless otherwise specified in the applicable Prospectus Supplement, the Company will use a percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified in the applicable Prospectus Supplement) in reporting original issue discount that is consistent with this standard. However, the Company does not make any representation that the Mortgage Loans will in fact prepay at that percentage of the Basic Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified therein) to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

    The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that Class are first sold to the public (excluding bond houses and brokers).

    If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a Certificateholder.

    The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of "actively traded" personal property, (iv) a combination of rates described in
(i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "--Variable Rate Certificates". REMIC Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest", but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

    Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the DE MINIMIS rule if the greater of the deferred or foregone interest or the other original issue discount is less than such DE MINIMIS amount.

    The OID Regulations generally would treat DE MINIMIS original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium".

    Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

    VARIABLE RATE CERTIFICATES. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Company intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury Regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   2. MARKET DISCOUNT AND PREMIUM

    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") of such REMIC Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

    A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    Under a statutory DE MINIMIS exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar DE MINIMIS rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is DE MINIMIS. It appears that DE MINIMIS market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Taxation of Holders of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount DE MINIMIS exception have not been issued in proposed or temporary form, and the precise treatment of DE MINIMIS market discount on obligations payable in more than one installment therefore remains uncertain.

    The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a DE MINIMIS amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than DE MINIMIS market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

   3. REALIZED LOSSES

    Under Code Section 166, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as a result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Code Section 166 until such holder's Certificate becomes wholly worthless (I.E., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate without regard to any reduction in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  D. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   1. GENERAL

    An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "--Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   2. TAXABLE INCOME OR NET LOSS OF THE REMIC TRUST FUND

    The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium") over its fair market value at the time of their transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Company intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Company, it will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers, if any. (See, however, "--Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

   3. BASIS RULES AND DISTRIBUTIONS

    Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "--Sales of REMIC Certificates", below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (See "--Taxation of Owners of REMIC Residual Certificates--Daily Portions", above) and decreased by distributions and by net losses taken into account with respect to such interest.

    A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

    The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate (See "--Sales of REMIC Certificates", below). The residual holder does, however, receive reduced taxable income over the life of the REMIC, because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

   4. EXCESS INCLUSIONS

    Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate"

(generally, an average of current yields on Treasury securities of comparable maturity) (the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

    For Residual Owners, other than thrift institutions described in Code
Section 593, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "--Foreign Investors in REMIC Certificates".

    Provisions enacted by the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act") cause the above-described exception for thrift institutions generally to apply only to those residual interests held and deductions, losses and loss carryovers incurred directly by such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or certain wholly owned direct subsidiaries of such institutions formed and operated exclusively in connection with the organization and operation of one or more REMICs. The REMIC Regulations further limit this exception to residual interests having "significant value". In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have "significant value", would treat as excess inclusions with respect to such REMIC Residual Certificates the entire daily portion of taxable income for such REMIC Residual Certificates. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

   5. NONECONOMIC REMIC RESIDUAL CERTIFICATES

    Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

   6. TAX-EXEMPT INVESTORS

    Generally, tax exempt organizations that are not subject to Federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the 1988 Act. Under provisions of the Pooling Agreement, such organizations generally are prohibited from owning Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See "--Sales of REMIC Certificates".

   7. REAL ESTATE INVESTMENT TRUSTS

    If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code sections 856 (f) and 856 (j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

   8. MARK-TO-MARKET RULES

    On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

  E. SALES OF REMIC CERTIFICATES

    If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions", above. Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Code currently provides for a top marginal tax rate on ordinary income of 39.6% for individuals while maintaining a maximum marginal rate for the long-term capital gains of individuals at 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    The recently enacted Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") revised the rules for deducting interest on indebtedness allocable to property held for investment. Generally, deductions for such interest are limited to a taxpayer's net investment income for each taxable year. As amended by the Budget Act, net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

    If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

    The 1988 Act makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the applicable Federal rate) with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

    In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalities of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Legislation presently pending before the United States Congress, the Tax Simplification and Technical Corrections Bill of 1993 (the "Simplification Act"), would apply this tax on an annual basis to "large partnerships". Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act would not limit application of the tax to excess inclusions allocable to disqualified organizations, and in fact would apply the tax to large partnerships having no disqualified organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

  F. PASS-THROUGH OF SERVICING FEES

    The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Company and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisors regarding the advisability of an investment in such Certificates.

    A "single-class REMIC" is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Company intends to treat a REMIC Mortgage Pool as other than a "single-class REMIC", consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

  G. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

    The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "start-up day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

  H. TERMINATION OF A REMIC TRUST FUND

    In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

  I. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC Regular Certificates to whom information reporting generally applies, certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a DE MINIMIS discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

    The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

    The responsibility for complying with the foregoing reporting rules will be borne by the Company.

    For purposes of the administrative provisions of the Code, REMIC Mortgage Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. Unless otherwise stated in the applicable Prospectus Supplement, the Company will file federal income tax information returns on behalf of the related REMIC Mortgage Pool, and will be designated as agent for, and will act on behalf of the "tax matters person" with respect to the REMIC Mortgage Pool in all respects.

    As agent for the tax matters person, the Company will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

  J. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

    Payments of interest and principal on REMIC Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  K. FOREIGN INVESTORS IN REMIC CERTIFICATES

   1. REMIC REGULAR CERTIFICATES

    Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

    "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates of a particular Series of Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

   2. REMIC RESIDUAL CERTIFICATES

    Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".

    Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

  L. STATE AND LOCAL TAXATION

    Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in nonconforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

                            METHODS OF DISTRIBUTION

    Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Mortgage Pool) through any of the following methods:

        1. By negotiated firm commitment underwriting and public reoffering by underwriters;

        2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

        3.  By placement directly by the Company with institutional investors.

    A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Company, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Company and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

    If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

                        TRANSFERABILITY OF CERTIFICATES

    The Company anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act, in connection with reoffers and sales by them of Certificates. Certain purchasers will be required to give the Company prior notice of their intention to resell their Certificates, and to represent to the Company that they will observe certain prospectus delivery and anti-manipulative requirements of the Act and the Securities Exchange Act of 1934, as amended. The Company will charge any Certificateholder requesting amended or updated Prospectuses or Prospectus Supplements all expenses incurred by the Company for preparation and delivery of such documents. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or resale.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe, San Francisco, California.

                             FINANCIAL INFORMATION

    The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Company will be provided, upon request, with a copy of the consolidated balance sheet of the Company as of December 31, 1994 or the end of its last fiscal year, whichever is later, and a copy of the most recent statement of earnings of the Company. Such requests should be directed to PNC Mortgage Securities Corp., Controller's Department, 75 North Fairway Drive, Vernon Hills, Illinois 60061.

                             ADDITIONAL INFORMATION

    This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                    GLOSSARY

    Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                                                    PAGE
                                                    -----
Act............................................          79
Advance Claims Endorsement.....................          45
Advances.......................................          13
AFR............................................          72
Agency Certificates............................           7
Bankruptcy Bond................................           6
Bankruptcy Instrument..........................          44
Bankruptcy Loss................................          44
Basic Prepayment Assumption....................          17
BPA............................................          17
Buydown Fund...................................          12
Buydown Loans..................................           5
CERCLA.........................................          59
Certificate Account............................          28
Certificate Administrator......................           4
Certificate Administrator Fee..................          13
Certificates...................................           1
Class..........................................           1
Code...........................................          38
Commission.....................................          12
Company........................................           1
Compensating Interest..........................          16
Conversion Fee.................................          14
Cooperative....................................          10
Cooperative Loan...............................           1
Cooperative Note...............................          10
Curtailment....................................          16
Custodial Account for P&I......................          26
Cut-Off Date...................................           8
Defaulted Mortgage Loss........................          44
Determination Date.............................          31
Distribution Date..............................           4
Distribution Period............................          30
DOL............................................          60
Eligible Investments...........................           8
ERISA..........................................           8
Extraordinary Losses...........................          44
FDIC...........................................          17
FHA............................................          11
FHA Approved Mortgagees........................          17
FHA Insurance Policies.........................          11
FHLMC..........................................           7
FHLMC Approved Mortgagees......................          18
FNMA...........................................           7
FNMA Approved Mortgagees.......................          17
Fraud Bond.....................................           6
Fraud Instrument...............................          44
Fraud Loss.....................................          44
Garn-St. Germain Act...........................          57
GNMA...........................................           7
Indemnified Parties............................          36
Insurance Proceeds.............................          26
Investment Account.............................          27
Investment Period..............................          27
IRS............................................          64
Lenders........................................          18
Letter of Credit...............................           6
Letter of Credit Bank..........................          49

                                                    PAGE
                                                    -----
Liquidation Proceeds...........................          26
Loss...........................................          40
Master Servicer................................           4
Master Servicing Fee...........................          12
Mortgaged Properties...........................          10
Mortgage Loans.................................           1
Mortgage Notes.................................          10
Mortgage Pool..................................           1
Mortgage Pool Insurance Policy.................           6
Mortgages......................................          10
Mortgagor......................................           6
Net Rate.......................................          25
1988 Act.......................................          72
Non-U.S. Person................................          77
OID Regulations................................          62
Parties in Interest............................          60
Paying Agent...................................          21
Payoff.........................................          15
Plans..........................................          60
Pooling Agreement..............................          13
Prepayment Assumption..........................          65
Primary Insurance Policy.......................           6
Principal Prepayment...........................          17
Private Certificates...........................           7
PTCE 83-1......................................          60
Record Date....................................          21
Regulation.....................................          60
Relief Act.....................................          58
REMIC..........................................           1
REMIC Certificates.............................          63
REMIC Mortgage Pool............................          63
REMIC Provisions...............................          63
REMIC Regulations..............................          63
Remittance Rate................................           1
Reserve Account................................          47
Reserve Fund...................................           6
Residual Owner.................................          70
Retained Yield.................................          25
Sellers........................................           4
Seller/Servicers...............................           4
Selling and Servicing Contracts................          20
Senior Certificates............................          46
Series.........................................           1
Servicer.......................................           4
Servicing Contracts............................          12
Servicing Fee..................................          13
Special Hazard Instrument......................          44
Special Hazard Insurance Policy................           6
Special Hazard Loss............................          44
Title V........................................          58
Title VIII.....................................          48
Trustee........................................          13
Trust Fund.....................................           1
UCC............................................          56
VA.............................................          11
VA Guaranties..................................          11
VA Loans.......................................          11
Withdrawal Date................................          27

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  PNC MORTGAGE
                                SECURITIES CORP.

                         DEPOSITOR AND MASTER SERVICER

                                    MORTGAGE
                           PASS-THROUGH CERTIFICATES

                                 SERIES 1997-6
                                   CLASS I-A

                                   CLASS II-A

                                  $695,684,820
                                 (APPROXIMATE)

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              GOLDMAN, SACHS & CO.

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                           PNC CAPITAL MARKETS, INC.

                               SEPTEMBER 18, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------